As filed with the Securities and Exchange Commission on April 18, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xcel Energy Inc.	Northern States Power Company	Northern States Power Company	Public Service Company of Colorado	Southwestern Public Service Company
(Exact name of registrant as specified in its charter)

Minnesota	Minnesota	Wisconsin	Colorado	New Mexico
(State or other jurisdiction of incorporation or organization)

41-0448030	41-1967505	39-0508315	84-0296600	75-0575400
(I.R.S. Employer Identification Number)

414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	1414 W. Hamilton Avenue Eau Claire, Wisconsin 54701 (715) 839-2625	1800 Larimer Street, Suite 1100 Denver, Colorado 80202 (303) 571-7511	790 South Buchanan Street Amarillo, Texas 79101 (303) 571-7511
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott M. Wilensky

Executive Vice President and General Counsel

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copy to:

Robert J. Joseph

Jones Day

77 West Wacker Drive

Chicago, Illinois 60601

(312) 782-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Xcel Energy Inc.	Large accelerated filer	☒	Accelerated filer	☐
	Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company Emerging growth company	☐ ☐

Northern States Power Company (a Minnesota corporation)	Large accelerated filer Non-accelerated filer (Do not check if a smaller reporting company)	☐ ☒	Accelerated filer Smaller reporting company Emerging growth company	☐ ☐ ☐

Northern States Power Company (a Wisconsin corporation)	Large accelerated filer Non-accelerated filer	☐ ☒	Accelerated filer Smaller reporting company	☐ ☐
	(Do not check if a smaller reporting company)		Emerging growth company	☐

Public Service Company of Colorado	Large accelerated filer Non-accelerated filer (Do not check if a smaller reporting company)	☐ ☒	Accelerated filer Smaller reporting company Emerging growth company	☐ ☐ ☐

Southwestern Public Service Company	Large accelerated filer Non-accelerated filer (Do not check if a smaller reporting company)	☐ ☒	Accelerated filer Smaller reporting company Emerging growth company	☐ ☐ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering	Amount of registration fee(1)

Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities, Common Stock (par value $2.50 per share), Preferred Stock (par value $100.00 per share), Depositary Shares, Warrants, Rights, Purchase Contracts and Units of Xcel Energy Inc.

First Mortgage Bonds and Senior Unsecured Debt Securities of Northern States Power Company (a Minnesota corporation)
First Mortgage Bonds and Senior Unsecured Debt Securities of Northern States Power Company (a Wisconsin corporation)
First Mortgage Bonds and Senior Unsecured Debt Securities of Public Service Company of Colorado
First Mortgage Bonds and Senior Unsecured Debt Securities of Southwestern Public Service Company
Total(1)

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The securities registered also include such unspecified amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such debt securities. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

Explanatory Note

This registration statement contains five (5) separate prospectuses:

1. The first prospectus relates to the offering by Xcel Energy Inc. of its senior debt securities, subordinated debt securities, junior subordinated debt securities, common stock, preferred stock, depositary shares, warrants, rights, purchase contracts and units.

2. The second prospectus relates to the offering by Northern States Power Company (a Minnesota corporation), a wholly owned subsidiary of Xcel Energy Inc., of its first mortgage bonds and senior unsecured debt securities.

3. The third prospectus relates to the offering by Northern States Power Company (a Wisconsin corporation), a wholly owned subsidiary of Xcel Energy Inc., of its first mortgage bonds and senior unsecured debt securities.

4. The fourth prospectus relates to the offering by Public Service Company of Colorado, a wholly owned subsidiary of Xcel Energy Inc., of its first mortgage bonds and senior unsecured debt securities.

5. The fifth prospectus relates to the offering by Southwestern Public Service Company, a wholly owned subsidiary of Xcel Energy Inc., of its first mortgage bonds and senior unsecured debt securities.

This combined registration statement is separately filed by Xcel Energy Inc., Northern States Power Company, a Minnesota corporation, Northern States Power Company, a Wisconsin corporation, Public Service Company of Colorado and Southwestern Public Service Company. The registration statement of each of the respective registrants consists of the registrant’s prospectus (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. Each registrant makes no representation as to, nor takes any responsibility for, the information relating to the other registrants set forth herein or incorporated herein by reference.

PROSPECTUS

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities listed above and described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock trades on the Nasdaq Stock Market LLC under the symbol “XEL.”

You should carefully consider the risk factors set forth in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission before making any decision to invest in any of the securities described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2018.

ABOUT THIS PROSPECTUS

This document is called a “prospectus” and it provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with the prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. By using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: senior debt securities, subordinated debt securities, or junior subordinated debt securities, each of which may be convertible into our common stock, common stock, preferred stock, depositary shares, warrants, rights, purchase contracts and units. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the caption “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offering or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, the applicable prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and applicable prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Xcel Energy,” “we,” “us,” “our,” and “the Company” or similar terms refer to Xcel Energy Inc.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2017 and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of the prospectus until we sell all of the securities (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

Our common stock is described under “Description of Common Stock” included herein.

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn: Corporate Secretary

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, MN 55401

(612) 330-5500

ii

OUR COMPANY

We are a public utility holding company with four utility subsidiaries: (i) Northern States Power Company, a Minnesota corporation, which provides electric utility service to approximately 1.5 million customers in Minnesota, North Dakota and South Dakota and natural gas utility service to approximately 0.5 million customers in Minnesota and North Dakota; (ii) Northern States Power Company, a Wisconsin corporation, which provides electric utility service to approximately 259,000 customers and natural gas utility service to approximately 114,000 customers in northwestern Wisconsin and the western portion of the Upper Peninsula of Michigan; (iii) Public Service Company of Colorado, a Colorado corporation, which provides electric utility service to approximately 1.5 million customers and natural gas utility service to approximately 1.4 million customers in Colorado; and (iv) Southwestern Public Service Company, a New Mexico corporation, which provides electric utility service to approximately 390,000 retail customers in Texas and New Mexico.

We were incorporated in 1909 under the laws of Minnesota. Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, and our telephone number at that location is (612) 330-5500. Our web site is www.xcelenergy.com. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our web site is to be considered as part of this prospectus.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to add the net proceeds from the sale of the securities described in this prospectus to our general funds and use those proceeds for general corporate purposes, which may include the funding of our operating units and subsidiaries, the repayment of indebtedness, working capital, capital expenditures and acquisitions. The specific allocation of the proceeds of a particular series of the securities will be described in the prospectus supplement.

RATIO OF CONSOLIDATED EARNINGS TO CONSOLIDATED FIXED CHARGES AND RATIO OF

EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of our consolidated earnings to consolidated fixed charges for the periods indicated. As of the date of this prospectus, we have no preferred stock outstanding and accordingly, the ratio of consolidated earnings to combined fixed charges and preferred stock dividends is equal to the ratio of consolidated earnings to consolidated fixed charges and is not disclosed separately.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of consolidated earnings to consolidated fixed charges	3.3	3.3	3.2	3.3	3.1

For purposes of computing the ratio of consolidated earnings to consolidated fixed charges, (1) earnings consist of pre-tax income from continuing operations before adjustment for income or loss from equity investees plus fixed charges and distributed income of equity investees; and (2) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

DESCRIPTION OF SENIOR DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the senior debt securities (referred to herein as “senior debt securities”) may be issued. These summaries are not complete. The indenture and the form of the supplemental indenture applicable to the senior debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of senior indebtedness under the senior indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other senior indebtedness not under this registration statement.

The senior debt securities will be represented either by global senior debt securities registered in the name of The Depository Trust Company, or “DTC,” as depository, or “Depository,” or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The senior debt securities will be issued in one or more new series under an indenture dated as of December 1, 2000 between us and Wells Fargo Bank, National Association, as trustee (the “Senior Debt Trustee”). This indenture, as previously supplemented by supplemental indentures and as may be supplemented by a new supplemental indenture for additional series of debt securities, is referred to in this prospectus as the “Senior Indenture.” As of December 31, 2017, there were seven series of senior debt securities in an aggregate principal amount of $2.9 billion outstanding under the Senior Indenture.

The holders of the outstanding senior debt securities do not, and, unless the supplemental indenture that describes a particular series of senior debt securities provides otherwise with respect to that series, the holders of any senior debt securities offered by this prospectus will not, have the right to require us to repurchase the senior debt securities if we become involved in a highly leveraged or change in control transaction. The Senior Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The senior debt securities will be our unsecured and unsubordinated obligations. The senior debt securities will rank on a parity in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and will rank senior to any of our subordinated indebtedness. As of December 31, 2017, we have no junior subordinated debt outstanding and our aggregate unsecured and unsubordinated indebtedness was approximately $2.9 billion. The senior debt securities will be subordinated to any of our secured indebtedness, as to the assets securing such indebtedness. As of December 31, 2017, we had no secured indebtedness.

In addition, the senior debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the senior debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the senior debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2017, our subsidiaries had approximately $27.7 billion of indebtedness and other liabilities outstanding.

The amount of securities that we may issue under the Senior Indenture is not limited. We are not required to issue all senior debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional senior debt securities of that series without the consent of the holders of the senior debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the senior debt securities and other securities described in this prospectus.

When we offer to sell a particular series of senior debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of senior debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the date on which the senior debt securities of that series will mature;

•	any redemption terms;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants; and

•	other specific terms applicable to the senior debt securities of that series.

Any special U.S. federal income tax considerations applicable to senior debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any senior debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of senior debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the senior debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Registration, Transfer and Exchange

Senior debt securities of any series may be exchanged for other senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Senior Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, senior debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Senior Debt Trustee maintained for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Any transfer or exchange will be effected if the senior debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Senior Debt Trustee and duly executed by the holder of the senior debt security as described in the Senior Indenture. (Section 2.6 of the Senior Indenture).

The Senior Debt Trustee will not be required to exchange or register a transfer of any senior debt securities of a series selected, called or being called for redemption except, in the case of any senior debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Senior Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on senior debt securities issued in the form of global senior debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on senior debt securities that are in the form of certificated senior debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the senior debt securities maintained by the Senior Debt Trustee; however, a holder of $10,000,000 or more senior debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Senior Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Senior Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on senior debt securities in the form of certificated senior debt securities will be payable in immediately available funds at the office of the Senior Debt Trustee. (Section 2.12 of the Senior Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any senior debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that senior debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Senior Indenture).

Events of Default and Remedies

The following constitute events of default under the Senior Indenture:

•	default in the payment of principal and premium, if any, on any security issued under the Senior Indenture when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security issued under the Senior Indenture when due and continuance of that default for 30 days;

•	default in the performance or breach of our other covenants or warranties in the securities or in the Senior Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Senior Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Senior Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing, either the Senior Debt Trustee or the holders of a majority in principal amount of the outstanding senior debt securities may declare the principal amount of all senior debt securities to be due and payable immediately. At any time after an acceleration of the securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the securities has been obtained, if we pay or deposit with the Senior Debt Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities. (Section 7.1 of the Senior Indenture).

Indemnification of Senior Debt Trustee. The Senior Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Senior Debt Trustee. (Section 8.2 of the Senior Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Debt Trustee, or of exercising any trust or power conferred on the Senior Debt Trustee, relating to the securities. However, the Senior Debt Trustee may refuse to follow any direction that conflicts with law or the Senior Indenture or would expose the Senior Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Senior Indenture).

Limitation on Rights to Institute Proceedings. No holder of the senior debt securities of a series will have any right to pursue a remedy under the Senior Indenture, unless:

•	the holder has previously given the Senior Debt Trustee written notice of a continuing event of default on the series;

•	the holders of at least a majority in principal amount of the outstanding securities affected by such event of default have made written request, and the holder or holders have offered indemnity satisfactory to the Senior Debt Trustee to pursue the remedy; and

•	the Senior Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Senior Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Senior Indenture, the holder of any senior debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that senior debt security when due, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Senior Indenture).

Notice of Default. The Senior Debt Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the senior debt securities, or a default in the payment of any sinking or purchase fund installments, the Senior Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders to do so. (Section 7.8 of the Senior Indenture). We are required to deliver to the Senior Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Senior Indenture. (Section 5.5 of the Senior Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Senior Debt Trustee may modify and amend the Senior Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Senior Indenture;

•	changing or eliminating any of the provisions of the Senior Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Senior Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Senior Indenture and in the securities;

•	granting to or conferring upon the Senior Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Senior Debt Trustee to comply with any duties imposed upon it by law;

•	specifying further the duties and responsibilities of the Senior Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Senior Debt Trustee, authenticating agent and paying agent;

•	adding to our covenants for the benefit of the holders of the securities or surrendering a right given to us in the Senior Indenture;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Senior Debt Trustee or the holders of the securities.

(Section 12.1 of the Senior Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Senior Indenture; or

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default.

(Section 12.2 of the Senior Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities.

Conversion Rights

Any supplemental indenture establishing a series of senior debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which senior debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Defeasance and Discharge

We may be discharged from all obligations relating to the senior debt securities and the Senior Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Senior Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Senior Debt Trustee an opinion of counsel that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Senior Indenture. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the senior debt securities and our obligations under the senior debt securities. (Section 4.1 of the Senior Indenture).

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Senior Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Senior Indenture with the same effect as if the successor corporation had been named as us in the Senior Indenture and we will be released from all obligations under the Senior Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Senior Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Senior Indenture).

The Senior Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Senior Debt Trustee

The Senior Debt Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Senior Indenture).

The holders of a majority in principal amount of the outstanding securities may remove the Senior Debt Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Senior Debt Trustee upon notice to the holder of each security outstanding and written notice to the Senior Debt Trustee. (Section 8.10 of the Senior Indenture).

Governing Law

The Senior Indenture and the senior debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota.

Concerning the Senior Debt Trustee

Wells Fargo Bank, National Association is the Senior Debt Trustee. We maintain banking relationships with the Senior Debt Trustee in the ordinary course of business. The Senior Debt Trustee also acts as trustee for our junior subordinated debt securities and certain debt securities of our subsidiaries.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

We may issue subordinated debt securities (other than the junior subordinated debt securities (as defined below under “Description of Junior Subordinated Debt Securities” in this prospectus)), in one or more series, under one or more subordinated indentures. The description below contains summaries of selected provisions of the indenture under which the subordinated debt securities may be issued. These summaries are not complete. The form of subordinated indenture and the form of the supplemental indenture applicable to the subordinated debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the subordinated indenture so that you can easily locate these provisions.

We are not required to issue future issues of subordinated indebtedness under the subordinated indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other subordinated indebtedness not under this registration statement.

The subordinated debt securities will be represented either by global subordinated debt securities registered in the name of the Depository or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The subordinated debt securities will be issued in one or more new series under a subordinated indenture to be entered into between us and a trustee to be named therein, as trustee (the “Subordinated Trustee”). This subordinated indenture, as it may be supplemented by a supplemental indenture for each series of subordinated debt securities, is referred to in this prospectus as the “Subordinated Indenture.” As of December 31, 2017, we have no subordinated debt securities outstanding under the Subordinated Indenture.

The subordinated debt securities will be our unsecured obligations and will rank senior to any of our junior subordinated indebtedness and will rank junior in right of payment to our Senior Indebtedness, as described under the caption “—Subordination”. As of December 31, 2017, our outstanding Senior Indebtedness (as defined below) was approximately $2.9 billion.

In addition, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the subordinated debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the subordinated debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2017, our subsidiaries had approximately $27.7 billion of indebtedness and other liabilities outstanding.

Unless the supplemental indenture that describes a particular series of subordinated debt securities provides otherwise with respect to that series, the holders of any subordinated debt securities offered by this prospectus will not have the right to require us to repurchase the subordinated debt securities if we become involved in a highly leveraged or change in control transaction. The Subordinated Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The amount of subordinated debt securities that we may issue under the Subordinated Indenture is not limited. We are not required to issue all subordinated debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional subordinated debt securities of that series without the consent of the holders of the subordinated debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the subordinated debt securities and other securities described in this prospectus.

When we offer to sell a particular series of subordinated debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of subordinated debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	any rights that would allow us to defer or extend an interest payment date;

•	the record dates for payments of interest;

•	the date on which the subordinated debt securities of that series will mature;

•	any redemption terms;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the subordinated debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants;

•	any changes to subordination provisions; and

•	other specific terms applicable to the subordinated debt securities of that series.

Any special U.S. federal income tax considerations applicable to subordinated debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any subordinated debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the subordinated debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Subordination

Each series of subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness (as defined below). If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default in the payment of principal or interest on any Senior Indebtedness has occurred and is continuing; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance above, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their securities. (Sections 14.1 and 14.9 of the Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, “Senior Indebtedness” includes the senior debt securities and means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following, whether outstanding on the date of execution of the Subordinated Indenture or thereafter incurred, other than obligations expressly on a parity with the subordinated debt securities or junior to the subordinated debt securities:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by bonds, debentures, notes or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries or any indebtedness which is by its terms junior to or on parity with the subordinated debt securities, including the junior subordinated indebtedness issued under the Junior Subordinated Indenture. (Section 1.3 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of subordinated debt securities that such amendment would adversely affect. (Sections 12.2 and 14.7 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of subordinated debt securities that we may issue.

Registration, Transfer and Exchange

Subordinated debt securities of any series may be exchanged for other subordinated debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, subordinated debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Subordinated Debt Trustee maintained for that purpose with respect to any series of subordinated debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Subordinated Indenture. Any transfer or exchange will be effected if the subordinated debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Subordinated Debt Trustee and duly executed by the holder of the subordinated debt security as described in the Subordinated Indenture. (Section 2.6 of the Subordinated Indenture).

The Subordinated Debt Trustee will not be required to exchange or register a transfer of any subordinated debt securities of a series selected, called or being called for redemption except, in the case of any subordinated debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Subordinated Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on subordinated debt securities issued in the form of global subordinated debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on subordinated debt securities that are in the form of certificated subordinated debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the subordinated debt securities maintained by the Subordinated Debt Trustee; however, a holder of $10,000,000 or more subordinated debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Subordinated Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Subordinated Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on subordinated debt securities in the form of certificated subordinated debt securities will be payable in immediately available funds at the office of the Subordinated Debt Trustee. (Section 2.12 of the Subordinated Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any subordinated debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that subordinated debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Subordinated Indenture).

Events of Default and Remedies

Unless we provide otherwise in a prospectus supplement, the following will constitute events of default under the Subordinated Indenture with respect to the subordinated debt securities of any series:

•	default in the payment of principal and premium, if any, on any security of such series when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security of such series when due and continuance of that default for 30 days (subject, if applicable, to the right to optionally defer interest payments);

•	default in the performance or breach of our other covenants or warranties in the securities of such series or in the Subordinated Indenture (other than a covenant or agreement that has been expressly included in the Subordinated Indenture for the benefit of one or more series of subordinated debt securities other than such series) and the continuation of that default or breach for 90 days after written notice to us as provided in the Subordinated Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Subordinated Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, either the Subordinated Debt Trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all securities of that series to be due and payable immediately. At any time after an acceleration of a series of securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of those securities has been obtained, if:

•	holders of a majority in aggregate principal amount of the securities of that series rescind in writing the acceleration; and

•	we pay or deposit with the Subordinated Debt Trustee a sum sufficient to pay all matured installments of interest with respect to that series of securities and the principal and any premium which has become due with respect to that series of securities otherwise than by acceleration and all defaults with respect to that series of securities have been cured or waived, then that holders’ rescission and the payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities of that series. (Section 7.1 of the Subordinated Indenture).

Indemnification of Subordinated Debt Trustee. The Subordinated Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Subordinated Debt Trustee. (Section 8.2 of the Subordinated Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debt Trustee, or of exercising any trust or power conferred on the Subordinated Debt Trustee, relating to the securities of that series. Notwithstanding, the Subordinated Debt Trustee may refuse to follow any direction that conflicts with law or the Subordinated Indenture or would expose the Subordinated Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Subordinated Indenture).

Limitation on Rights to Institute Proceedings. No holder of the subordinated debt securities of a series will have any right to pursue a remedy under the Subordinated Indenture, unless:

•	the holder has previously given the Subordinated Debt Trustee written notice of a continuing event of default on the series;

•	the holders of at least a majority in principal amount of the outstanding securities of all series affected by such event of default, considered as one class, have made written request, and the holder or holders have offered indemnity satisfactory to the Subordinated Debt Trustee to pursue the remedy; and

•	the Subordinated Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Subordinated Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Subordinated Indenture, the holder of any subordinated debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that subordinated debt security when due and payable, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Subordinated Indenture).

Notice of Default. The Subordinated Debt Trustee is required to give the holders of a series of securities notice of the occurrence of a default within 90 days of the default with respect to that series, unless the default is cured or waived. Except in the case of a payment default on the subordinated debt securities, or a default in the payment of any sinking or purchase fund installments, the Subordinated Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders of the series of affected securities to do so. (Section 7.8 of the Subordinated Indenture). We are required to deliver to the Subordinated Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Subordinated Indenture. (Section 5.5 of the Subordinated Indenture).

Conversion Rights

A series of subordinated debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which subordinated debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities.

Defeasance and Discharge

We may be discharged from all obligations relating to the subordinated debt securities and the Subordinated Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Subordinated Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Subordinated Debt Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Subordinated Indenture, and holders will be subject to tax in the same manner, in the same amounts and same time as would have been the case absent such defeasance. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the subordinated debt securities and our obligations under the subordinated debt securities. (Section 4.1 of the Subordinated Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Subordinated Debt Trustee may modify and amend the Subordinated Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Subordinated Indenture;

•	changing or eliminating any of the provisions of the Subordinated Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Subordinated Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Subordinated Indenture and in the securities;

•	granting to or conferring upon the Subordinated Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Subordinated Debt Trustee to comply with any duties imposed upon it by law;

•	specifying further the duties and responsibilities of the Subordinated Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Subordinated Debt Trustee, authenticating agent and paying agent;

•	adding to our covenants for the benefit of the holders of the securities, surrendering a right given to us in the Subordinated Indenture or adding any event of default with respect to one or more series of securities;

•	facilitating defeasance and discharge of any series of the securities, provided that such action shall not adversely affect the interest of any holder;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Subordinated Debt Trustee or the holders of the securities.

(Section 12.1 of the Subordinated Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Subordinated Indenture;

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default; or

•	a modification of the subordination provisions in a manner adverse to such holders.

(Section 12.2 of the Subordinated Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities of all series, provided that if there are securities of more than one series outstanding and if a proposed amendment would directly affect the rights of holders of securities of one or more, but less than all, of such series, then the approval of a majority in principal amount of the outstanding securities of all series so directly affected, considered as one class, will be required.

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Subordinated Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Subordinated Indenture with the same effect as if the successor corporation had been named as us in the Subordinated Indenture and we will be released from all obligations under the Subordinated Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Subordinated Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Subordinated Indenture).

The Subordinated Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Subordinated Debt Trustee

The Subordinated Debt Trustee may resign with respect to securities of any series at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Subordinated Indenture).

The holders of a majority in principal amount of the outstanding securities of any series may remove the Subordinated Debt Trustee as trustee of that series of securities at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing with respect to securities of any series, we may remove the Subordinated Debt Trustee with respect to securities of that series upon notice to the holder of each security of that series outstanding and written notice to the Subordinated Debt Trustee. (Section 8.10 of the Subordinated Indenture).

Governing Law

The Subordinated Indenture and the subordinated debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota. (Section 15.4 of the Subordinated Indenture).

The Subordinated Debt Trustee

The Subordinated Indenture requires that the Subordinated Trustee be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other person permitted to act as trustee by the Commission), subject to supervision or examination by such bodies and authorized under such laws to exercise corporate trust powers and having a combined capital and surplus of at least $150,000,000. If at any time the Subordinated Trustee shall cease to be eligible to serve as trustee under the Subordinated Indenture, the Subordinated Trustee shall resign immediately and a new trustee will be appointed as provided in the Subordinated Indenture.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the junior subordinated debt securities may be issued (referred to herein as “junior subordinated indenture”). These summaries are not complete. The junior subordinated indenture and the form of the supplemental indenture applicable to the junior subordinated debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the junior subordinated indenture so that you can easily locate these provisions.

We are not required to issue future issues of junior subordinated indebtedness under the junior subordinated indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other junior subordinated indebtedness not under this registration statement.

The junior subordinated debt securities will be represented either by global junior subordinated debt securities registered in the name of the Depository or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The junior subordinated debt securities will be issued in one or more new series under an indenture dated as of January 1, 2008 between us and Wells Fargo Bank, National Association, as trustee (the “Junior Subordinated Debt Trustee”). This junior subordinated indenture, as it may be supplemented by a supplemental indenture for each series of junior subordinated debt securities, is referred to in this prospectus as the “Junior Subordinated Indenture.” As of December 31, 2017, we have no junior subordinated debt outstanding under the Junior Subordinated Indenture.

The junior subordinated debt securities will be our unsecured obligations and will rank on a parity in right of payment with all of our future junior subordinated indebtedness and junior in right of payment to our Senior Ranking Indebtedness, as described under the caption “—Subordination”. As of December 31, 2017, our outstanding Senior Ranking Indebtedness (as defined below) was approximately $2.9 billion.

In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the junior subordinated debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the junior subordinated debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2017, our subsidiaries had approximately $27.7 billion of indebtedness and other liabilities outstanding.

Unless the supplemental indenture that describes a particular series of junior subordinated debt securities provides otherwise with respect to that series, the holders of any junior subordinated debt securities offered by this prospectus will not have the right to require us to repurchase the junior subordinated debt securities if we become involved in a highly leveraged or change in control transaction. The Junior Subordinated Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The amount of junior subordinated debt securities that we may issue under the Junior Subordinated Indenture is not limited. We are not required to issue all junior subordinated debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional junior subordinated debt securities of that series without the consent of the holders of the junior subordinated debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the junior subordinated debt securities and other securities described in this prospectus.

When we offer to sell a particular series of junior subordinated debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of junior subordinated debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	any rights that would allow us to defer or extend an interest payment date;

•	the record dates for payments of interest;

•	the date on which the junior subordinated debt securities of that series will mature;

•	any redemption terms;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants;

•	any changes to subordination provisions; and

•	other specific terms applicable to the junior subordinated debt securities of that series.

Any special U.S. federal income tax considerations applicable to junior subordinated debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any junior subordinated debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of junior subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Subordination

Each series of junior subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Ranking Indebtedness (as defined below). If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default in the payment of principal or interest on any Senior Ranking Indebtedness has occurred and is continuing; or

•	the maturity of any Senior Ranking Indebtedness has been accelerated because of a default on that Senior Ranking Indebtedness,

then the holders of Senior Ranking Indebtedness generally will have the right to receive payment, in the case of the first instance above, of all amounts due or to become due upon that Senior Ranking Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Ranking Indebtedness, or we will make provision for those payments, before the holders of any junior subordinated debt securities have the right to receive any payments of principal or interest on their securities. (Sections 14.1 and 14.9 of the Junior Subordinated Indenture).

“Senior Ranking Indebtedness” means, with respect to any series of junior subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following, whether outstanding on the date of execution of the Junior Subordinated Indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by bonds, debentures, notes or other similar written instruments, including indebtedness issued under our Senior Indenture or Subordinated Indenture described above;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Ranking Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries or any indebtedness which is by its terms junior to or on parity with the junior subordinated debt securities. (Section 1.3 of the Junior Subordinated Indenture.)

Senior Ranking Indebtedness will be entitled to the benefits of the subordination provisions in the Junior Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Ranking Indebtedness. We may not amend the Junior Subordinated Indenture to change the subordination of any outstanding junior subordinated debt securities without the consent of each holder of junior subordinated debt securities that such amendment would adversely affect. (Sections 12.2 and 14.7 of the Junior Subordinated Indenture.)

The Junior Subordinated Indenture does not limit the amount of junior subordinated debt securities that we may issue.

Registration, Transfer and Exchange

Junior subordinated debt securities of any series may be exchanged for other junior subordinated debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Junior Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, junior subordinated debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Junior Subordinated Debt Trustee maintained for that purpose with respect to any series of junior subordinated debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. Any transfer or exchange will be effected if the junior subordinated debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Junior Subordinated Debt Trustee and duly executed by the holder of the junior subordinated debt security as described in the Junior Subordinated Indenture. (Section 2.6 of the Junior Subordinated Indenture).

The Junior Subordinated Debt Trustee will not be required to exchange or register a transfer of any junior subordinated debt securities of a series selected, called or being called for redemption except, in the case of any junior subordinated debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Junior Subordinated Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on junior subordinated debt securities issued in the form of global junior subordinated debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on junior subordinated debt securities that are in the form of certificated junior subordinated debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the junior subordinated debt securities maintained by the Junior Subordinated Debt Trustee; however, a holder of $10,000,000 or more junior subordinated debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Junior Subordinated Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Junior Subordinated Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on junior subordinated debt securities in the form of certificated junior subordinated debt securities will be payable in immediately available funds at the office of the Junior Subordinated Debt Trustee. (Section 2.12 of the Junior Subordinated Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any junior subordinated debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that junior subordinated debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Junior Subordinated Indenture).

Events of Default and Remedies

Unless we provide otherwise in a prospectus supplement, the following will constitute events of default under the Junior Subordinated Indenture with respect to the junior subordinated debt securities of any series:

•	default in the payment of principal and premium, if any, on any security of such series when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security of such series when due and continuance of that default for 30 days (subject, if applicable, to the right to optionally defer interest payments);

•	default in the performance or breach of our other covenants or warranties in the securities of such series or in the Junior Subordinated Indenture (other than a covenant or agreement that has been expressly included in the Junior Subordinated Indenture for the benefit of one or more series of junior subordinated debt securities other than such series) and the continuation of that default or breach for 90 days after written notice to us as provided in the Junior Subordinated Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Junior Subordinated Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing with respect to a series of junior subordinated debt securities, either the Junior Subordinated Debt Trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all securities of that series to be due and payable immediately. At any time after an acceleration of a series of securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of those securities has been obtained, if:

•	holders of a majority in aggregate principal amount of the securities of that series rescind in writing the acceleration; and

•	we pay or deposit with the Junior Subordinated Debt Trustee a sum sufficient to pay all matured installments of interest with respect to that series of securities and the principal and any premium which has become due with respect to that series of securities otherwise than by acceleration and all defaults with respect to that series of securities have been cured or waived, then that holders’ rescission and the payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities of that series. (Section 7.1 of the Junior Subordinated Indenture).

Indemnification of Junior Subordinated Debt Trustee. The Junior Subordinated Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Junior Subordinated Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Junior Subordinated Debt Trustee. (Section 8.2 of the Junior Subordinated Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Debt Trustee, or of exercising any trust or power conferred on the Junior Subordinated Debt Trustee, relating to the securities of that series. Notwithstanding, the Junior Subordinated Debt Trustee may refuse to follow any direction that conflicts with law or the Junior Subordinated Indenture or would expose the Junior Subordinated Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Junior Subordinated Indenture).

Limitation on Rights to Institute Proceedings. No holder of the junior subordinated debt securities of a series will have any right to pursue a remedy under the Junior Subordinated Indenture, unless:

•	the holder has previously given the Junior Subordinated Debt Trustee written notice of a continuing event of default on the series;

•	the holders of at least a majority in principal amount of the outstanding securities of all series affected by such event of default, considered as one class, have made written request, and the holder or holders have offered indemnity satisfactory to the Junior Subordinated Debt Trustee to pursue the remedy; and

•	the Junior Subordinated Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Junior Subordinated Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Junior Subordinated Indenture, the holder of any junior subordinated debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that junior subordinated debt security when due and payable, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Junior Subordinated Indenture).

Notice of Default. The Junior Subordinated Debt Trustee is required to give the holders of a series of securities notice of the occurrence of a default within 90 days of the default with respect to that series, unless the default is cured or waived. Except in the case of a payment default on the junior subordinated debt securities, or a default in the payment of any sinking or purchase fund installments, the Junior Subordinated Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders of the series of affected securities to do so. (Section 7.8 of the Junior Subordinated Indenture). We are required to deliver to the Junior Subordinated Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Junior Subordinated Indenture. (Section 5.5 of the Junior Subordinated Indenture).

Conversion Rights

Any supplemental indenture establishing a series of junior subordinated debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which junior subordinated debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Defeasance and Discharge

We may be discharged from all obligations relating to the junior subordinated debt securities and the Junior Subordinated Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Junior Subordinated Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Junior Subordinated Debt Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Junior Subordinated Indenture, and holders will be subject to tax in the same manner, in the same amounts and same time as would have been the case absent such defeasance. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the junior subordinated debt securities and our obligations under the junior subordinated debt securities. (Section 4.1 of the Junior Subordinated Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Junior Subordinated Debt Trustee may modify and amend the Junior Subordinated Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Junior Subordinated Indenture;

•	changing or eliminating any of the provisions of the Junior Subordinated Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Junior Subordinated Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Junior Subordinated Indenture and in the securities;

•	granting to or conferring upon the Junior Subordinated Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Junior Subordinated Debt Trustee to comply with any duties imposed upon it by law;

•	specifying further the duties and responsibilities of the Junior Subordinated Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Junior Subordinated Debt Trustee, authenticating agent and paying agent;

•	adding to our covenants for the benefit of the holders of the securities, surrendering a right given to us in the Junior Subordinated Indenture or adding any event of default with respect to one or more series of securities;

•	facilitating defeasance and discharge of any series of the securities, provided that such action shall not adversely affect the interest of any holder;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Junior Subordinated Debt Trustee or the holders of the securities.

(Section 12.1 of the Junior Subordinated Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Junior Subordinated Indenture;

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default; or

•	a modification of the subordination provisions in a manner adverse to such holders.

(Section 12.2 of the Junior Subordinated Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities of all series, provided that if there are securities of more than one series outstanding and if a proposed amendment would directly affect the rights of holders of securities of one or more, but less than all, of such series, then the approval of a majority in principal amount of the outstanding securities of all series so directly affected, considered as one class, will be required.

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Junior Subordinated Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Junior Subordinated Indenture with the same effect as if the successor corporation had been named as us in the Junior Subordinated Indenture and we will be released from all obligations under the Junior Subordinated Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Junior Subordinated Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Junior Subordinated Indenture).

The Junior Subordinated Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Junior Subordinated Debt Trustee

The Junior Subordinated Debt Trustee may resign with respect to securities of any series at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Junior Subordinated Indenture).

The holders of a majority in principal amount of the outstanding securities of any series may remove the Junior Subordinated Debt Trustee as trustee of that series of securities at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing with respect to securities of any series, we may remove the Junior Subordinated Debt Trustee with respect to securities of that series upon notice to the holder of each security of that series outstanding and written notice to the Junior Subordinated Debt Trustee. (Section 8.10 of the Junior Subordinated Indenture).

Governing Law

The Junior Subordinated Indenture and the junior subordinated debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota. (Section 15.4 of the Junior Subordinated Indenture).

Concerning the Junior Subordinated Debt Trustee

Wells Fargo Bank, National Association is the Junior Subordinated Debt Trustee. We maintain banking relationships with the Junior Subordinated Debt Trustee in the ordinary course of business. The Junior Subordinated Debt Trustee also acts as trustee for our senior debt securities and certain debt securities of our subsidiaries.

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of the common stock. This summary is not complete. For a more detailed description of the common stock, you should refer to the provisions of our Amended and Restated Articles of Incorporation (“Articles”) and Bylaws. The Articles and the Bylaws have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you.

General

Our capital stock consists of two classes: common stock, par value $2.50 per share (1,000,000,000 shares currently authorized of which 508,064,983 shares were outstanding as of February 19, 2018); and preferred stock, par value $100 per share (7,000,000 shares authorized, of which no shares were outstanding as of February 19, 2018).

Dividend Rights

Before we can pay any dividends on our common stock, the holders of our preferred stock, if any, are entitled to receive dividends at the respective rates provided for in the terms of the shares of any outstanding series.

Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends is dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends, or in the form of repayments of loans or advances to us. Some of our subsidiaries may have restrictions on their ability to pay dividends including covenants under their borrowing arrangements and mortgage indentures, and possibly also restrictions imposed by their regulators and by statute. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Common Stock Dividends” and Notes to Consolidated Financial Statements in our most recent Annual Report on Form 10-K for a discussion of factors affecting our payment of dividends including limitations imposed by statute.

Voting Rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders.

Preferred Stock

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 7,000,000 shares of preferred stock, which may be issued in one or more classes or series, having such dividend rights and times of payment, redemption prices, liquidation prices or preferences as to assets in voluntary liquidation, and other relative rights and preferences as our board of directors shall determine. As of February 19, 2018, no shares of preferred stock were outstanding. The terms of any preferred stock issued by the Company could have the effect of delaying or preventing a change in control without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Change of Control

Our Bylaws and the Minnesota Business Corporation Act, as amended (the “Minnesota BCA”), contain provisions that could discourage, delay, prevent or make more difficult a change of control of our company. including, but not limited to, those summarized below.

Bylaw Provisions. Under our Bylaws, our shareholders must provide us advance notice of the introduction by them of business at annual meetings of our shareholders. For a shareholder to properly bring a proposal before an annual meeting, the shareholder must comply with the shareholder proposal requirements under the federal proxy rules and deliver a written notice to our Corporate Secretary, or mail and be received at our principal executive office, not less than ninety days before the first anniversary date of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than thirty days before or after such anniversary date, the notice must be so delivered or so mailed and received not less than ninety days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. The required notice from a shareholder must contain a description of the business being introduced, the reasons for introducing such business, the name and address of each shareholder supporting the introduction and such other information as required under our Bylaws and federal proxy rules.

A shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least 3 years can nominate and include in the Company’s proxy materials director-nominees constituting up to 2 individuals or 20% of the board (whichever is greater), provided that the shareholder(s) and the director-nominee(s) satisfy the requirements specified in the Bylaws. To be timely, the proposal must be delivered to the Secretary, or mailed and received at our principal executive office, not less than 120 days and not more than 150 days prior to the first anniversary of the date that the Company distributed its proxy statement to shareholders for the previous year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or after such anniversary date, the Notice of Proxy Access Nomination shall be timely if so delivered or so mailed and received not less than ninety (90) days before the annual meeting or, if later, within ten (10) days after the first public announcement of the date of the annual meeting. The required notice from such a shareholder must contain such information as required under our Bylaws and federal proxy rules.

Except to the extent otherwise required by law, the adjournment of an annual meeting of shareholders will not commence a new time period for the giving of a shareholder’s notice as required above.

Minnesota BCA. Section 302A.671 of the Minnesota BCA applies to potential acquirers of 20% or more of our voting shares. Section 302A.671 provides in substance that shares acquired by such acquirer will not have any voting rights unless the voting rights are either:

•	approved by (i) a majority of the voting power of all of our shares entitled to vote including all shares held by the acquirer and (ii) a majority of the voting power of all of our shares entitled to vote excluding all interested shares; or

•	acquired in a transaction that (i) is pursuant to a tender offer or exchange offer for all of our voting shares, (ii) results in the acquirer becoming the owner of at least a majority of our outstanding voting shares, and (iii) has been approved by a committee of disinterested directors.

Section 302A.673 of the Minnesota BCA generally prohibits public Minnesota corporations, including us, from engaging in any business combination with a person or entity owning, directly or indirectly, 10% or more of our voting shares for a period of four years after the date of the transaction in which such person or entity became a 10% shareholder unless the business combination or the acquisition resulting in 10% ownership was approved by a committee of disinterested directors prior to the date such person or entity became a 10% shareholder.

Section 302A.675 of the Minnesota BCA provides in substance that a person or entity making a takeover offer (an “offeror”) for us is prohibited from acquiring any additional shares of our company within two years following the last purchase of shares pursuant to the offer with respect to that class unless (i) the acquisition is approved by a committee of disinterested directors before the purchase of any shares by the offeror pursuant to the offer or (ii) our shareholders are afforded, at the time of the acquisition, a reasonable opportunity to dispose of their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.

Liquidation Rights

If we were to liquidate, subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to receive pro rata our assets legally available for distribution to stockholders.

Preemptive and Subscription Rights

No holder of our capital stock has the preemptive right to purchase or subscribe for any additional shares of our capital stock.

Concerning the Transfer Agent

Our common stock is listed on the Nasdaq Stock Market LLC. EQ Shareowner Services is the Transfer Agent and Registrar for the common stock.

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 7,000,000 shares of preferred stock, which may be issued in one or more classes or series, having such dividend rights and times of payment, redemption prices, liquidation prices or preferences, and the other rights and preferences as our board of directors shall determine at the time of issuance. As of February 19, 2018, no shares of preferred stock were outstanding.

The issuance of our preferred stock, while potentially providing us with flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or delay or deter a third party from attempting to acquire, a majority of our outstanding voting stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by resolution of the board of directors. To the extent appropriate, we will include in a prospectus supplement the terms relating to any series of preferred stock being offered thereby. These terms will include some or all of the following, as applicable:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which and the place or places where the dividends will be payable, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	any date of maturity of the preferred stock;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the series.

The Minnesota BCA provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving changes in the rights or preferences of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable resolution creating such preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby. The terms of any offered depositary shares will be described in a supplement to this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares, or any combination thereof, with or without the payment of separate consideration therefor (including by means of a dividend or similar distribution to holders of our outstanding securities). We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such warrants that remain unpurchased upon the expiration of such warrants. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the warrants offered thereby.

DESCRIPTION OF RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights offered thereby.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property. The price of such debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, such as U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the purchase contracts offered thereby.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby.

BOOK-ENTRY SYSTEM

Unless otherwise specified in the applicable prospectus supplement, each series of securities offered by this prospectus will be issued as fully-registered global securities representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series of securities will be deposited with, or on behalf of, DTC or its successor, as the depository. The global securities will be registered at the request of DTC in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

DTC will keep an electronic record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that DTC, its nominees and successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

We will make payments of principal, interest, if any, and premium, if any, to DTC or its nominee. We, the applicable trustee and any paying agent will treat DTC or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, neither we nor any trustee nor any paying agent will have any direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or “direct participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly, an “indirect participant.” Direct participants and indirect participants are referred to collectively as “participants.” The DTC Rules applicable to its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If a particular series of securities is redeemable at our option or at the option of the holder, redemption notices will be sent to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed. Redemption proceeds and distributions on global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Upon DTC’s receipt of funds and corresponding detail information from us, any trustee or any paying agent, DTC’s practice is to credit direct participants’ accounts in accordance with the holdings information shown on DTC’s records on the payment date. Payments by participants to beneficial owners of securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Payments will be the responsibility of such participant and not of DTC nor its nominee, any trustee, any paying agent or us, subject to any statutory or regulatory requirements. Payment of redemption proceeds and distributions to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of us, the applicable trustee or the applicable paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy.

Global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of securities or (3) we execute and deliver to the applicable trustee an order that the global securities will be so exchangeable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be direct participants of DTC.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the validity of the securities being offered by this prospectus will be rendered by our counsel, Scott M. Wilensky, Minneapolis, Minnesota. Unless otherwise indicated in the applicable prospectus supplement, certain other legal matters will be passed upon for us by Jones Day, Chicago, Illinois. Unless otherwise indicated in the applicable supplement, certain legal matters will be passed upon for the underwriters, dealers or agents named in the prospectus supplement by Hunton Andrews Kurth LLP, New York, New York. Scott M. Wilensky is our Executive Vice President and General Counsel and is the beneficial owner of less than 1% of our common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Xcel Energy Inc.’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

NORTHERN STATES POWER COMPANY

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

FIRST MORTGAGE BONDS

SENIOR UNSECURED DEBT SECURITIES

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities listed above and described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully consider the risk factors set forth in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission before making any decision to invest in any of the securities described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2018.

ABOUT THIS PROSPECTUS

This document is called a “prospectus” and it provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with the prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the caption “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offering or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, the applicable prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and applicable prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “NSP,” “we,” “us,” “our,” “the Company,” or similar terms refer to Northern States Power Company.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2017, including information specifically incorporated by reference into our Form 10-K from Xcel Energy Inc.’s definitive Proxy Statement for its 2018 Annual Meeting of Shareholders, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of the prospectus until we sell all of the securities (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn:	Corporate Secretary
Northern States Power Company
c/o Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

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OUR COMPANY

We were incorporated in 2000 under the laws of the State of Minnesota. We are an operating utility engaged primarily in the generation, purchase, transmission, distribution and sale of electricity in Minnesota, North Dakota and South Dakota. We also purchase, transport, distribute and sell natural gas to retail customers and transport customer-owned natural gas in Minnesota and North Dakota. As of December 31, 2017, we provided electric utility service to approximately 1.5 million customers and natural gas utility service to approximately 0.5 million customers.

Our electric production and transmission system is managed as an integrated system with that of Northern States Power Company, a Wisconsin corporation (“NSP-Wisconsin”), jointly referred to as the NSP System. The electric production and transmission costs of the entire NSP System are shared by us and NSP-Wisconsin. A Federal Energy Regulatory Commission-approved agreement between the two companies, called the Interchange Agreement, provides for the sharing of all generation and transmission costs of the NSP System. Such costs include our current and potential obligations related to our nuclear generating facilities.

We own the following direct subsidiary: United Power and Land Company, which holds real estate.

Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, and our telephone number is (612) 330-5500.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including meeting our working capital requirements, funding capital expenditures and acquisitions, repaying short-term debt and refunding long-term debt at maturity or otherwise. Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest-bearing obligations.

RATIO OF CONSOLIDATED EARNINGS TO

CONSOLIDATED FIXED CHARGES

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of consolidated earnings to consolidated fixed charges	3.7	3.8	3.2	3.6	3.5

For purposes of computing the ratio of consolidated earnings to consolidated fixed charges, (1) earnings consist of pre-tax income from continuing operations plus fixed charges; and (2) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

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DESCRIPTION OF THE FIRST MORTGAGE BONDS

The description below contains a summary of selected provisions of the indenture, including supplemental indentures, under which the first mortgage bonds will be issued. This summary is not complete. The indenture and the form of supplemental indenture applicable to the first mortgage bonds have been filed as exhibits to the registration statement of which this prospectus constitutes a part. You should read them for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described below. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not issued under this prospectus.

The first mortgage bonds will be represented either by global securities registered in the name of The Depository Trust Company, or DTC, as depository, or Depository, or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption “Book-Entry System” in this prospectus.

General

We may issue the first mortgage bonds from time to time in one or more new series under the Supplemental and Restated Trust Indenture dated May 1, 1988, which we refer to as the Restated Indenture, as previously supplemented by 29 supplemental trust indentures and as to be supplemented by one or more new supplemental indentures for the first mortgage bonds, which we collectively refer to as the Mortgage Indenture, all from us to The Bank of New York Mellon Trust Company, N.A., as successor trustee, which we refer to as the Mortgage Trustee. The Mortgage Indenture will govern the first mortgage bonds offered by this prospectus. As of December 31, 2017, there were 15 series of first mortgage bonds in an aggregate principal amount of approximately $5.0 billion outstanding under the Mortgage Indenture.

The holders of the outstanding first mortgage bonds do not, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the holders of any first mortgage bonds offered by this prospectus will not, have the right to require us to repurchase the first mortgage bonds if we become involved in a highly leveraged or change in control transaction. The Mortgage Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	the price at which the series will be issued;

•	the date of maturity of that series;

•	the date or dates on which we will pay the principal of that series;

•	the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which interest will accrue;

•	the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the first mortgage bonds of that series are registered on the regular record date;

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•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue that series in whole or in part in book-entry form; and

•	any other terms of that series of first mortgage bonds.

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise, we may from time to time, without the consent of the holders of that series of first mortgage bonds, reopen such series of first mortgage bonds and issue additional first mortgage bonds with the same terms (including maturity and interest payment terms) as such series of first mortgage bonds.

Redemption

The prospectus supplement that describes a particular series of first mortgage bonds will set forth any terms for the optional or mandatory redemption of that particular series.

Security for the First Mortgage Bonds

The first mortgage bonds being issued pursuant to this prospectus will be secured equally and ratably with all of our other outstanding first mortgage bonds by a valid and direct first mortgage lien on all of the real and fixed properties, leasehold rights, franchises and permits then owned by us subject only to permitted encumbrances (as discussed below).

The Mortgage Indenture subjects to the lien of the Mortgage Indenture all of our property, rights and franchises, except as otherwise expressly provided. These provisions might not be effective as to property acquired within 90 days prior and subsequent to the filing of a case by us under the United States Bankruptcy Code.

The Mortgage Indenture provides that no liens prior or equal to the lien of the Mortgage Indenture, other than permitted encumbrances, may be created or permitted to exist on the mortgaged and pledged property whether now owned or acquired in the future. (Section 8.04 of the Restated Indenture.)

Permitted encumbrances include, among others, the following:

•	liens for taxes not yet delinquent or being contested in good faith, mechanics’, workers’ and other similar liens not yet delinquent or being contested in good faith and have not proceeded to judgment, and easements and rights of way that do not materially impair the use of the property in the operation of our business;

•	rights of parties to agreements with us relating to property owned or used jointly with that party, provided the rights:

•	do not materially impair the use of the property in the normal course of our business;

•	do not materially affect the security provided by the Mortgage Indenture; and

•	are not inconsistent with the remedies of the Mortgage Trustee upon a completed default;

•	leases existing on the effective date of the Mortgage Indenture affecting property owned by us on the effective date;

•	leases that do not interfere in any material respect with the use by us of the property for its intended purpose and that will not have a material adverse impact on the security provided by the Mortgage Indenture;

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•	other leases relating to 5% or less of the sum of our depreciable property and land; and

•	any mortgage, lien, charge or other encumbrance prior or equal to the lien of the Mortgage Indenture, other than a prepaid lien, existing on the date we acquire the property, provided that on the acquisition date:

•	no default has occurred and is continuing;

•	the principal amount secured by that mortgage, lien, charge or encumbrance does not exceed 66 2/3% of the lesser of the cost or fair value of the property; and

•	the mortgage, lien, charge or encumbrance will apply only to the property originally subject to that mortgage, lien, charge or encumbrance, we will close the mortgage, lien, charge or encumbrance and we will not issue additional indebtedness under that mortgage, lien, charge or encumbrance.

(Section 1.03 of the Restated Indenture.)

The holders of 66 2/3% of the principal amount of first mortgage bonds outstanding may (1) consent to the creation or existence of a prior lien with respect to up to 50% of the sum of our depreciable property and land, after giving effect to the prior lien or (2) terminate the lien of the Mortgage Indenture with respect to up to 50% of the sum of our depreciable property and land. (Section 18.02(e) of the Restated Indenture.)

Sinking Fund Provisions

We currently do not have any outstanding first mortgage bonds that are, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the first mortgage bonds offered by this prospectus will not be, subject to a sinking fund.

Maintenance Provisions

As a maintenance fund for the first mortgage bonds, we have agreed to pay to the Mortgage Trustee on each May 1 an amount equal to 2.50% of our completed depreciable property as of the end of the preceding calendar year, after deducting credits at our option for the following:

•	maintenance;

•	renewals or replacements;

•	property retirements offset by permanent additions;

•	retirements of first mortgage bonds; and

•	amounts of established permanent additions.

(Section 9.01 of the Restated Indenture.)

We may withdraw moneys from the maintenance fund in amounts equal to retirements of first mortgage bonds and permanent additions. Cash on deposit in the maintenance fund may be used for the purchase or redemption of first mortgage bonds. Any redemption of this nature would be at the applicable regular redemption price of the first mortgage bonds to be redeemed and subject to any restrictions on the redemption of that first mortgage bond. (Sections 9.03 and 9.04 of the Restated Indenture).

To the extent that maintenance fund credits exceed 2.50% of completed depreciable property for any year after 1987, such excess credits may be applied in future years (1) to offset any maintenance fund deficiency or (2) to increase the amount of established permanent additions available for use under the Mortgage Indenture. (Section 9.05 of the Restated Indenture.)

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We have agreed to maintain our properties in adequate repair, working order and condition. (Section 8.06 of the Restated Indenture.)

Issuance of Additional First Mortgage Bonds

The maximum principal amount of first mortgage bonds that we may issue under the Mortgage Indenture is not limited, except as described below. We may issue additional first mortgage bonds in amounts equal to (1) 66 2/3% of the cost or fair value, whichever is less, of permanent additions after deducting retirements (Article V of the Restated Indenture); (2) retired first mortgage bonds, which have not been otherwise used under the Mortgage Indenture (Article VI of the Restated Indenture); or (3) the amount of cash deposited with the Mortgage Trustee, which cash may be withdrawn on the same basis as additional first mortgage bonds may be issued under clauses (1) and (2) above. (Article VII of the Restated Indenture.)

The first mortgage bonds issued pursuant to this prospectus will be issued under clause (1) or (2) above. At December 31, 2017, the amount of net permanent additions available for the issuance of first mortgage bonds was approximately $9.957 billion, which could be used to authenticate up to approximately $6.638 billion principal amount of the first mortgage bonds. As of December 31, 2017, $564.995 million of retired first mortgage bonds were available to authenticate up to $564.995 million of first mortgage bonds.

We may not issue any additional first mortgage bonds on the basis of clause (1), clause (2) under specified conditions or clause (3), unless the earnings applicable to bond interest for a specified 12-month period are equal to twice the annual interest requirements on the first mortgage bonds, including those about to be issued, and any obligations secured by prior liens and any indebtedness secured by permitted encumbrances. (Sections 5.04, 6.02 and 7.01 of the Restated Indenture.) The calculation of earnings applicable to bond interest includes all of our nonutility revenues. (Section 1.03 of the Restated Indenture.)

Permanent additions include the following:

•	our electric and steam generating, transmission and distribution properties;

•	our gas storage and distribution properties;

•	construction work-in-progress;

•	our fractional and undivided property interests;

•	property used for providing telephone or other communication services; and

•	engineering, financial, economic, environmental, geological and legal or other studies, surveys or reports associated with the acquisition or construction of any depreciable property.

(Section 1.03 of the Restated Indenture.)

Earnings applicable to bond interest for the 12 months ended December 31, 2017 would be 4.07 times the annual interest requirements on our first mortgage bonds and any obligations secured by prior liens and any indebtedness secured by permitted encumbrances. Additional first mortgage bonds may vary as to maturity, interest rate, redemption prices and sinking fund, among other things. (Article II of the Restated Indenture.)

Provisions Limiting Dividends on Common Stock

We have agreed that the sum of:

•	all dividends and distributions on our common stock after the effective date of the Restated Indenture (other than in common stock); and

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•	the amount, if any, by which the considerations given by us for the purchase or other acquisition of our common stock after the effective date exceeds the considerations received by us after the effective date from the sale of common stock will not exceed the sum of:

•	our retained earnings at the effective date; and

•	an amount equal to our net income earned after the effective date, after deducting all dividends accruing after the effective date on all classes and series of our preferred stock and after taking into consideration all proper charges and credits to earned surplus made after the effective date.

In computing net income for the purpose of this covenant, we will deduct the amount, if any, by which, after the date commencing 365 days prior to the effective date, the actual expenditures or charges for ordinary repairs and maintenance and the charges for reserves, renewals, replacements, retirements, depreciation and depletion are less than 2.50% of our completed depreciable property. (Section 8.07 of the Restated Indenture.)

Release Provisions

The Mortgage Indenture permits the release from its lien of any property upon depositing or pledging cash or certain other property of comparable fair value. The Mortgage Indenture also permits the following, in each case without any release or consent by the Mortgage Trustee or accountability to the Mortgage Trustee for any consideration received by us:

•	the sale or other disposal of (i) any machinery, equipment, tools, implements or similar property subject to the lien of the Mortgage Indenture that has become obsolete or unfit for use or no longer useful, necessary or profitable in our business, upon replacement or substitution of with property of equal value, (ii) securities not pledged under the Mortgage Indenture, (iii) contracts, bills or accounts, (iv) motor vehicles and (v) certain equipment and supplies;

•	the cancellation, change or alteration of contracts, leases, rights-of-way and easements;

•	the surrender and modification of any franchise or governmental consent subject to certain restrictions;

•	the sale or other disposal of all motor vehicles, vessels and marine equipment, railroad engines, cars and related equipment, airplanes, airplane engines and other flight equipment, office furniture and leasehold interests in property owned by third parties for office purposes; and

•	the leasing of the property subject to the lien of the Indenture if it does not interfere in any material respect with the use of the property for the purpose for which it is held by us and will not have a material adverse impact on the security afforded by the Mortgage Indenture.

(Article XI of the Restated Indenture.)

Any of the mortgaged and pledged property may be released from the lien of the Mortgage Indenture if, after the release, the fair value of the remaining mortgaged and pledged property equals or exceeds a sum equal to 150% of the aggregate principal amount of first mortgage bonds outstanding. (Section 11.03(k) of the Restated Indenture.) Upon satisfaction of the requirements set forth in the Mortgage Indenture, this provision would permit us to spin off or otherwise dispose of a substantial amount of assets or a line of business without depositing cash or property with the Mortgage Trustee or obtaining the consent of the holders of the first mortgage bonds.

Modification of the Mortgage Indenture

We and the Mortgage Trustee may modify and amend the Mortgage Indenture from time to time. We will not need the consent of the holders of the first mortgage bonds for the following types of amendments, among others:

•	to subject additional property to the lien of the Mortgage Indenture;

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•	to add to our covenants for the benefit of the holders; or

•	to cure ambiguities or correct inconsistent provisions.

(Section 18.01 of the Restated Indenture.)

With the consent of the holders of 66 2/3% in principal amount of the first mortgage bonds outstanding so affected, other provisions of the Mortgage Indenture may be changed except that, among other things, the following may not be done without the consent of the holders of each first mortgage bond so affected:

•	the maturity of a first mortgage bond may not be changed;

•	the interest rate may not be reduced;

•	the right to institute suit for the enforcement of any principal or interest payment may not be impaired;

•	no lien ranking prior to or on parity with the lien of the Mortgage Indenture with respect to any of the property mortgaged or pledged under the Mortgage Indenture may be created with respect to more than 50% of the sum of land and depreciable property;

•	the security of the lien upon the mortgaged and pledged property for the security of such holder’s bond may not be deprived; and

•	the required percentage of the holders of first mortgage bonds relating to actions that require their consent may not be changed.

(Section 18.02 of the Restated Indenture.)

Defaults

The following is a summary of events defined in the Mortgage Indenture as completed defaults:

•	default in payment of principal of any first mortgage bond;

•	default continued for 90 days in payment of interest on any first mortgage bond;

•	default in the covenant contained in Section 8.11 of the Restated Indenture regarding bankruptcy, insolvency, assignment or receivership; and

•	default continued for 90 days after notice in the performance of any other covenant, agreement or condition.

(Section 13.01 of the Restated Indenture.)

Notice of Default. The Mortgage Trustee is required to give notice to bondholders within 90 days after the occurrence of a default, unless the default has been cured or waived before giving its notice; provided that, except in the case of a default resulting from the failure to make any payment of principal or interest on any first mortgage bonds or to make any sinking fund payment, the Mortgage Trustee may withhold the notice if its board of directors, executive committee or a trust committee of directors or responsible officers determines in good faith that withholding the notice is in the interest of the bondholders. (Section 16.02 of the Restated Indenture.)

Acceleration of Maturity. In case of a completed default, the Mortgage Trustee may, and upon request of the holders of 25% in principal amount of the first mortgage bonds outstanding will, declare the first mortgage bonds due and payable, subject to the right of the holders of a majority of the first mortgage bonds then-outstanding to rescind or annul such action. Further, the Mortgage Trustee is obligated to take the actions provided in the Mortgage Indenture to enforce payment of the first mortgage bonds and the lien of the Mortgage Indenture upon being requested to do so by the holders of a majority in principal amount of the first mortgage

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bonds. However, the holders of a majority in principal amount of the first mortgage bonds may direct the taking of any of these actions or the refraining from these actions as is not in violation of the law or the Mortgage Indenture. Before taking these actions, the Mortgage Trustee may require adequate indemnity against the costs, expenses and liabilities to be incurred in connection with these actions. (Article XIII of the Restated Indenture.)

Compliance Certificate. We are required to file with the Mortgage Trustee information, documents and reports regarding our compliance with the conditions and covenants of the Mortgage Indenture as may be required by the rules and regulations of the SEC, including a certificate, furnished at least annually, as to whether, in the opinion of the officer signing such certificate, we are in compliance with the conditions and covenants under the Mortgage Indenture. (Section 8.18 of the Restated Indenture.)

Other Provisions

Whenever all indebtedness secured by the Mortgage Indenture has been paid, or adequate provision for payment has been made, the Mortgage Trustee will cancel and discharge the Mortgage Indenture. (Article XVII of the Restated Indenture.) We may deposit with the Mortgage Trustee any combination of cash or government obligations in order to provide for the payment of any series or all of the first mortgage bonds outstanding. The Mortgage Indenture also provides that we must furnish to the Mortgage Trustee officers’ certificates, certificates of an engineer, appraiser or other expert and, in some cases, accountants’ certificates in connection with the authentication of first mortgage bonds, the release or release and substitution of property and some other matters, and opinions of counsel as to the lien of the Mortgage Indenture and some other matters. (Articles IV, V, VI, VII, XI and XVII and Section 20.08 of the Restated Indenture.)

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., is the Mortgage Trustee under the Mortgage Indenture. We maintain banking relationships with the Mortgage Trustee in the ordinary course of business.

Governing Law

The Mortgage Indenture and first mortgage bonds being issued pursuant to this prospectus are governed by, and construed in accordance with, the laws of the State of Minnesota.

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DESCRIPTION OF THE SENIOR UNSECURED DEBT SECURITIES

The description below contains a summary of selected provisions of the indenture, including supplemental indentures, under which the senior unsecured debt securities, which we refer to as debt securities, will be issued. This summary is not complete. The indenture and the form of supplemental indenture applicable to the debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described below. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not issued under this prospectus.

The debt securities will be represented either by global securities registered in the name of DTC, as Depository, or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption “Book-Entry System” in this prospectus.

General

The debt securities will be issued in one or more new series under the Indenture dated July 1, 1999, as supplemented, between us and Wells Fargo Bank, N.A., (as successor by merger to Norwest Bank Minnesota, National Association) as trustee, which we refer to as the Senior Trustee. This indenture, as previously supplemented by supplemental indentures and as to be supplemented by one or more new supplemental indentures for the debt securities, is referred to in this prospectus as the Senior Indenture. As of December 31, 2017, there were no debt securities outstanding under the Senior Indenture.

Unless the supplemental indenture that describes a particular series of debt securities provides otherwise with respect to that series, the holders of any debt securities offered by this prospectus will not, have the right to require us to repurchase the debt securities if we become involved in a highly leveraged or change in control transaction. The Senior Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The debt securities will be our senior unsecured obligations and will rank on a parity with our other senior unsecured indebtedness. In this “Description of the Senior Unsecured Debt Securities,” we refer to securities issued under the Senior Indenture as the securities. Our secured debt will have a prior claim on the assets pledged to secure such debt and, therefore, our securities will be effectively subordinated to all of our current and future secured debt, including our first mortgage bonds to the extent of the value of the properties securing them. As of December 31, 2017, we had $5.0 billion of secured debt outstanding.

The amount of securities that we may issue under the Senior Indenture is not limited.

When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	the price at which the series will be issued;

•	the date of maturity of that series;

•	the date or dates on which we will pay the principal of that series;

•	the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which the interest will accrue;

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•	the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the debt securities of that series are registered on the regular record date;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue that series in whole or in part in book-entry form; and

•	any other terms of that series of debt securities.

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise, we may from time to time, without the consent of the holders of that series of debt securities, reopen such series of debt securities and issue additional debt securities with the same terms (including maturity and interest payment terms) as such series of debt securities.

Registration, Transfer and Exchange

Debt securities of any series may be exchanged for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and kind. (Section 2.6 of the Senior Indenture.)

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office of the Senior Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Any transfer or exchange will be effected upon the Senior Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.6 and 2.7 of the Senior Indenture.)

The Senior Trustee will not be required to exchange or register a transfer of any debt securities of a series selected, called or being called for redemption except, in the case of any debt security to be redeemed in part, the portion of that debt security not to be so redeemed. (Section 2.6 of the Senior Indenture.) See the information under the caption “Book-Entry System.”

Payment and Paying Agents

Principal, interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described below under the caption “Book-Entry System.” Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, interest on debt securities that are in the form of certificated securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the debt securities maintained by the Senior Trustee; however, a holder of $10,000,000 or more of the debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer, if appropriate wire transfer instructions have been received by the Senior Trustee on or prior to the applicable record date. (Section 2.12 of the Senior Indenture.) Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the principal, interest at maturity and premium, if any, on debt securities in the form of certificated securities will be payable in immediately available funds at the office of the Senior Trustee. (Section 2.12 of the Senior Indenture.)

All monies paid by us to a paying agent for the payment of principal, interest or premium on any debt security that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holder of that debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Senior Indenture.)

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Events of Default

The following constitute events of default under the Senior Indenture:

•	default in the payment of principal and premium, if any, on any security issued under the Senior Indenture when due and payable and continuance of that default for five days;

•	default in the payment of interest on any security issued under the Senior Indenture when due and continuance of that default for 30 days;

•	default in the performance or breach of any of our other covenants or warranties in the securities or in the Senior Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Senior Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Senior Indenture.)

If an event of default occurs and is continuing, either the Senior Trustee or the holders of a majority in principal amount of the outstanding securities may declare the principal amount of all securities to be due and payable immediately. At any time after an acceleration of the securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the securities has been obtained, if we pay or deposit with the Senior Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium that has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities. (Section 7.1 of the Senior Indenture.)

The Senior Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders unless such holders have offered acceptable indemnity to the Senior Trustee. (Section 8.2 of the Senior Indenture.) The holders of a majority in principal amount of the outstanding securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or of exercising any trust or power conferred on the Senior Trustee, relating to the securities. (Section 7.7 of the Senior Indenture.) Each holder has the right to institute a proceeding relating to the Senior Indenture, but this right is subject to conditions precedent specified in the Senior Indenture. (Sections 7.4 and 7.7 of the Senior Indenture.) The Senior Trustee is required to give the holders of the securities notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on any securities, however, the Senior Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 7.8 of the Senior Indenture.) We are required to deliver to the Senior Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Senior Indenture. (Section 5.5 of the Senior Indenture.)

Modification

We and the Senior Trustee may modify and amend the Senior Indenture from time to time.

We will not need the consent of the holders of the securities for the following types of amendments:

•	adding to our covenants for the benefit of the holders of the securities or surrendering a right given to us in the Senior Indenture;

•	adding security for the securities; or

•	making various other modifications, generally of a ministerial or immaterial nature.

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(Section 12.1 of the Senior Indenture.)

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date of any security;

•	a reduction in the interest rate or extension of the time of payment of interest;

•	a reduction in the principal amount of any security, the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in the date on which any security may be redeemed or repaid at the option of the holder; or

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security.

Additionally, we may not modify these requirements or reduce the percentage of outstanding securities necessary to consent to the modification or amendment of the Senior Indenture or to waive past defaults without the consent of the holders of all of the outstanding debt securities.

Amendments requiring holders’ consent, other than those described in the above paragraph will require the approval of the holders of a majority in aggregate principal amount of the outstanding securities.

(Section 12.2 of the Senior Indenture.)

Defeasance and Discharge

We may be discharged from all obligations relating to the debt securities and the Senior Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Senior Trustee, in trust for the benefit of holders of securities, money or United States government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Senior Trustee an opinion of counsel that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the Senior Indenture. If we discharge our obligations as described above, the holders of securities must look only to the funds deposited with the Senior Trustee, and not us, for payments on the securities. (Section 4.1 of the Senior Indenture.)

Consolidation, Merger and Sale of Assets

We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all of the securities and our obligation to perform every covenant of the Senior Indenture that we are to perform or observe and we or the successor or transferee corporation, as applicable, are not, immediately following such merger, sale or transfer, in default in the performance of any of those covenants. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Senior Indenture with the same effect as if the successor corporation had been named as us in the Senior Indenture, and we will be released from all obligations under the Senior Indenture. Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the Senior Indenture will define all or substantially all of our assets as being 50% or more of our total assets as shown on our balance sheet as of the end of the prior year and specifically will permit any sale, transfer or conveyance during a calendar year of less than 50% of our total assets without the consent of the holders of the securities. (Sections 11.1 and 11.2 of the Senior Indenture.)

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Resignation or Removal of Senior Trustee

The Senior Trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10 of the Senior Indenture.)

The holders of a majority in principal amount of the outstanding securities may remove the Senior Trustee at any time. In addition, so long as no event of default or event that, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Senior Trustee upon notice to the holder of each security outstanding and appointment of a successor Senior Trustee. (Section 8.10 of the Senior Indenture.)

Concerning the Senior Trustee

Wells Fargo Bank, National Association is the Senior Trustee. We maintain banking relationships with the Senior Trustee in the ordinary course of business. The Senior Trustee also acts as trustee for securities of some of our affiliates.

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BOOK-ENTRY SYSTEM

Unless otherwise specified in the applicable prospectus supplement, each series of securities offered by this prospectus will be issued as fully-registered global securities representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series of securities will be deposited with, or on behalf of, DTC or its successor, as the depository. The global securities will be registered at the request of DTC in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

DTC will keep an electronic record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that DTC, its nominees and successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

We will make payments of principal, interest, if any, and premium, if any, to DTC or its nominee. We, the applicable trustee and any paying agent will treat DTC or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, neither we nor any trustee nor any paying agent will have any direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or “direct participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly, an “indirect participant.” Direct participants and indirect participants are referred to collectively as “participants.” The DTC Rules applicable to its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

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To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If a particular series of securities is redeemable at our option or at the option of the holder, redemption notices will be sent to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed. Redemption proceeds and distributions on global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Upon DTC’s receipt of funds and corresponding detail information from us, any trustee or any paying agent, DTC’s practice is to credit direct participants’ accounts in accordance with the holdings information shown on DTC’s records on the payment date. Payments by participants to beneficial owners of securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Payments will be the responsibility of such participant and not of DTC nor its nominee, any trustee, any paying agent or us, subject to any statutory or regulatory requirements. Payment of redemption proceeds and distributions to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of us, the applicable trustee or the applicable paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy.

Global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of securities or (3) we execute and deliver to the applicable trustee an order that the global securities will be so exchangeable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be direct participants of DTC.

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PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through underwriters or dealers, through agents or directly to one or more purchasers. The terms under which the securities are offered and the method of distribution will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended, the “Securities Act,” and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price and any discounts or concessions allowed or reallowed to dealers.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

Under agreements into which we may enter in connection with the sale of the securities, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

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LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the validity of the securities being offered by this prospectus and certain other matters will be rendered by our counsel, Scott M. Wilensky, 414 Nicollet Mall, Minneapolis, Minnesota, and Jones Day, Chicago, Illinois, counsel for our company. Unless otherwise indicated in the prospectus supplement relating to a particular series of securities, certain legal matters will be passed upon for the underwriters, dealers or agents named in a prospectus supplement by Hunton Andrews Kurth LLP, New York, New York. Scott M. Wilensky is our Executive Vice President and General Counsel and is the beneficial owner of less than 1% of the common stock of our parent company, Xcel Energy Inc.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Northern States Power Company’s, a Minnesota corporation, Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PROSPECTUS

NORTHERN STATES POWER COMPANY

1414 W. Hamilton Avenue

Eau Claire, Wisconsin 54701

(715) 737-2625

FIRST MORTGAGE BONDS

SENIOR UNSECURED DEBT SECURITIES

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities listed above and described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully consider the risk factors set forth in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission before making any decision to invest in any of the securities described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2018.

ABOUT THIS PROSPECTUS

This document is called a “prospectus” and it provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with the prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the caption “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offering or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, the applicable prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and applicable prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Northern States Power Company,” “NSP,” “we,” “us,” “our,” “the Company,” or similar terms refer to Northern States Power Company.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2017, including information specifically incorporated by reference into our Form 10-K from Xcel Energy Inc.’s definitive Proxy Statement for its 2018 Annual Meeting of Shareholders, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of the prospectus until we sell all of the securities (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn:	Corporate Secretary
Northern States Power Company
c/o Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

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OUR COMPANY

We were incorporated in 1901 under the laws of the State of Wisconsin. We are a utility primarily engaged in the generation, transmission, distribution and sale of electricity in portions of northwestern Wisconsin and in the western portion of the Upper Peninsula of Michigan. We also purchase, transport, distribute and sell natural gas to retail customers and transport customer-owned natural gas in the same service territory. As of December 31, 2017, we provided electric utility service to approximately 259,000 customers and natural gas utility service to approximately 114,000 customers.

Our electric production and transmission system is managed as an integrated system with that of Northern States Power Company, a Minnesota corporation, or “NSP-Minnesota”, jointly referred to as the NSP System. The electric production and transmission costs of the entire NSP System are shared by us and NSP-Minnesota. A Federal Energy Regulatory Commission-approved agreement between the two companies, called the Interchange Agreement, provides for the sharing of all generation and transmission costs of the NSP System. Such costs include current and potential obligations of NSP-Minnesota related to its nuclear generating facilities.

We own the following direct subsidiaries: Chippewa and Flambeau Improvement Co., which operates hydro reservoirs; Clearwater Investments Inc., which owns interests in affordable housing; and NSP Lands, Inc., which holds real estate.

Our principal executive offices are located at 1414 W. Hamilton Avenue, Eau Claire, Wisconsin 54701, and our telephone number is (715) 839-2625.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including meeting our working capital requirements, funding capital expenditures and acquisitions, repaying short-term debt and refunding long-term debt at maturity or otherwise. Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest-bearing obligations.

RATIO OF CONSOLIDATED EARNINGS TO

CONSOLIDATED FIXED CHARGES

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of consolidated earnings to consolidated fixed charges	4.5	4.2	4.6	4.8	4.4

For purposes of computing the ratio of consolidated earnings to consolidated fixed charges, (1) earnings consist of pre-tax income from continuing operations plus fixed charges; and (2) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

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DESCRIPTION OF THE FIRST MORTGAGE BONDS

The description below contains a summary of selected provisions of the indenture, including supplemental indentures, under which the first mortgage bonds will be issued. This summary is not complete. The indenture and the form of supplemental indenture applicable to the first mortgage bonds have been filed as exhibits to the registration statement of which this prospectus constitutes a part. You should read them for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described below. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not issued under this prospectus.

The first mortgage bonds will be represented either by global securities registered in the name of The Depository Trust Company, or DTC, as depository, or Depository, or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption “Book-Entry System” in this prospectus.

General

We may issue the first mortgage bonds from time to time in one or more new series under the Supplemental and Restated Trust Indenture dated March 1, 1991, which we refer to as the Restated Indenture, as previously supplemented by nine supplemental trust indentures and as to be supplemented by one or more new supplemental indentures for the first mortgage bonds, which we collectively refer to as the Mortgage Indenture, all from us to U.S. Bank National Association, as successor trustee, which we refer to as the Mortgage Trustee. The Mortgage Indenture will govern the first mortgage bonds offered by this prospectus. As of December 31, 2017, there were five series of first mortgage bonds in an aggregate principal amount of $750 million outstanding under the Mortgage Indenture.

The holders of the outstanding first mortgage bonds do not, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the holders of any first mortgage bonds offered by this prospectus will not, have the right to require us to repurchase the first mortgage bonds if we become involved in a highly leveraged or change in control transaction. The Mortgage Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	the price at which the series will be issued;

•	the date or dates of maturity of that series;

•	the date or dates on which we will pay the principal of that series;

•	the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which interest will accrue;

•	the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the first mortgage bonds of that series are registered on the regular record dates;

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•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue that series in whole or in part in book-entry form; and

•	any other terms of that series of first mortgage bonds.

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise, we may from time to time, without the consent of the holders of that series of first mortgage bonds, reopen such series of first mortgage bonds and issue additional first mortgage bonds with the same terms (including maturity and interest payment terms) as such series of first mortgage bonds.

Interest Payments

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise, the amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which such interest is payable on the first mortgage bonds is not a business day, then payment of the interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

Redemption

The prospectus supplement that describes a particular series of first mortgage bonds will set forth any terms for the optional or mandatory redemption of that particular series.

Security for the First Mortgage Bonds

The first mortgage bonds being issued pursuant to this prospectus will be secured equally and ratably with all of our other outstanding first mortgage bonds, subject to the provisions relating to any sinking fund for any particular series of first mortgage bonds, by a valid and direct first mortgage lien on all of the real and fixed properties, leasehold rights, franchises and permits then owned by us subject only to permitted encumbrances (as discussed below). The lien of the Mortgage Indenture does not cover securities, cash, contracts, receivables, motor vehicles, merchandise, equipment and supplies and specified non-utility property.

The Mortgage Indenture subjects to the lien of the Mortgage Indenture all of our property, rights and franchises, except as otherwise expressly provided. These provisions might not be effective as to property acquired within 90 days prior and subsequent to the filing of a case by us under the U.S. Bankruptcy Code.

We have not made any appraisal of the properties subject to the lien of the Mortgage Indenture. The value of the properties in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors.

The Mortgage Indenture provides that no liens prior or equal to the lien of the Mortgage Indenture, other than permitted encumbrances, may be created or permitted to exist on the mortgaged and pledged property whether now owned or acquired in the future. (Section 8.04 of the Restated Indenture.)

Permitted encumbrances include, among others, the following:

•	permitted liens (liens for taxes not yet delinquent or being contested in good faith, mechanics’, workers’ and other similar liens not yet delinquent or being contested in good faith and easements and rights of way that do not materially impair the use of the property in the operation of our business);

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•	rights of parties to agreements with us relating to property owned or used jointly with that party, provided the rights:

•	do not materially impair the use of the property in the normal operation of our business;

•	do not materially affect the security provided by the Mortgage Indenture; and

•	are not inconsistent with the remedies of the Mortgage Trustee upon a completed default;

•	leases existing on the effective date of the Restated Indenture affecting property owned by us on the effective date;

•	leases that do not interfere in any material respect with the use by us of the property for its intended purpose and that will not have a material adverse impact on the security provided by the Mortgage Indenture;

•	other leases relating to 5% or less of the sum of our depreciable property and land; and

•	any mortgage, lien, charge or other encumbrance prior or equal to the lien of the Mortgage Indenture, other than a prepaid lien, existing on the date we acquire the property, provided that on the acquisition date:

•	no default has occurred and is continuing;

•	the principal amount secured by that mortgage, lien, charge or encumbrance does not exceed 66 2/3% of the lesser of the cost or fair value of the property; and

•	that mortgage, lien, charge or encumbrance will apply only to the property originally subject to that mortgage, lien, charge or encumbrance, we will close that mortgage, lien, charge or encumbrance and we will not issue additional indebtedness under that mortgage, lien, charge or encumbrance.

(Section 1.03 of the Restated Indenture.)

With the consent of the holders of 66 2/3% of the principal amount of first mortgage bonds outstanding, the Company may (1) permit the creation or existence of a prior lien with respect to up to 50% of the sum of our depreciable property and land, after giving effect to the prior lien and the acquisition of the property subject to the prior lien or (2) terminate the lien of the Mortgage Indenture with respect to up to 50% of the sum of our depreciable property and land. (Section 19.02(e) of the Restated Indenture.)

Sinking Fund Provisions

We currently do not have any outstanding first mortgage bonds that are, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the first mortgage bonds offered by this prospectus will not be, subject to a sinking fund.

Maintenance Provisions

As a maintenance fund for the first mortgage bonds, we have agreed to pay to the Mortgage Trustee on each May 1 an amount equal to 2.50% of our completed depreciable property as of the end of the preceding calendar year, after deducting credits at our option for the following:

•	maintenance;

•	renewals or replacements;

•	property retirements offset by permanent additions;

•	retirements or redemptions of first mortgage bonds; and

•	amounts of established permanent additions.

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(Section 9.01 of the Restated Indenture.)

We may withdraw moneys from the maintenance fund in amounts equal to retirements of first mortgage bonds and permanent additions. Cash on deposit in the maintenance fund may be used for the purchase or redemption of first mortgage bonds. Any redemption of this nature would be at the applicable regular redemption price of the first mortgage bonds to be redeemed and subject to any restrictions on the redemption of the first mortgage bonds. (Sections 9.03 and 9.04 of the Restated Indenture).

The Restated Indenture further provides that to the extent that maintenance fund credits exceed 2.50% of our completed depreciable property for any year after 1990, such excess credits may be applied in future years (1) to offset any maintenance fund deficiency or (2) to increase the amount of established permanent additions available for use under the Mortgage Indenture in an aggregate amount equal to the lesser of such excess credits or the amount of permanent additions used after 1990 for the maintenance fund. (Section 9.05 of the Restated Indenture.)

We have agreed to maintain our properties in adequate repair, working order and condition. (Section 8.06 of the Restated Indenture.)

Issuance of Additional First Mortgage Bonds

The maximum principal amount of first mortgage bonds that we may issue under the Mortgage Indenture is not limited, except as described below. We may issue additional first mortgage bonds in an aggregate principal amount not exceeding (1) 66 2/3% of the cost or fair value, whichever is less, of permanent additions after deducting retirements (Article V of the Restated Indenture); (2) the aggregate principal amount of retired first mortgage bonds, which have not been otherwise used under the Mortgage Indenture (Article VI of the Restated Indenture); or (3) the amount of cash deposited with the Mortgage Trustee, which cash may be withdrawn on the same basis as additional first mortgage bonds may be issued under clauses (1) and (2) above (Article VII of the Restated Indenture).

At December 31, 2017, the amount of net permanent additions available for the issuance of first mortgage bonds was approximately $1.767 billion, which could be used to authenticate up to approximately $1.178 billion principal amount of the first mortgage bonds. As of December 31, 2017, $11.000 million of retired first mortgage bonds were available to authenticate up to $11.000 million of first mortgage bonds.

We may not issue any additional first mortgage bonds on the basis of clause (1), clause (2) under specified conditions or clause (3) above, unless the earnings applicable to bond interest for a specified 12-month period are equal to at least twice the annual interest requirements on the first mortgage bonds, including those about to be issued, any permitted indebtedness and any obligations secured by prior liens. (Sections 1.03, 5.03, 5.06, 6.02 and 7.01 of the Restated Indenture.) The calculation of earnings applicable to bond interest includes all of our gross revenue, including our nonutility revenues. (Section 1.03 of the Restated Indenture.)

Permanent additions generally include, among other things, the following:

•	our electric and steam generating, transmission and distribution properties;

•	our gas storage and distribution properties;

•	construction work-in-progress;

•	our fractional and undivided property interests;

•	property used for providing telephone or other communication services; and

•	engineering, financial, economic, environmental, geological and legal or other studies, surveys or reports preliminary to or associated with the acquisition or construction of any depreciable property.

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(Section 1.03 of the Restated Indenture.)

Earnings applicable to bond interest for the 12 months ended December 31, 2017 would be 4.30 times the annual interest requirements on our first mortgage bonds and any obligations secured by prior liens and any permitted indebtedness secured by permitted encumbrances. Additional first mortgage bonds may vary as to maturity, interest rate, redemption prices and sinking fund provisions, among other things. (Article II of the Restated Indenture.)

Provisions Limiting Dividends on Common Stock

The Mortgage Indenture does not restrict our ability to pay dividends on our common stock.

Release Provisions

The Mortgage Indenture permits the release from its lien of any property upon depositing or pledging cash or certain other property of comparable fair value. The Mortgage Indenture also permits the following, in each case without any release or consent by the Mortgage Trustee or accountability to the Mortgage Trustee for any consideration received by us:

•	the sale or other disposal of any machinery, equipment, tools, implements or similar property subject to the lien of the Mortgage Indenture that has become obsolete or unfit for use or no longer useful, necessary or profitable in our business, upon replacement or substitution of with property of equal value;

•	the cancellation, change or alteration of contracts, leases, rights-of-way and easements;

•	the surrender and modification of any franchise, license, governmental consent or permit subject to certain restrictions;

•	the sale or other disposal of all vessels and marine equipment, railroad engines, cars and related equipment, airplanes, airplane engines and other flight equipment, office furniture and leasehold interests in property owned by third parties for office purposes; and

•	the leasing of the property subject to the lien of the Mortgage Indenture if it does not interfere in any material respect with the use of the property for the purpose for which it is held by us and will not have a material adverse impact on the security afforded by the Mortgage Indenture.

(Article XI of the Restated Indenture.)

Any of the mortgaged and pledged property may be released from the lien of the Mortgage Indenture if, after the release, the fair value of the remaining mortgaged and pledged property of the character of permanent additions equals or exceeds a sum equal to 150% of the aggregate principal amount of first mortgage bonds outstanding. (Section 11.03(k) of the Restated Indenture.) Upon satisfaction of the requirements set forth in the Mortgage Indenture, this provision would permit us to spin off or otherwise dispose of a substantial amount of assets or a line of business, including all or a portion of our electric generation, transmission or distribution assets, or our gas storage and distribution assets, without depositing cash or property with the Mortgage Trustee or obtaining the consent of the holders of the first mortgage bonds.

Modification of the Mortgage Indenture

We and the Mortgage Trustee may modify and amend the Mortgage Indenture from time to time. We will not need the consent of the holders of the first mortgage bonds for the following types of amendments, among others:

•	to subject additional property to the lien of the Mortgage Indenture;

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•	to add to our covenants for the benefit of the holders; or

•	to cure ambiguities or correct inconsistent provisions.

(Section 19.01 of the Restated Indenture.)

With our consent, other provisions of the Mortgage Indenture may be changed by the affirmative vote of the holders of 66 2/3% in principal amount of the first mortgage bonds outstanding except that, among other things, the following may not be done without the consent of the holder of each first mortgage bond so affected:

•	the maturity of a first mortgage bond may not be changed;

•	the interest rate may not be reduced;

•	the right to institute suit for the enforcement of any principal or interest payment may not be impaired;

•	no prior lien with respect to any of the property mortgaged or pledged under the Mortgage Indenture may be created with respect to more than 50% of the sum of land and depreciable property; or

•	the required percentage of the holders of first mortgage bonds relating to actions that require their consent may not be changed.

(Section 19.02 of the Restated Indenture.)

Defaults

The following is a summary of events defined in the Mortgage Indenture as completed defaults:

•	default in payment of principal of any first mortgage bond;

•	default continued for 30 days in payment of interest on any first mortgage bond;

•	default continued for 60 days in any sinking fund payment;

•	default in the covenants contained in Section 8.11 of the Restated Indenture regarding bankruptcy, insolvency, assignment or receivership; and

•	default continued for 60 days after notice to us from the Mortgage Trustee in the performance of any other covenant, agreement or condition in the Mortgage Indenture.

(Section 14.01 of the Restated Indenture.)

Notice of Default. The Mortgage Trustee is required to give notice to bondholders within 90 days after the occurrence of a default, unless the default has been cured or waived before giving its notice; provided that, except in the case of a default in payment of principal or interest on any first mortgage bond or to make any sinking fund payment, the Mortgage Trustee may withhold the notice if it determines in good faith that withholding the notice is in the interest of the bondholders. Any notice of default of the covenants contained in Section 8.11 of the Restated Indenture regarding bankruptcy, insolvency, assignment or receivership may not be given until at least 90 days after the occurrence of the default. (Section 17.02 of the Restated Indenture.)

Acceleration of Maturity. In case of a completed default, the Mortgage Trustee may, and upon request of the holders of 25% in principal amount of the first mortgage bonds outstanding will, declare the first mortgage bonds due and payable, subject to the right of the holders of a majority of the first mortgage bonds then-outstanding to rescind or annul such action. Further, the Mortgage Trustee is obligated to take the actions provided in the Mortgage Indenture to enforce payment of the first mortgage bonds and the lien of the Mortgage Indenture upon being requested to do so by the holders of a majority in principal amount of the first mortgage bonds. However, the holders of a majority in principal amount of the first mortgage bonds may direct the taking

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of any of these actions or the refraining from these actions as is not in violation of the law or the Mortgage Indenture. Before taking these actions, the Mortgage Trustee may require adequate indemnity against the costs, expenses and liabilities to be incurred in connection with these actions. (Article XIV of the Restated Indenture.)

Compliance Certificate. We are required to furnish with the Mortgage Trustee information, documents and reports regarding our compliance with the conditions and covenants of the Mortgage Indenture as may be required by the rules and regulations of the SEC, including a certificate, furnished at least annually, as to whether, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the Mortgage Indenture. (Section 8.18 of the Restated Indenture.)

Other Provisions

Whenever all indebtedness secured by the Mortgage Indenture has been paid, or adequate provision for payment has been made, the Mortgage Trustee will cancel and discharge the Mortgage Indenture. (Article XVIII of the Restated Indenture.) We may deposit with the Mortgage Trustee any combination of cash or government obligations in order to provide for the payment of any series or all of the first mortgage bonds outstanding. This deposit could constitute a taxable event as to holders of those first mortgage bonds, creating possible adverse tax consequences. The Mortgage Indenture also provides that we must furnish to the Mortgage Trustee officers’ certificates, certificates of an engineer, appraiser or other expert and, in some cases, accountants’ certificates in connection with the authentication of first mortgage bonds, the release or release and substitution of property and some other matters, and opinions of counsel as to the lien of the Mortgage Indenture and some other matters. (Articles IV, V, VI, VII, XI and XVIII and Section 21.08 of the Restated Indenture.)

Concerning the Trustee

U.S. Bank National Association is the Mortgage Trustee under the Mortgage Indenture. We maintain banking relationships with the Mortgage Trustee in the ordinary course of business. The Mortgage Trustee also acts as trustee for our senior unsecured debt securities discussed below under “Description of the Senior Unsecured Debt Securities.”

Governing Law

The Mortgage Indenture and first mortgage bonds to be issued pursuant to this prospectus are governed by, and construed in accordance with, the laws of the State of Wisconsin.

DESCRIPTION OF THE SENIOR UNSECURED DEBT SECURITIES

The description below contains a summary of selected provisions of the indenture, including supplemental indentures, under which the senior unsecured debt securities, which we refer to as debt securities, will be issued. This summary is not complete. The indenture and the form of supplemental indenture applicable to the debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described below. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not issued under this prospectus.

The debt securities will be represented either by global securities registered in the name of DTC, as Depository, or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption “Book-Entry System” in this prospectus.

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General

We may issue the debt securities from time to time in one or more new series under the Indenture dated September 1, 2000, as previously supplemented by one supplemental indenture and as to be supplemented by one or more new supplemental indentures for the debt securities, which we collectively refer to as the Senior Indenture, all from us to U.S. Bank National Association, as successor trustee, which we refer to as the Senior Trustee. The Senior Indenture will govern the debt securities offered by this prospectus. As of December 31, 2017, there were no debt securities outstanding under the Senior Indenture.

The holders of the outstanding debt securities do not, and, unless the supplemental indenture that describes a particular series of debt securities provides otherwise with respect to that series, the holders of any debt securities offered by this prospectus will not, have the right to require us to repurchase the debt securities if we become involved in a highly leveraged or change in control transaction. The Senior Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The debt securities will be our senior unsecured obligations and will rank on a parity with our other existing and future senior unsecured indebtedness. Our secured debt will have a prior claim on the assets pledged to secure such debt and, therefore, our debt securities will be effectively subordinated to all of our current and future secured debt, including our first mortgage bonds to the extent of the value of the properties securing them. As of December 31, 2017, we had $750 million of secured debt outstanding. The amount of debt securities that we may issue under the Senior Indenture is not limited.

When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	the price at which the series will be issued;

•	the date or dates of maturity of that series;

•	the date or dates on which we will pay the principal of that series;

•	the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which interest will accrue;

•	the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the debt securities of that series are registered on the regular record dates;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue that series in whole or in part in book-entry form; and

•	any other terms of that series of debt securities.

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise, we may from time to time, without the consent of the holders of that series of debt securities, reopen such series and issue additional debt securities with the same terms (including maturity and interest payment terms) as such series of debt securities.

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Interest Payments

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise, the amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which such interest is payable on the debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

Registration, Transfer and Exchange

Debt securities of any series may be exchanged for one or more new securities of any authorized denomination and of like aggregate principal amount, series and stated maturity and having the same terms and issue date or dates. (Section 2.6 of the Senior Indenture).

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office of the Senior Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Any transfer or exchange will be effected upon the Senior Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.6 and 2.7 of the Senior Indenture.)

The Senior Trustee will not be required to exchange or register a transfer of any debt securities of a series selected, called or being called for redemption except, in the case of any debt security to be redeemed in part, the portion of that debt security not to be so redeemed. (Section 2.6 of the Senior Indenture.) See the information under the caption “Book-Entry System.”

Payment and Paying Agents

Principal, interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described below under the caption “Book-Entry System.” Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, principal, interest and premium, if any, on debt securities that are in the form of certificated securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the debt securities maintained by the Senior Trustee; however, a holder of $10,000,000 or more of the debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer, if appropriate wire transfer instructions have been received by the Senior Trustee on or prior to the applicable record date. Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the principal, interest at maturity and premium, if any, on debt securities in the form of certificated securities will be payable in immediately available funds at the office of the Senior Trustee. (Section 2.12 of the Senior Indenture.)

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any debt securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holder of those debt securities will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Senior Indenture.)

Events of Default

The following is a summary of events that constitute events of default under the Senior Indenture:

•	default in the payment of interest on any debt security issued under the Senior Indenture when due and continuance of that default for 30 days;

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•	default in the payment of principal and premium, if any, on any debt security issued under the Senior Indenture when due and payable and continuance of that default for five days;

•	failure to perform or breach of any of our other covenants or agreements in the debt securities or in the Senior Indenture and the continuation of that failure or breach for 90 days after we have been given written notice of that failure or breach as provided in the Senior Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Senior Indenture.)

If an event of default occurs and is continuing, either the Senior Trustee or the holders of a majority in principal amount of the outstanding debt securities may declare the principal amount of all debt securities to be due and payable immediately. At any time after an acceleration of the debt securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the debt securities has been obtained, if we pay or deposit with the Senior Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium that has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the debt securities. (Section 7.1 of the Senior Indenture.)

The Senior Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of debt securities unless such holders have offered reasonable indemnity to the Senior Trustee. (Section 8.2 of the Senior Indenture.) The holders of a majority in principal amount of the outstanding debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or of exercising any trust or power conferred on the Senior Trustee, relating to the debt securities. (Section 7.7 of the Senior Indenture.) Each holder of a debt security has the right to institute a proceeding relating to the Senior Indenture, but this right is subject to conditions precedent specified in the Senior Indenture. (Section 7.4 and 7.7 of the Senior Indenture.) The Senior Trustee is required to give the holders of the debt securities notice of the occurrence of a default within 90 days of the occurrence of the default, unless the default is cured. Except in the case of a payment default on any debt securities, however, the Senior Trustee may withhold notice if it determines in good faith that it is in the interest of such holders to do so. (Section 7.8 of the Senior Indenture.) We are required to deliver to the Senior Trustee each year a certificate as to whether, to the knowledge of the officers signing such certificate, we are in compliance with the conditions and covenants under the Senior Indenture. (Section 5.5 of the Senior Indenture.)

Modification

We and the Senior Trustee may modify and amend the Senior Indenture from time to time.

We will not need the consent of the holders of debt securities for the following types of amendments, among others:

•	to add to our covenants for the benefit of the holders of the securities or surrendering a right given to us in the Senior Indenture;

•	to add security for the securities; or

•	to make various other modifications, generally of a ministerial or immaterial nature.

(Section 12.1 of the Senior Indenture.)

We will need the consent of the holders of each debt security so affected to do any of the following, among others:

•	change the maturity date of any debt security;

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•	reduce the interest rate or extend the time of payment of interest;

•	reduce the principal amount of any debt security, the premium payable on any debt security;

•	change the date on which any security may be redeemed or repaid;

•	change the currency of any payment of principal, premium or interest on any debt security; or

•	impair the right of a holder of any debt security to institute suit for the enforcement of any payment relating to that debt security.

Additionally, we may not modify these requirements or reduce the percentage of outstanding securities necessary to consent to the modification or amendment of the Senior Indenture or to waive past defaults without the consent of the holders of all of the outstanding debt securities.

(Section 12.2 of the Senior Indenture.)

Amendments requiring holders’ consent, other than those described in the above paragraph, will require the approval of the holders of a majority in aggregate principal amount of the outstanding securities. (Section 12.2 of the Senior Indenture.)

Defeasance and Discharge

We may be discharged from all obligations relating to the debt securities and the Senior Indenture (except for specified obligations such as obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities and maintain paying agencies) if we irrevocably deposit with the Senior Trustee, in trust for the benefit of holders of debt securities, cash or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium, if any, and interest on all outstanding debt securities on the dates those payments are due. To discharge these obligations, we must deliver to the Senior Trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the Senior Indenture. If we discharge our obligations as described above, the holders of debt securities must look only to the funds deposited with the Senior Trustee, and not us, for payments on the debt securities. (Section 4.1 of the Senior Indenture.)

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not merge into any other corporation or sell or otherwise transfer all or substantially all of our assets unless (1) the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium, if any, on all of the debt securities and our obligation to perform every covenant of the Senior Indenture that we are to perform or observe and (2) we or the successor or transferee corporation, as applicable, are not, immediately following such merger, sale or transfer, in default in the performance of any of those covenants. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Senior Indenture with the same effect as if the successor corporation had been named as us in the Senior Indenture, and we will be released from all obligations under the Senior Indenture. Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the Senior Indenture will define all or substantially all of our assets as being 50% or more of our total assets as shown on our balance sheet as of the end of the prior calendar year and specifically will permit any sale, transfer or disposition during a calendar year of less than 50% of our total assets without the consent of the holders of the securities. (Sections 11.1 and 11.2 of the Senior Indenture.)

Unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the Senior Indenture will not contain any financial or other similar restrictive covenants.

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Resignation or Removal of Senior Trustee

The Senior Trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10 of the Senior Indenture.)

The holders of a majority in principal amount of the outstanding securities may remove the Senior Trustee at any time. In addition, so long as no event of default or event that, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Senior Trustee upon notice to the holder of each debt security outstanding and appointment of a successor Senior Trustee. (Section 8.10 of the Senior Indenture.)

Concerning the Senior Trustee

U.S. Bank National Association is the Senior Trustee. We maintain banking relationships with the Senior Trustee in the ordinary course of business. The Senior Trustee also acts as trustee for our first mortgage bonds discussed above under “Description of the First Mortgage Bonds.”

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BOOK-ENTRY SYSTEM

Unless otherwise specified in the applicable prospectus supplement, each series of securities offered by this prospectus will be issued as fully-registered global securities representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series of securities will be deposited with, or on behalf of, DTC or its successor, as the depository. The global securities will be registered at the request of DTC in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

DTC will keep an electronic record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that DTC, its nominees and successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

We will make payments of principal, interest, if any, and premium, if any, to DTC or its nominee. We, the applicable trustee and any paying agent will treat DTC or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, neither we nor any trustee nor any paying agent will have any direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or “direct participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly, an “indirect participant.” Direct participants and indirect participants are referred to collectively as “participants.” The DTC Rules applicable to its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

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To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If a particular series of securities is redeemable at our option or at the option of the holder, redemption notices will be sent to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed. Redemption proceeds and distributions on global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Upon DTC’s receipt of funds and corresponding detail information from us, any trustee or any paying agent, DTC’s practice is to credit direct participants’ accounts in accordance with the holdings information shown on DTC’s records on the payment date. Payments by participants to beneficial owners of securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Payments will be the responsibility of such participant and not of DTC nor its nominee, any trustee, any paying agent or us, subject to any statutory or regulatory requirements. Payment of redemption proceeds and distributions to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of us, the applicable trustee or the applicable paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy.

Global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of securities or (3) we execute and deliver to the applicable trustee an order that the global securities will be so exchangeable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be direct participants of DTC.

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PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through underwriters or dealers, through agents or directly to one or more purchasers. The terms under which the securities are offered and the method of distribution will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended, the “Securities Act,” and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price and any discounts or concessions allowed or reallowed to dealers.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

Under agreements into which we may enter in connection with the sale of the securities, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

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LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the validity of the securities being offered by this prospectus will be rendered by our counsel, James L. Altman, Minneapolis, Minnesota. Unless otherwise indicated in the prospectus supplement relating to a particular series of securities, certain legal matters will be passed upon for the underwriters, dealers or agents named in a prospectus supplement by Hunton Andrews Kurth LLP, New York, New York. James L. Altman is the Vice President and Deputy General Counsel of Xcel Energy Services Inc., and is the beneficial owner of less than 1% of the common stock of our parent company, Xcel Energy Inc.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Northern States Power Company’s, a Wisconsin corporation, Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PROSPECTUS

PUBLIC SERVICE COMPANY OF COLORADO

1800 Larimer Street, Suite 1100

Denver, Colorado 80202

(303) 571-7511

FIRST MORTGAGE BONDS

SENIOR DEBT SECURITIES

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities listed above and described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully consider the risk factors set forth in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission before making any decision to invest in any of the securities described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2018.

ABOUT THIS PROSPECTUS

This document is called a “prospectus” and it provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with the prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the caption “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offering or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, the applicable prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and applicable prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus “PSCo,” “we,” “us,” “our,” and “the Company” or similar terms refer to Public Service Company of Colorado.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2017, including information specifically incorporated by reference into our Form 10-K from Xcel Energy Inc.’s definitive Proxy Statement for its 2018 Annual Meeting of Shareholders, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of the prospectus until we sell all of the securities (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn:	Corporate Secretary
Public Service Company of Colorado
c/o Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

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OUR COMPANY

We were incorporated in 1924 under the laws of the State of Colorado. We are an operating utility engaged primarily in the generation, purchase, transmission, distribution and sale of electricity in Colorado. We also purchase, transport, distribute and sell natural gas to retail customers and transport customer-owned natural gas. At December 31, 2017, we provided electric utility service to approximately 1.5 million customers and natural gas utility service to approximately 1.4 million customers.

We own the following direct subsidiaries: 1480 Welton, Inc. and United Water Company, both of which own certain real estate interests; and Green and Clear Lakes Company, which owns water rights and certain real estate interests. We also hold controlling interests in several other relatively small ditch and water companies.

Our principal executive offices are located at 1800 Larimer Street, Suite 1100, Denver, Colorado 80202 and our telephone number is (303) 571-7511.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including meeting our working capital requirements, funding capital expenditures and acquisitions, repaying short-term debt and refunding long-term debt at maturity or otherwise. Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest-bearing obligations.

RATIO OF CONSOLIDATED EARNINGS TO

CONSOLIDATED FIXED CHARGES

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of consolidated earnings to consolidated fixed charges	4.1	4.1	4.2	4.0	4.0

For purposes of computing the ratio of consolidated earnings to consolidated fixed charges, (1) earnings consist of pre-tax income from continuing operations plus fixed charges; and (2) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

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DESCRIPTION OF THE FIRST MORTGAGE BONDS

The description below contains summaries of selected provisions of the mortgage indenture, including supplemental indentures, under which the first mortgage bonds will be issued. These summaries are not complete. The mortgage indenture and the form of supplemental indenture, including the form of first mortgage bond, applicable to the first mortgage bonds have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the mortgage indenture so that you can easily locate these provisions. Capitalized terms used in the following summary have the meaning specified in the mortgage indenture unless otherwise defined below.

We are not required to issue future issues of indebtedness under the mortgage indenture described below. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not issued under this prospectus.

The first mortgage bonds will be represented either by global securities registered in the name of The Depository Trust Company, or DTC, as depository, or the Depository, or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption “Book-Entry System” in this prospectus.

General

We may issue the first mortgage bonds from time to time in one or more series under an Indenture, dated as of October 1, 1993, as previously supplemented and to be supplemented by one or more new supplemental indentures relating to the first mortgage bonds being offered by this prospectus, all from us to U.S. Bank National Association (formerly First Trust of New York, National Association) as successor trustee, which we collectively refer to as the Mortgage Indenture. We refer to the first mortgage bonds being offered by this prospectus and all other debt securities issued under the Mortgage Indenture as the first mortgage bonds, mortgage securities or mortgage bonds. References to business day(s) in this description of the first mortgage bonds means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York (or any other city in which an office or agency is maintained for the purpose of payment of the first mortgage bonds) are generally authorized or required by law, regulation or executive order to remain closed.

The Mortgage Indenture does not limit the amount of mortgage securities that we may issue under it. However, we may issue mortgage securities under the Mortgage Indenture only on the basis of property additions, retired mortgage securities, cash or Class A Bonds (as discussed below). See “—Issuance of Additional Mortgage Securities” for more information about the limitations on the issuance of mortgage securities. At December 31, 2017, we had approximately $4.5 billion of our first mortgage bonds outstanding.

Prior to October 2005, we issued mortgage securities on the basis of Class A Bonds issued under our Indenture dated as of December 1, 1939 and supplemental indentures thereto, which we collectively refer to as the 1939 Indenture. Effective October 14, 2005, we discharged the 1939 Indenture in accordance with its terms. As a result, there are no Class A Mortgages (as discussed below) currently in effect and there are no Class A Bonds currently outstanding and the Mortgage Indenture has become the first lien on our electric properties, subject to certain permitted liens, and as described in more detail below.

The holders of outstanding first mortgage bonds do not, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the holders of any first mortgage bonds offered by this prospectus will not, have the right to require us to repurchase the first mortgage bonds if we become involved in a highly leveraged or change of control transaction. The Mortgage Indenture does not have any provision that is designed specifically in response to highly leveraged or change of

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control transactions. However, holders of first mortgage bonds would have the security afforded as described below under the caption “—Security.” In addition, any change in control transaction and any incurrence of substantial additional indebtedness, as first mortgage bonds or otherwise, by us in a transaction of that nature would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities. Management believes that these approvals would be unlikely in any transaction that would result in us, or our successor, having a highly leveraged capital structure.

When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	the date or dates on which we will pay the principal of that series;

•	the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which interest will accrue;

•	the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whom we will pay interest if different from the person in whose name the first mortgage bonds of that series are registered on the regular record date;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which we will issue that series, if other than $1,000 and multiples of $1,000 in excess thereof;

•	whether we will issue that series in whole or in part in book-entry form; and

•	any other terms of that series of first mortgage bonds, including, if applicable, any consents to modifications or waivers of covenants contained in the Mortgage Indenture or any Class A Mortgage (as discussed below).

(Section 301 of the Mortgage Indenture)

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise, we may from time to time, without the consent of the holders of that series of first mortgage bonds, reopen that series of first mortgage bonds and issue additional first mortgage bonds with the same terms (including maturity and interest payment terms) as that series of first mortgage bonds.

Payment of First Mortgage Bonds; Transfers; Exchanges

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, we will pay interest, if any, on each first mortgage bond payable on each interest payment date to the person in whose name the first mortgage bond is registered as of the close of business on the regular record date relating to that interest payment date. We will pay interest payable at maturity (whether at stated maturity, upon redemption or otherwise) to the person to whom principal is paid at maturity. If we fail to pay interest on any first mortgage bond when due, we will pay the defaulted interest to the holder of the first mortgage bond as of the close of business on a date selected by the Mortgage Indenture trustee which is not more than 30 days and not less than 10 days prior to the date we propose for payment or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the first mortgage bond may be listed, if the Mortgage Indenture trustee deems the manner of payment practicable. (See Section 307 of the Mortgage Indenture)

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Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, we will pay the principal of and premium, if any, and interest at maturity upon presentation of the first mortgage bonds at the corporate trust office of U.S. Bank National Association (formerly First Trust of New York, National Association) in New York, New York, as our paying agent. We may change the place of payment on the bonds. We may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (See Section 602 of the Mortgage Indenture and Article One of the Supplemental Indenture(s) relating to the first mortgage bonds)

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, you may register the transfer of first mortgage bonds, and exchange your first mortgage bonds for other first mortgage bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of U.S. Bank National Association (formerly First Trust of New York, National Association), in New York, New York, as security registrar. We may change the place for registration of transfer and exchange of first mortgage bonds, and we may designate one or more additional places for the registration of transfer and exchange of first mortgage bonds, all at our discretion. (See Sections 305 and 602 of the Mortgage Indenture)

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, no service charge will be made for any transfer or exchange of the first mortgage bonds, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange of the first mortgage bonds. We are not required to execute or to provide for the registration of transfer or exchange of (1) any first mortgage bonds during a period of 15 days prior to giving any notice of redemption or (2) any first mortgage bonds selected for redemption in whole or in part, except the unredeemed portion of any first mortgage bonds being redeemed in part. (See Section 305 of the Mortgage Indenture)

Redemption

The prospectus supplement that describes a particular series of first mortgage bonds will set forth any terms for the optional or mandatory redemption of that particular series. Unless the prospectus supplement that describes a particular series of first mortgage bonds provides that such series of first mortgage bonds are redeemable at the option of a holder, the first mortgage bonds will be redeemable only at our option. To exercise our option to redeem any first mortgage bonds that are redeemable at our option, we will mail you a notice of redemption at least 30 days but not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the first mortgage bonds of a series or any tranche of first mortgage bonds, the security registrar will select the particular first mortgage bonds to be redeemed by the method provided for any particular series, or if there is no such provision, by a method of random selection that the security registrar deems fair and appropriate. (See Sections 503 and 504 of the Mortgage Indenture)

Any notice of redemption at our option may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for the redemption, of money sufficient to pay the principal, premium, if any, and interest, if any, on the first mortgage bonds and that if the money has not been so received, the notice will be of no force and effect and we will not be required to redeem the first mortgage bonds. (See Section 504 of the Mortgage Indenture)

While the original Mortgage Indenture contains provisions for the maintenance of the mortgaged property, it does not contain any provisions for a maintenance or sinking fund and, except as the prospectus supplement may provide, there will be no provisions for any maintenance or sinking funds for the first mortgage bonds.

Security

General. Except as discussed under this caption and under the caption “—Issuance of Additional Mortgage Securities” below, all mortgage securities now or hereafter issued under the Mortgage Indenture will be secured,

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equally and ratably, primarily by the lien of the Mortgage Indenture on substantially all of our properties used or to be used in or in connection with the business of generating, purchasing, transmitting, distributing and/or selling electric energy, which lien constitutes, subject to specified exceptions, a first mortgage lien on such properties.

As discussed below under the caption “—Issuance of Additional Mortgage Securities—Class A Bonds,” if we acquire property subject to an existing mortgage and we assume all the obligations of the mortgagor under that mortgage, we could deliver to the Mortgage Indenture trustee bonds issued under that mortgage. We refer to all such pre-existing mortgages collectively as Class A Mortgages. If we were to deliver to the Mortgage Indenture trustee bonds issued under a Class A Mortgage, the mortgage securities would be secured by those bonds and, indirectly, by the lien of that Class A Mortgage on the properties subject to that Class A Mortgage in addition to the lien of the Mortgage Indenture on those properties and the other properties of the Company as discussed above. The lien of the Mortgage Indenture on the properties subject to that Class A Mortgage would be junior to the liens of the Class A Mortgage on those properties. We refer to all bonds that may be issued under the Class A Mortgages collectively as Class A Bonds.

So long as no Class A Mortgages are in effect, the Mortgage Indenture will constitute a first mortgage lien on all of our property subject to such lien, subject to specified permitted liens (as discussed below under the caption “—Lien of the Mortgage Indenture”). As discussed below under the caption “—Issuance of Additional Mortgage Securities—Class A Bonds,” at the date of this prospectus, there are no Class A Mortgages in effect.

Lien of the Mortgage Indenture. The Mortgage Indenture constitutes a first mortgage lien on the property specifically or generally described or referred to in the Mortgage Indenture as subject to the lien of the Mortgage Indenture, except any property that has been disposed of or released from the lien of the Mortgage Indenture in accordance with the terms of the Mortgage Indenture, subject to no liens prior to the lien of the Mortgage Indenture other than the liens of any other Class A Mortgages and permitted liens.

Subject to recordation of appropriate supplements in the proper offices, the Mortgage Indenture effectively subjects to the lien of the Mortgage Indenture property used or to be used in the electric utility business (other than excepted property) that we acquired after the date of the execution and delivery of the Mortgage Indenture to the extent, and subject to the qualifications, described below. In addition, the mortgage securities will have the benefit of the prior lien of any Class A Mortgage on any property subject to such additional Class A Mortgage, to the extent of the aggregate principal amount of Class A Bonds issued under the respective Class A Mortgages and held by the Mortgage Indenture trustee for the benefit of holders of mortgage securities.

The properties subject to the lien of the Mortgage Indenture, whether currently owned or subsequently acquired, are our properties used or to be used in or in connection with the electric utility business (whether or not this is the sole use of the properties). Properties relating exclusively to our gas and steam businesses are not subject to the lien of the Mortgage Indenture.

The lien of the Mortgage Indenture is subject to permitted liens, which include:

•	tax liens and other governmental charges that are not delinquent or that are being contested in good faith;

•	specified workmen’s, materialmen’s and other similar liens;

•	specified judgment liens and attachments;

•	specified easements, leases, reservations or other rights of others (including governmental entities) in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, some of our property;

•	specified leasehold interests;

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•	specified rights and interests of others that relate to common ownership or joint use of property and liens on the interests of others in the property;

•	specified non-exclusive rights and interests that we retain with respect to property used or to be used in or in connection with both the businesses in which the mortgaged property is used and any other businesses; and

•	specified other liens and encumbrances.

(See Granting Clauses and Section 101 of the Mortgage Indenture)

There are excepted from the lien of the Mortgage Indenture, among other things:

•	cash and securities not paid or delivered to, deposited with or held by the Mortgage Indenture trustee under the Mortgage Indenture;

•	all contracts, leases and other agreements of any kind, contract rights, bills, notes and other instruments, accounts receivable, claims, governmental and other permits, allowances and franchises, specified intellectual property rights and other intangibles;

•	automobiles, other vehicles, movable equipment, railcars and aircraft;

•	goods, stock in trade, wares and merchandise held for sale or lease in the ordinary course of business;

•	materials, supplies and other personal property consumable in the operation of the mortgaged property;

•	fuel, including nuclear fuel, whether or not consumable in the operation of the mortgaged property;

•	furniture and furnishings;

•	computers, machinery and telecommunication and other equipment used exclusively for corporate administrative or clerical purposes;

•	coal, ore, gas, oil and other minerals and timber, and rights and interests in any such minerals or timber, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land;

•	electric energy, gas (natural or artificial), steam, water and other products that we generated, produced, manufactured, purchased or otherwise acquired;

•	leasehold interests that we hold as lessee; and

•	any of our property that is located outside of the State of Colorado.

(See “Excepted Property” in Granting Clauses of the Mortgage Indenture)

Without the consent of the holders, we and the Mortgage Indenture trustee may enter into supplemental indentures in order to subject to the lien of the Mortgage Indenture additional property, whether or not used or to be used in or in connection with the electric utility business (including property which would otherwise be excepted from the lien). (See Section 1401 of the Mortgage Indenture) Any such additional property would then constitute property additions (so long as it would otherwise qualify as “property additions” as described below) and be available as a basis for the issuance of mortgage securities. See “—Issuance of Additional Mortgage Securities.”

As discussed above, the Mortgage Indenture subjects after-acquired property used or to be used in the electric utility business to its lien. These provisions are limited in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the mortgaged property as, or substantially as, an entirety. In the event of consolidation or merger or the transfer of the mortgaged property as or substantially as an entirety, the Mortgage Indenture will not be required to be a lien upon any of the properties then owned or subsequently

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acquired by the successor corporation except properties acquired from us in or as a result of the transaction and improvements, extensions and additions to the properties and renewals, replacements and substitutions of or for any part or parts of the properties. (See Article 13 of the Mortgage Indenture and “—Consolidation, Merger, etc.” below) In addition, after-acquired property may be subject to liens existing or placed on the after-acquired property at the time of acquisition of the property, including, but not limited to, purchase money liens and the lien of any Class A Mortgage.

The Mortgage Indenture trustee has a lien, prior to the lien on behalf of the holders of mortgage securities, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (See Section 1107 of the Mortgage Indenture)

Issuance of Additional Mortgage Securities

General. Except as described below, the aggregate principal amount of mortgage securities that we can issue under the Mortgage Indenture is unlimited. (See Section 301 of the Mortgage Indenture) We can issue mortgage securities of any series from time to time on the basis, and in an aggregate principal amount not exceeding the sum, of:

•	70% of the cost or fair value to us (whichever is less) of property additions that do not constitute funded property after specified deductions and additions, primarily including adjustments to offset property retirements. Property additions generally include any property that we own and is subject to the lien of the Mortgage Indenture except goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 104 of the Mortgage Indenture) Funded property is generally property additions that have been:

•	made the basis of the authentication and delivery of mortgage securities, the release of mortgaged property or cash withdrawals;

•	substituted for retired property; or

•	used as the basis of a credit against, or otherwise in satisfaction of, any sinking, improvement, maintenance, replacement or similar fund, provided that mortgage securities of the series or tranche to which the fund relates remain outstanding;

•	the aggregate principal amount of retired mortgage securities (which consist of mortgage securities no longer outstanding under the Mortgage Indenture that have not been used for specified other purposes under the Mortgage Indenture and that have not been paid, redeemed or otherwise retired by the application of funded cash), but if Class A Bonds had been made the basis for the authentication and delivery of the retired mortgage securities, only if the retired mortgage securities became retired securities after the discharge of the related Class A Mortgage;

•	an amount of cash deposited with the Mortgage Indenture trustee; and

•	the aggregate principal amount of any Class A Bonds issued and delivered to the Mortgage Indenture trustee.

(See Article Four of the Mortgage Indenture)

As of December 31, 2017, the approximate amount of property additions and the amount of retired bonds available for use as the basis for the issuance of mortgage securities were $6.8 billion and $263 million, respectively.

Net Earnings Test. In general, we cannot issue any mortgage securities unless at that time our adjusted net earnings for 12 consecutive months within the preceding 18 months is at least twice the annual interest requirements on the sum of:

•	all mortgage securities at the time outstanding;

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•	new mortgage securities then being applied for;

•	all outstanding Class A Bonds other than Class A Bonds held by the Mortgage Indenture trustee under the Mortgage Indenture; and

•	all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the Mortgage Indenture.

For purposes of calculating our interest requirements, any variable rate debt will be computed based on the rates in effect at the time we make the interest requirements calculation.

Adjusted net earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest and amortization of debt discount and expense; any non-recurring charge to income or retained earnings; and any refund of revenues that we previously collected or accrued subject to possible refund. In addition, profits or losses from the sale or other disposition of property, or non-recurring items of revenue, income or expense, are not included for purposes of calculating adjusted net earnings. (See Sections 103 and 401 of the Mortgage Indenture)

We do not have to satisfy the net earnings requirement if the additional mortgage securities to be issued will not have a stated interest rate prior to maturity. In addition, we are not required to satisfy the net earnings requirement prior to the issuance of mortgage securities:

•	issued on the basis of the delivery of Class A Bonds if the Class A Bonds have been authenticated and delivered under the related Class A Mortgage on the basis of retired Class A Bonds; or

•	issued on the basis of retired mortgage securities as described above.

For mortgage securities of a series subject to a periodic offering (such as a medium-term note program), the Mortgage Indenture trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the mortgage securities of the series. (See Article Four of the Mortgage Indenture)

At December 31, 2017, our adjusted net earnings would be 4.74 times the annual interest requirements on our mortgage securities.

Class A Bonds. To the extent that we issue the first mortgage bonds on the basis of Class A Bonds, the Mortgage Indenture trustee will own and hold these Class A Bonds, subject to the provisions of the Mortgage Indenture, for the benefit of the holders of all mortgage securities outstanding from time to time, and we will have no interest in the Class A Bonds. Class A Bonds issued as the basis of authentication and delivery of a series of mortgage securities:

•	will mature or be subject to mandatory redemption on the same dates, and in the same principal amounts, as the mortgage securities of that series; and

•	will contain, in addition to any mandatory redemption provisions applicable to all Class A Bonds outstanding under the related Class A Mortgage, mandatory redemption provisions correlative to provisions for mandatory redemption of the mortgage securities (pursuant to a sinking fund or otherwise) of that series, or for redemption at the option of the holder of the mortgage securities of that series.

Class A Bonds issued as the basis for the authentication and delivery of mortgage securities are not required to bear interest. To the extent that any such Class A Bonds do not bear interest, holders of mortgage securities will not have the benefit of the lien of the Class A Mortgage in respect of an amount equal to accrued interest, if any, on the first mortgage bonds; however, those holders will have the benefit of the lien of the Mortgage Indenture in respect of that amount.

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The Mortgage Indenture trustee will apply any of our payments of principal, premium or interest on the Class A Bonds held by the Mortgage Indenture trustee to the payment of any principal, premium or interest, as the case may be, in respect of the mortgage securities that is then due. Our obligation under the Mortgage Indenture to make the payment in respect of the mortgage securities will at that time be deemed satisfied and discharged. If, at the time of any payment of principal of Class A Bonds, no principal is then due in respect of the mortgage securities, the payment in respect of the Class A Bonds will be deemed to constitute funded cash and will be held by the Mortgage Indenture trustee as part of the mortgaged property, to be withdrawn, used or applied as provided in the Mortgage Indenture. Any payment by us of principal, premium or interest on the mortgage securities authenticated and delivered on the basis of the issuance and delivery to the Mortgage Indenture trustee of Class A Bonds (other than by application of the proceeds of a payment in respect of the Class A Bonds) will be deemed to satisfy and discharge our obligation to make a payment of principal, premium or interest, in respect of the Class A Bonds that is then due. (See Section 702 of the Mortgage Indenture)

The Mortgage Indenture trustee may not sell, assign or otherwise transfer any Class A Bonds except to a successor trustee under the Mortgage Indenture. (See Section 704 of the Mortgage Indenture) At the time any mortgage securities of any series or tranche that have been authenticated and delivered upon the basis of the issuance and delivery to the Mortgage Indenture trustee of Class A Bonds cease to be outstanding (other than as a result of the application of the proceeds of the payment or redemption of the Class A Bonds), the Mortgage Indenture trustee will surrender to us an equal principal amount of those Class A Bonds. (See Section 703 of the Mortgage Indenture)

Under the terms of the Mortgage Indenture, if a corporation that was a mortgagor under a mortgage has merged into or consolidated with us, or has conveyed or otherwise transferred property to us subject to the lien of such a mortgage and we have assumed all the obligations of the mortgagor under such existing mortgage, and in either case such existing mortgage constitutes a lien on properties of such other corporation or on the transferred properties, as the case may be, prior to the lien of the Mortgage Indenture, we may designate the existing mortgage as a Class A Mortgage. Bonds subsequently issued under an additional mortgage would be Class A Bonds and could provide the basis for the authentication and delivery of mortgage securities. (See Section 706 of the Mortgage Indenture) When no Class A Bonds are outstanding under a Class A Mortgage except for Class A Bonds held by the Mortgage Indenture trustee, then, at our request and subject to satisfaction of specified conditions, the Mortgage Indenture trustee will surrender the Class A Bonds for cancellation and the related Class A Mortgage will be satisfied and discharged, the lien of the Class A Mortgage on our property will cease to exist and the priority of the lien of the Mortgage Indenture will be increased accordingly. (See Section 707 of the Mortgage Indenture)

The Mortgage Indenture contains no restrictions on the issuance of Class A Bonds in addition to Class A Bonds issued to the Mortgage Indenture trustee as the basis for the authentication and delivery of the mortgage securities.

Release of Property

Unless an event of default under the Mortgage Indenture has occurred and is continuing, we may obtain the release from the lien of the Mortgage Indenture of any funded property, except for cash held by the Mortgage Indenture trustee, by delivering to the Mortgage Indenture trustee cash equal to the cost of the property to be released (or, if less, the fair value to us of the property at the time it became funded property) less the aggregate of:

•	the aggregate principal amount of obligations delivered to the Mortgage Indenture trustee that are secured by purchase money liens upon the property to be released;

•	the cost or fair value to us (whichever is less) of certified property additions not constituting funded property after specified deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the property additions were acquired or made within the 90-day period preceding the release);

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•	an amount equal to 10/7ths of the principal amount of mortgage securities we would be entitled to issue on the basis of retired securities (with our right to issue a corresponding principal amount of mortgage securities being waived);

•	an amount equal to 10/7ths of the principal amount of outstanding mortgage securities delivered to the Mortgage Indenture trustee (with the mortgage securities to be cancelled by the Mortgage Indenture trustee);

•	an amount of cash and/or the aggregate principal amount of obligations secured by purchase money liens upon the property to be released, which in either case is evidenced to the Mortgage Indenture trustee by a certificate of the trustee or other holder of a lien prior to the lien of the Mortgage Indenture to have been received by the trustee or other holder in consideration for the release of the property or any part of the property from the lien, subject in either case to specified limitations on the aggregate credit which may be used; and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

Property that is not funded property may generally be released from the lien of the Mortgage Indenture without depositing any cash or property with the Mortgage Indenture trustee as long as:

•	the aggregate amount of cost or fair value to us (whichever is less) of all property additions that do not constitute funded property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is greater than zero; or

•	the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of property additions acquired or made within the 90-day period preceding the release.

The Mortgage Indenture provides simplified procedures for the release of property that has been released from the lien of a Class A Mortgage, minor properties and property taken by eminent domain. Also, under the Mortgage Indenture, we can dispose of obsolete property and grant or surrender specified rights without any release or consent by the Mortgage Indenture trustee.

If we continue to own any property released from the lien of the Mortgage Indenture, the Mortgage Indenture will not become a lien on any improvement, extension, renewal, replacement or substitution of or for any part or parts of such property. (See Article Eight of the Mortgage Indenture)

Withdrawal of Cash

Unless an event of default under the Mortgage Indenture has occurred and is continuing and subject to specified limitations, cash held by the Mortgage Indenture trustee may:

•	be withdrawn by us:

•	to the extent of the cost or fair value to us (whichever is less) of property additions not constituting funded property, after specified deductions and additions, primarily including adjustments to offset retirements (except that the adjustments need not be made if the property additions were acquired or made within the 90-day period preceding the release);

•	in an amount equal to 10/7ths of the aggregate principal amount of mortgage securities that we would be entitled to issue on the basis of retired securities (with the entitlement to the issuance being waived); or

•	in an amount equal to 10/7ths of the aggregate principal amount of any outstanding mortgage securities delivered to the Mortgage Indenture trustee; or

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•	upon our request, be applied to:

•	the purchase of mortgage securities (at prices not exceeding 10/7ths of the principal amount of the purchased mortgage securities); or

•	the payment at stated maturity of any mortgage securities (or provision for the satisfaction and discharge of any mortgage securities) or the redemption (or similar provision for redemption) of any mortgage securities that are redeemable (with any mortgage securities received by the Mortgage Indenture trustee pursuant to these provisions being canceled by the Mortgage Indenture trustee); (see Section 806 of the Mortgage Indenture)

provided, however, that we may withdraw cash deposited with the Mortgage Indenture trustee as the basis for the authentication and delivery of mortgage securities, as well as cash representing a payment of principal of Class A Bonds, only in an amount equal to the aggregate principal amount of mortgage securities we would be entitled to issue on any basis (with the entitlement to the issuance being waived by operation of the withdrawal), or we may, at our request, apply this cash to the purchase, redemption or payment of mortgage securities at prices not exceeding, in the aggregate, the principal amount of the mortgage securities. (See Sections 405 and 702 of the Mortgage Indenture)

Consolidation, Merger, Etc.

We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the mortgaged property as or substantially as an entirety to any person unless:

•	the transaction is on terms that will fully preserve in all material respects the lien and security of the Mortgage Indenture and the rights and powers of the Mortgage Indenture trustee and the holders of the mortgage securities;

•	the corporation formed by any consolidation or into which we are merged or the person that acquires by conveyance or other transfer, or that leases, the mortgaged property as, or substantially as, an entirety is a corporation organized and existing under the laws of the United States of America or any state or territory of the United States of America or the District of Columbia, and that corporation assumes our obligations under the Mortgage Indenture; and

•	in the case of a lease, the lease is made expressly subject to termination by us or by the Mortgage Indenture trustee at any time during the continuance of an event of default.

(See Section 1301 of the Mortgage Indenture)

Modification of Mortgage Indenture

Without the consent of any holders of mortgage securities, we and the Mortgage Indenture trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence our successor and our successor’s assumption of our covenants in the Mortgage Indenture and in the mortgage securities;

•	to add one or more of our covenants or other provisions for the benefit of all holders of mortgage securities or for the benefit of the holders of the mortgage securities of one or more specified series, or to surrender any right or power conferred upon us by the Mortgage Indenture;

•	to correct or amplify the description of any property at any time subject to the lien of the Mortgage Indenture; to better assure, convey and confirm to the Mortgage Indenture trustee any property subject or required to be subjected to the lien of the Mortgage Indenture; or to subject to the lien of the Mortgage Indenture additional property (including property of others), to specify any additional permitted liens with respect to the additional property and to modify the provisions in the Mortgage Indenture for dispositions of specified types of property without release in order to specify any additional items with respect to the additional property;

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•	to change or eliminate any provision of the Mortgage Indenture or to add any new provision to the Mortgage Indenture, provided that if the change, elimination or addition adversely affects the interests of the holders of the mortgage securities of any series or tranche in any material respect, the change, elimination or addition will become effective with respect to the series or tranche only when no mortgage security of that series or tranche remains outstanding under the Mortgage Indenture;

•	to establish the form or terms of the mortgage securities of any series or tranche as permitted by the Mortgage Indenture;

•	to provide for the authentication and delivery of bearer securities and coupons representing interest, if any, on the bearer securities and for the procedures for the registration, exchange and replacement of bearer securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders, and for any and all other incidental matters;

•	to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

•	to establish procedures necessary to permit us to use a non-certificated system of registration for all, or any series or tranche of, the mortgage securities;

•	to change any place or places for payment, registration of transfer or exchange or where notices may be given; or

•	to cure any ambiguity, to correct or supplement any provision in the Mortgage Indenture that may be defective or inconsistent with any other provision in the Mortgage Indenture or to make any other changes to the provisions of the Mortgage Indenture or to add other provisions with respect to matters and questions arising under the Mortgage Indenture, so long as the other changes or additions do not adversely affect the interests of the holders of mortgage securities of any series or tranche in any material respect.

(See Section 1401 of the Mortgage Indenture)

In addition, if the Trust Indenture Act of 1939, as amended, referred to as the Trust Indenture Act, is amended after the date of the original Mortgage Indenture in such a way as to require changes to the Mortgage Indenture or the incorporation into the Mortgage Indenture of additional provisions or so as to permit changes to, or the elimination of, provisions that, at the date of the original Mortgage Indenture or at any subsequent time, were required by the Trust Indenture Act to be contained in the Mortgage Indenture, the Mortgage Indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and we and the Mortgage Indenture trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. (See Section 1401 of the Mortgage Indenture)

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the mortgage securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Mortgage Indenture pursuant to one or more supplemental indentures. However, if less than all of the series of the mortgage securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage securities of all of these series that are directly affected, considered as one class, will be required. If the mortgage securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, of the tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage securities of all of these tranches that are directly affected, considered as one class, will be required. Notwithstanding the above, no such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage security, or reduce the principal amount of any mortgage security or the rate of interest on

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any mortgage security (or the amount of any installment of interest on any mortgage security), or change the method of calculating the rate, or reduce any premium payable upon the redemption of any mortgage security, or reduce the amount of the principal of any discount security that would be due and payable upon a declaration of acceleration of maturity, or change the coin or currency (or other property) in which any mortgage security or any premium or the interest on any mortgage security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any mortgage security (or, in the case of redemption, on or after the date fixed for redemption) without, in any such case, the consent of the holder of such mortgage security;

•	permit the creation of any lien not otherwise permitted by the Mortgage Indenture ranking prior to the lien of the Mortgage Indenture with respect to all or substantially all of the mortgaged property or terminate the lien of the Mortgage Indenture on all or substantially all of the mortgaged property, or deprive the holders of the benefit of the lien of the Mortgage Indenture, without, in any such case, the consent of the holders of all mortgage securities then outstanding;

•	reduce the percentage of the principal amount of the outstanding mortgage securities of any series, or any tranche, needed to consent to any supplemental indenture, any waiver of compliance with any provision of the Mortgage Indenture or of any default under the Mortgage Indenture and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each outstanding mortgage security of the series or tranche; or

•	modify specified provisions of the Mortgage Indenture relating to supplemental indentures, waivers of specified covenants and waivers of past defaults with respect to the mortgage securities of any series, or any tranche of the mortgage securities, without the consent of the holder of each outstanding mortgage security of the series or tranche.

A supplemental indenture that changes or eliminates any covenant or other provision of the Mortgage Indenture that has expressly been included solely for the benefit of the holders of, or that is to remain in effect only so long as there will be outstanding mortgage securities of one or more specified series, or one or more tranches of the outstanding mortgage securities, or modifies the rights of the holders of mortgage securities of the series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Mortgage Indenture of the holders of the mortgage securities of any other series or tranche. (See Section 1402 of the Mortgage Indenture)

Voting of Class A Bonds

The Mortgage Indenture trustee will, as holder of any Class A Bonds issued as the basis for the issuance of the mortgage securities, attend the meetings of bondholders under the related Class A Mortgage, or deliver its proxy in connection with the meetings, for matters for which it is entitled to vote or consent. So long as no event of default as defined in the Mortgage Indenture has occurred and is continuing, the Mortgage Indenture trustee will, as holder of the Class A Bonds with respect to any amendments or modifications to any Class A Mortgage, vote all Class A Bonds outstanding under the Class A Mortgage then held by it, or consent with respect to the amendments or modifications, proportionately with the vote or consent of holders of all other Class A Bonds outstanding under the Class A Mortgage the holders of which are eligible to vote or consent, except that the Mortgage Indenture trustee will not vote in favor of, or consent to, any amendment or modification of a Class A Mortgage that, if it were an amendment or modification of the Mortgage Indenture, would require the consent of holders of the mortgage securities as described under the caption “—Modification of the Mortgage Indenture,” without the prior consent of holders of mortgage securities that would be required for the amendment or modification of the Mortgage Indenture. (See Section 705 of the Mortgage Indenture)

Waiver

The holders of at least a majority in aggregate principal amount of all mortgage securities of all affected series or tranches, considered as one class, may waive our obligations to comply with specified covenants,

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including the covenants to maintain our corporate existence and properties, pay taxes and discharge liens, maintain insurance and make the recordings and filings as are necessary to protect the security of the holders and the rights of the Mortgage Indenture trustee and the covenant described above with respect to merger, consolidation or the transfer or lease of the mortgaged property as, or substantially as, an entirety, provided that the waiver occurs before the time that compliance is required. (See Section 609 of the Mortgage Indenture)

Events of Default

Each of the following events will be an event of default under the Mortgage Indenture:

•	our failure to pay interest on any mortgage security within 60 days after the same becomes due;

•	our failure to pay principal of or premium, if any, on any mortgage security within 3 business days after maturity;

•	our failure to perform, or our breach of, any covenant or warranty contained in the Mortgage Indenture (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this caption) for a period of 90 days after we have received a written notice from the Mortgage Indenture trustee or the holders of at least 33% in principal amount of outstanding mortgage securities, or unless the Mortgage Indenture trustee, or the Mortgage Indenture trustee and the holders of a principal amount of mortgage securities not less than the principal amount of mortgage securities the holders of that gave the notice, as the case may be, agree in writing to an extension of the period prior to its expiration. The Mortgage Indenture trustee, or the Mortgage Indenture trustee and the holders, as the case may be, will be deemed to have agreed to an extension of the period if we have initiated corrective action within the period and we are diligently pursuing such corrective action;

•	specified events relating to reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property; and

•	the occurrence of a matured event of default under any Class A Mortgage (other than any such matured event of default that is of similar kind or character to the event of default described in the third bullet above and that has not resulted in the acceleration of the Class A Bonds outstanding under the Class A Mortgage); provided that the waiver or cure of any such event of default and the rescission and annulment of the consequences of a matured event of default will constitute a waiver of the corresponding event of default under the Mortgage Indenture and a rescission and annulment of the consequences of a matured event of default.

(See Section 1001 of the Mortgage Indenture)

Remedies

Acceleration of Maturity. If an event of default under the Mortgage Indenture occurs and is continuing, then the Mortgage Indenture trustee or the holders of not less than 33% in principal amount of mortgage securities then outstanding may declare the principal amount (or if the mortgage securities are discount securities, the portion of the principal amount of the discount securities as may be provided for pursuant to the terms of the Mortgage Indenture) of all of the mortgage securities then outstanding, together with premium, if any, and accrued interest, if any, on the mortgage securities to be immediately due and payable. At any time after the declaration of acceleration of the mortgage securities then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money has been obtained by the Mortgage Indenture trustee, the event or events of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and the declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Mortgage Indenture trustee a sum sufficient to pay:

•	all overdue interest, if any, on all mortgage securities then outstanding;

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•	the principal of and premium, if any, on any mortgage securities then outstanding that have become due otherwise than by the declaration of acceleration and interest on such amounts at the rate or rates prescribed in the mortgage securities; and

•	all amounts due to the Mortgage Indenture trustee; and

•	any other event or events of default under the Mortgage Indenture, other than the non-payment of the principal of the mortgage securities that has become due solely by the declaration of acceleration, has been cured or waived in accordance with the provisions of the Mortgage Indenture.

(See Sections 1002 and 1017 of the Mortgage Indenture)

Possession of Mortgaged Property. Under certain circumstances and to the extent permitted by law, if an event of default occurs and is continuing, the Mortgage Indenture trustee may take possession of, and hold, operate and manage, the mortgaged property or, with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the Mortgage Indenture trustee or pursuant to judicial proceedings, the principal of the outstanding mortgage securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 1003, 1004 and 1005 of the Mortgage Indenture)

Right to Direct Proceedings. If an event of default under the Mortgage Indenture occurs and is continuing, the holders of a majority in principal amount of the mortgage securities then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Mortgage Indenture trustee or exercising any trust or power conferred on the Mortgage Indenture trustee, provided that (1) the direction does not conflict with any rule of law or with the Mortgage Indenture, and could not involve the Mortgage Indenture trustee in personal liability in circumstances where indemnity would not, in the Mortgage Indenture trustee’s sole discretion, be adequate and (2) the Mortgage Indenture trustee may take any other action deemed proper by the Mortgage Indenture trustee that is not inconsistent with the direction. (See Section 1016 of the Mortgage Indenture)

Limitation on Right to Institute Proceedings. No holder of any mortgage security may institute any proceeding, judicial or otherwise, with respect to the Mortgage Indenture or for the appointment of a receiver or for any other remedy under the Mortgage Indenture unless:

•	the holder has previously given to the Mortgage Indenture trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the mortgage securities then outstanding have made written request to the Mortgage Indenture trustee to institute proceedings in respect of the event of default and have offered the Mortgage Indenture trustee reasonable indemnity against costs and liabilities to be incurred in complying with the request; and

•	for 60 days after receipt of the notice, the Mortgage Indenture trustee has failed to institute any such proceeding and no direction inconsistent with the request has been given to the Mortgage Indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of the mortgage securities then outstanding.

Furthermore, no holder may institute any such action if and to the extent that the action would disturb or prejudice the rights of other holders. (See Section 1011 of the Mortgage Indenture)

No Impairment of Right to Receive Payment. Notwithstanding that the right of a holder to institute a proceeding with respect to the Mortgage Indenture is subject to specified conditions precedent, each holder of a mortgage security has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the mortgage security when due and to institute suit for the enforcement of any such payment, and the rights may not be impaired without the consent of the holder. (See Section 1012 of the Mortgage Indenture)

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Notice of Default. The Mortgage Indenture trustee must give the holders notice of any default under the Mortgage Indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived, except that the Mortgage Indenture trustee does not have to give notice of a default of the character described in the third bullet under the caption “—Events of Default” until at least 75 days after the occurrence of such an event. For purposes of the preceding sentence, the term “default” means any event that is, or after notice or lapse of time, or both, would become, an event of default. (See Section 1102 of the Mortgage Indenture) The Trust Indenture Act currently permits the Mortgage Indenture trustee to withhold notices of default (except for specified payment defaults) if the Mortgage Indenture trustee in good faith determines the withholding of the notice to be in the interests of the holders.

Indemnification of Trustee. Before taking specified actions to enforce the lien of the Mortgage Indenture and institute proceedings on the mortgage securities, the Mortgage Indenture trustee may require adequate indemnity from the holders of the mortgage securities against costs, expenses and liabilities to be incurred in connection with the enforcement of the lien. (See Sections 1011 and 1101 of the Mortgage Indenture)

Additional Remedies. In addition to every other right and remedy provided in the Mortgage Indenture, the Mortgage Indenture trustee may exercise any right or remedy available to the Mortgage Indenture trustee in its capacity as owner and holder of any Class A Bonds that arises as a result of a default or matured event of default under any Class A Mortgage, whether or not an event of default under the Mortgage Indenture has occurred and is continuing. (See Section 1020 of the Mortgage Indenture)

Remedies Limited by State Law. The laws of the state or states in which the mortgaged property is located may limit or deny the ability of the Mortgage Indenture trustee or security holders to enforce certain rights and remedies provided in the Mortgage Indenture in accordance with its terms. (See Section 1014 of the Mortgage Indenture)

Defeasance

Any mortgage security or securities, or any portion of the principal amount of the mortgage security or securities, will be deemed to have been paid for purposes of the Mortgage Indenture, and, at our election, our entire indebtedness in respect of the Mortgage Indenture will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Mortgage Indenture trustee or any paying agent (other than us), in trust:

•	money (including funded cash not otherwise applied pursuant to the Mortgage Indenture);

•	in the case of a deposit made prior to the maturity of the applicable mortgage securities, eligible obligations (generally direct or indirect obligations of the U.S. government), which do not contain provisions permitting the redemption or other prepayment at the option of the issuer, the principal of and the interest on which when due, without any regard to reinvestment of the eligible obligations, will provide moneys that, together with the money, if any, deposited with or held by the Mortgage Indenture trustee or the paying agent; or

•	a combination of the first two bullets,

which will be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the mortgage security or securities or portions of the mortgage security or securities. (See Section 901 of the Mortgage Indenture)

Under current U.S. federal income tax law, a defeasance described in the preceding paragraph would be treated as a taxable exchange of the mortgage securities defeased for a series of non-recourse debt instruments secured by the assets in the defeasance trust. As a consequence, a holder might recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the mortgage securities and the value of the new debt instruments deemed to have been received in exchange. Holders should consult their own tax advisors as to the specific consequences to them of defeasance under the Mortgage Indenture.

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Resignation or Removal of the Mortgage Indenture Trustee

The Mortgage Indenture trustee may resign at any time by giving written notice of resignation to us. The Mortgage Indenture trustee may be removed at any time by act of the holders of a majority in principal amount of mortgage securities then outstanding delivered to the Mortgage Indenture trustee and us. No resignation or removal of the Mortgage Indenture trustee and no appointment of a successor Mortgage Indenture trustee will become effective until a successor Mortgage Indenture trustee has accepted its appointment in accordance with the requirements of the Mortgage Indenture. So long as no event of default or event that, after notice or lapse of time, or both, would become an event of default has occurred and is continuing, if we have delivered to the Mortgage Indenture trustee a resolution of our Board of Directors appointing a successor Mortgage Indenture trustee and the successor has accepted the appointment in accordance with the terms of the Mortgage Indenture, the Mortgage Indenture trustee will be deemed to have resigned and the successor will be deemed to have been appointed as Mortgage Indenture trustee in accordance with the Mortgage Indenture. (See Section 1110)

Evidence to be Furnished to the Mortgage Indenture Trustee

When we are required to document our compliance with Mortgage Indenture provisions, we will provide the Mortgage Indenture trustee with written statements of our officers or other persons that we select or pay. In some cases, we will be required to furnish opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent). In addition, the Mortgage Indenture requires that we give the Mortgage Indenture trustee, at least annually, a brief statement as to our compliance with the conditions and covenants under the Mortgage Indenture.

Concerning the Mortgage Indenture Trustee

U.S. Bank National Association is the Mortgage Indenture trustee. We and our affiliates conduct banking transactions with affiliates of the Mortgage Indenture trustee in the normal course of our business and may use the Mortgage Indenture trustee or its affiliates as trustee for various debt issues.

Governing Law

The Mortgage Indenture is governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act is applicable and except to the extent the law of any jurisdiction where property subject to the Mortgage Indenture is located mandatorily governs the perfection, priority or enforcement of the lien of the Mortgage Indenture with respect to that property.

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DESCRIPTION OF THE SENIOR DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the unsecured senior debt securities, which we refer to as debt securities or senior debt securities, will be issued. These summaries are not complete. The indenture and the form of supplemental indenture, including the form of senior debt security, applicable to the senior debt securities have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the following summary have the meaning specified in the indenture unless otherwise defined below.

We are not required to issue future issues of indebtedness under the indenture described below. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not issued under this prospectus.

The senior debt securities will be represented either by global securities registered in the name of DTC, as the Depository, or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the caption “Book-Entry System” in this prospectus.

General

We may issue senior debt securities from time to time in one or more series under an Indenture, dated as of July 1, 1999, as previously supplemented and to be supplemented by one or more supplemental indentures relating to the senior debt securities being offered by this prospectus, all from us to The Bank of New York Mellon Trust Company, N.A., as trustee, which we collectively refer to as the Indenture. The Indenture does not contain any debt covenants or provisions that would afford holders of the senior debt securities protection in the event of a highly leveraged transaction.

The senior debt securities will be our unsecured obligations. The Indenture does not limit the aggregate principal amount of senior debt securities that we may issue under the Indenture and does not limit the incurrence or issuance of other secured or unsecured debt by us. (See Section 301 of the Indenture) As of December 31, 2017, there were no senior debt securities outstanding under the Indenture. As of December 31, 2017, there was approximately $4.5 billion aggregate principal amount of our first mortgage bonds outstanding under our Mortgage Indenture. The Mortgage Indenture constitutes, subject to specified exceptions, a first mortgage lien on substantially all of our properties used or to be used in or in connection with the business of generating, purchasing, transmitting, distributing and/or selling electric energy (See “Description of the First Mortgage Bonds”).

The senior debt securities will rank as equal in right of payment to our other unsecured indebtedness, except for any indebtedness that, by its terms, is subordinate to the senior debt securities.

When we offer to sell a particular series of senior debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of the series;

•	any limit on the aggregate principal amount of the series;

•	whether any of the senior debt securities of that series will be issued in global form and, if so, the identity of the depository and the specific terms of the depository arrangements;

•	the date or dates on which the principal is payable;

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•	the rate or rates at which the senior debt securities of that series will bear interest or the method of determining the rate or rates;

•	the date or dates from which interest will accrue;

•	the dates on which the interest will be payable and the regular record dates for the interest payment dates;

•	the place or places where the principal of, premium, if any, and interest will be payable;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	the denominations in which the senior debt securities will be issuable, if other than denominations of $1,000 and multiples $1,000 in excess thereof;

•	additional events of default if other than those set forth in the Indenture;

•	whether the provisions of the Indenture relating to defeasance and covenant defeasance will be applicable to the senior debt securities of that series, provided that the provisions will apply unless the covenants are expressly stated to be inapplicable to the senior debt securities of that series; and

•	any other terms of the senior debt securities of that series.

(See Section 301 of the Indenture)

Unless the prospectus supplement that describes a particular series of senior debt securities provides otherwise, we may from time to time, without the consent of the holders of that series of senior debt securities, reopen that series of senior debt securities and issue additional senior debt securities with the same terms (including maturity and interest payment terms) as that series of senior debt securities.

Periodic Offering

We may offer senior debt securities of any series in a periodic offering in which any or all of the specific terms of each security of the series may vary from other securities of that series, including with respect to rate or rates of interest on the securities, if any, the stated maturity of each security, the redemption provisions, if any, and such other terms as may be permitted by the Indenture and determined by us from time to time as provided in the Indenture and described in the applicable prospectus supplement.

Discount Security

A senior debt security may provide that an amount less than the principal amount of the senior debt security would be due and payable if it were to be accelerated because of an event of default. Senior debt securities containing such a provision would be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations relating to those securities will be described in the applicable prospectus supplement.

Payment of Senior Debt Securities; Transfers; Exchanges

Unless the prospectus supplement that describes a particular series of senior debt securities says otherwise with respect to that series, we will pay interest, if any, on each senior debt security payable on each interest payment date to the person in whose name the senior debt security is registered as of the close of business on the regular record date relating to that interest payment date. We will pay interest payable at maturity to the person to whom principal is paid at maturity. If there has been a default in the payment of interest on any senior debt security, the defaulted interest may be paid to the holder of the senior debt security as of the close of business on a date selected by the senior debt security trustee. The date selected must not be more than 15 days and not less

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than 10 days prior to the date we propose for payment of the defaulted interest. Defaulted interest may also be paid in any other lawful manner permitted by requirements of any securities exchange on which the senior debt security may be listed, if the Indenture trustee deems the manner of payment practicable. (See Section 307 of the Indenture)

Unless the prospectus supplement that describes a particular series of senior debt securities says otherwise with respect to that series, the principal of and premium, if any, and interest at maturity will be payable upon presentation of the senior debt securities at the corporate trust office of The Bank of New York Mellon Trust Company, N.A., as our Paying Agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. (See Section 1002 of the Indenture)

Unless the prospectus supplement that describes a particular series of senior debt securities says otherwise with respect to that series, the transfer of senior debt securities may be registered, and senior debt securities may be exchanged for other senior debt securities of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York Mellon Trust Company, N.A., as security registrar. We may change the place for registration of transfer and exchange of senior debt securities, and we may designate one or more additional places for the registration of transfer and exchange of senior debt securities, all at our discretion. (See Sections 305 and 1002 of the Indenture)

Unless the prospectus supplement that describes a particular series of senior debt securities says otherwise with respect to that series, no fee for service will be charged for any transfer or exchange of the senior debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange of the senior debt securities. We are not required to execute or to provide for the registration of transfer or exchange of (1) any senior debt security during a period of 15 days prior to giving any notice of redemption or (2) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See Section 305 of the Indenture)

Redemption

The prospectus supplement that describes a series of senior debt securities will set forth any terms for the optional or mandatory redemption of that particular series. Unless the prospectus supplement says that senior debt securities are redeemable at the option of a holder, senior debt securities that are redeemable will be redeemable only at our option upon notice by mail at least 30 days prior to the date fixed for redemption. If fewer than all the senior debt securities of a series are to be redeemed, the particular senior debt securities to be redeemed will be selected by the trustee by the method provided for that series or, if no method is provided, substantially pro rata, by lot or by any other method as the trustee considers fair and appropriate and which complies with the requirement of the principal national securities exchange, if any, on which the senior debt securities are listed. If senior debt securities of a series or tranche have different terms and different maturities, we may select the particular senior debt securities to be redeemed. (See Sections 1103 and 1104 of the Indenture)

If redemption is at our option, the notice of redemption may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for the redemption, of money sufficient to redeem all of the senior debt securities called for redemption, including accrued interest, if any. If no money has been received, the notice will not be effective and we will not be required to redeem the senior debt securities. (See Section 1104 of the Indenture)

Consolidation, Merger or Sale

The Indenture provides that we will not consolidate with or merge with or into any other corporation, whether or not we are the surviving corporation, or sell, assign, transfer or lease all or substantially all of our

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properties and assets as an entirety or substantially as an entirety to any person or group of affiliated persons, in one transaction or a series of related transactions, unless:

•	either we are the continuing person or the person, if other than us, formed by the consolidation or with which or into which we are merged or the person, or group of affiliated persons, to which all or substantially all of our properties and assets as an entirety or substantially as an entirety are sold, assigned, transferred or leased is a corporation, or constitute corporations, organized under the laws of the United States or any State of the United States or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Indenture trustee in a form satisfactory to the Indenture trustee, all of our obligations under the senior debt securities issued under the Indenture and all of our obligations under the Indenture;

•	immediately before and after giving effect to the transaction or series of transactions, no event of default, and no default, has occurred and is continuing; and

•	we deliver to the Indenture trustee an officer’s certificate and an opinion of counsel stating that the consolidation, merger or transfer and the supplemental indenture comply with the Indenture.

(See Article Eight of the Indenture)

Events of Default

The following are events of default under the Indenture with respect to senior debt securities of any series issued under the Indenture:

•	our failure to pay interest on any senior debt security of that series when due and the failure continues for 30 days and the time for payment has not been extended or deferred;

•	our failure to pay the principal of, or premium, if any, on, any senior debt security of that series when due and payable at maturity, and upon redemption but excluding any failure by us to deposit money in connection with any redemption at our option, and the time for payment has not been extended or deferred;

•	our failure to observe or perform any other covenant, warranty or agreement contained in the senior debt securities of that series or in the Indenture, other than a covenant, agreement or warranty included in the Indenture solely for the benefit of senior debt securities other than that series, and the failure continues for 60 days after we have received written notice from the Indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series;

•	specified events of bankruptcy, insolvency or reorganization relating to us;

•	our failure to pay any installment of interest when due on any other series of senior debt securities issued pursuant to the Indenture and the failure continues for 30 days, or our failure to pay the principal of, or premium, if any, on any such other series of senior debt securities when due and payable at maturity, including upon redemption but excluding any failure by us to deposit money in connection with any redemption at our option, and the time for payment of that interest or principal (or premium, if any) has not been extended or deferred; and

•	any other event of default with respect to senior debt securities of that series specified in the applicable prospectus supplement.

(See Section 501 of the Indenture)

Remedies

Acceleration of Maturity. If an event of default with respect to senior debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the Indenture trustee or

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the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice in writing to us, and to the Indenture trustee if given by the holders of at least 25% in aggregate principal amount of the senior debt securities of that series, may declare the unpaid principal of and accrued interest to the date of acceleration, or, if the senior debt securities are original issue discount securities, the portion of that principal as may be specified in the terms of the Indenture, on all the outstanding senior debt securities of that series to be due and payable immediately and, upon any such declaration, the senior debt securities of that series, or specified principal amount, will become immediately due and payable. (See Section 502 of the Indenture)

If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding senior debt securities of all series will become immediately due and payable without any declaration or other act on the part of the Indenture trustee or any holder of any senior debt security. (See Section 502 of the Indenture)

The holders of a majority of the principal amount of the outstanding senior debt securities of that series, upon the conditions provided in the Indenture, may rescind an acceleration and its consequences. (See Section 502 of the Indenture)

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture trustee, or exercising any trust or power conferred on the Indenture trustee, with respect to the senior debt securities of that series; provided that (1) the direction is not in conflict with any law or the Indenture; (2) the Indenture trustee may take any other action deemed proper by the Indenture trustee that is not inconsistent with the direction; and (3) subject to its duties under the Trust Indenture Act, the Indenture trustee need not take any action that might involve the Indenture trustee in personal liability or might be unduly prejudicial to the holders not joining in the action. (See Section 512 of the Indenture)

Limitation on Rights to Institute Proceedings. No holder of the senior debt securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

•	the holder has previously given to the Indenture trustee written notice of a continuing event of default with respect to the senior debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request to the Indenture trustee, and the holder or holders have offered to the Indenture trustee reasonable indemnity, to institute the proceeding as trustee; and

•	the Indenture trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series a direction inconsistent with the request, within 60 days after the notice, request and offer.

(See Section 507 of the Indenture)

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Indenture, the holder of any senior debt security will have the absolute and unconditional right to receive payment of the principal of (and premium, if any) and interest on that senior debt security when due, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (See Section 508 of the Indenture)

Notice of Default. The Indenture provides that the Indenture trustee must, within 30 days after the occurrence of any default or event of default with respect to senior debt securities of any series issued under the Indenture, give the holders of senior debt securities of that series notice of all uncured defaults or events of

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default known to it (the term “default” includes any event that after notice or passage of time or both would be an event of default); provided, however, that, except in the case of an event of default or a default in payment on any senior debt securities of any series, the Indenture trustee will be protected in withholding the notice if and so long as the board of directors, the executive committee or directors or responsible officers of the Indenture trustee in good faith determine that the withholding of the notice is in the interest of the holders of senior debt securities of the affected series. (See Section 602 of the Indenture)

Indemnification of Trustee. Subject to the provisions of the Indenture relating to the duties of the Indenture trustee if an event of default occurs and is continuing, the Indenture trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Indenture trustee reasonable indemnity. (See Section 603 of the Indenture)

Waiver. The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series may on behalf of the holders of all senior debt securities of that series waive any default or event of default with respect to that series, except a default or event of default in the payment of the principal of, or premium, if any, or any interest, if any, on any senior debt securities of that series or in respect of a provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding senior debt securities of that series affected. (See Section 513 of the Indenture)

Modification of Indenture

We and the Indenture trustee may modify the Indenture, without notice to or the consent of any holders of senior debt securities, with respect to specified matters, including:

•	to add one or more covenants or other provisions for the benefit of holders of senior debt securities of one or more series or to surrender any of our rights or powers under the Indenture;

•	to cure any ambiguity, defect or inconsistency or to correct or supplement any provision that may be inconsistent with any other provision of the Indenture; or

•	to make any change that does not materially adversely affect the interests of any holder of senior debt securities of any series.

If the Trust Indenture Act is amended after the date of the original Indenture in such a way as to require or permit changes to the Indenture, or the elimination of provisions that, at the date of the original Indenture or at any time subsequently were required by the Trust Indenture Act, the Indenture will be automatically amended to conform to the amendment or to make the changes or elimination. The Indenture trustee will, at our request, enter into one or more supplemental indentures with us to evidence or effect the amendment. (See Section 901 of the Indenture)

In addition, we, together with the Indenture trustee, may modify some of our rights and obligations and the rights of holders of the senior debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series affected thereby.

No amendment or modification may, without the consent of each holder of any outstanding senior debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any such senior debt security;

•	reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, or extend the time for payment of, any such senior debt security, or extend the time for payment of those amounts or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity of the senior debt security;

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•	change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on any senior debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such senior debt security;

•	reduce the percentage in principal amount of outstanding senior debt securities of any series necessary to modify or amend the Indenture, or to waive compliance with specified provisions of the Indenture or defaults or events of default under the Indenture and their consequences;

•	change the redemption provisions in a manner adverse to any such holder of senior debt securities of that series; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants except to increase the percentage of holders required to consent or waive or to provide that specified other provisions may not be modified or waived without the consent of each holder affected thereby.

(See Article Nine of the Indenture)

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the trustee funds or U.S. government obligations the scheduled payments of principal and interest in respect of which is sufficient to make payments of principal of (and premium, if any) and interest on the senior debt securities of a series or tranche thereof on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	“covenant defeasance,” which means that we will no longer have any obligation to comply with the restrictive covenants under the Indenture and any other restrictive covenants that apply to that series or tranche of the senior debt securities, and the related events of default will no longer apply to us; or

•	“legal defeasance,” which means that we will be discharged from our payment obligations, in addition to the obligations referred to above, with respect to the senior debt securities of that series or tranche.

So long as no default or event of default with respect to the senior debt securities of any series has occurred and is continuing, we may affect either a legal defeasance or a covenant defeasance in respect of senior debt securities of that series or tranche by:

•	depositing with the Indenture trustee, under the terms of an irrevocable trust agreement, money or U.S. government obligations or a combination sufficient to pay, when due, all remaining indebtedness on the senior debt securities of that series;

•	delivering to the Indenture trustee either an opinion of counsel or a ruling directed to the Indenture trustee from the Internal Revenue Service to the effect, among other things, that the holders of the senior debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and termination of obligations; and

•	complying with specified other requirements set forth in the Indenture.

(See Section 1304 of the Indenture)

Evidence to be Furnished to the Indenture Trustee

The Indenture provides that we must periodically file statements with the Indenture trustee regarding our compliance with all conditions and covenants of the Indenture. (See Section 704 of the Indenture)

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Concerning the Indenture Trustee

The Bank of New York Mellon Trust Company, N.A., is the Indenture Trustee. We and our affiliates conduct banking transactions with the Indenture trustee in the normal course of business.

Governing Law

The Indenture is governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles, except to the extent that the Trust Indenture Act is applicable.

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BOOK-ENTRY SYSTEM

Unless otherwise specified in the applicable prospectus supplement, each series of securities offered by this prospectus will be issued as fully-registered global securities representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series of securities will be deposited with, or on behalf of, DTC or its successor, as the depository. The global securities will be registered at the request of DTC in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

DTC will keep an electronic record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that DTC, its nominees and successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

We will make payments of principal, interest, if any, and premium, if any, to DTC or its nominee. We, the applicable trustee and any paying agent will treat DTC or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, neither we nor any trustee nor any paying agent will have any direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or “direct participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly, an “indirect participant.” Direct participants and indirect participants are referred to collectively as “participants.” The DTC Rules applicable to its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

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To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If a particular series of securities is redeemable at our option or at the option of the holder, redemption notices will be sent to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed. Redemption proceeds and distributions on global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Upon DTC’s receipt of funds and corresponding detail information from us, any trustee or any paying agent, DTC’s practice is to credit direct participants’ accounts in accordance with the holdings information shown on DTC’s records on the payment date. Payments by participants to beneficial owners of securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Payments will be the responsibility of such participant and not of DTC nor its nominee, any trustee, any paying agent or us, subject to any statutory or regulatory requirements. Payment of redemption proceeds and distributions to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of us, the applicable trustee or the applicable paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy.

Global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of securities or (3) we execute and deliver to the applicable trustee an order that the global securities will be so exchangeable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be direct participants of DTC.

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PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through underwriters or dealers, through agents or directly to one or more purchasers. The terms under which the securities are offered and the method of distribution will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended, the “Securities Act,” and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price and any discounts or concessions allowed or reallowed to dealers.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

Under agreements into which we may enter in connection with the sale of the securities, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

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LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the validity of the securities being offered by this prospectus and certain other matters will be rendered by Faegre Baker Daniels LLP, Denver, Colorado, counsel for our company. Unless otherwise indicated in the prospectus supplement relating to a particular series of securities, certain legal matters will be passed upon for the underwriters, dealers or agents named in a prospectus supplement by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Public Service Company of Colorado’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PROSPECTUS

SOUTHWESTERN PUBLIC SERVICE

COMPANY

(a New Mexico corporation)

790 South Buchanan Street

Amarillo, Texas 79101

(303) 571-7511

FIRST MORTGAGE BONDS

SENIOR UNSECURED DEBT SECURITIES

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities listed above and described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully consider the risk factors set forth in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission before making any decision to invest in any of the securities described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2018.

ABOUT THIS PROSPECTUS

This document is called a “prospectus” and it provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with the prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the caption “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offering or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, the applicable prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and applicable prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Southwestern Public Service Company,” “SPS,” “our company,” “we,” “us,” or similar terms refers to Southwestern Public Service Company.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2017, including information specifically incorporated by reference into our Form 10-K from Xcel Energy Inc.’s definitive Proxy Statement for its 2018 Annual Meeting of Shareholders, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” (other than information deemed to have been “furnished” rather than “filed” in accordance with SEC rules) from the date of this prospectus until we sell all of the securities offered by this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn:	Corporate Secretary
Southwestern Public Service Company
c/o Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

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OUR COMPANY

We were incorporated in 1921 under the laws of the State of New Mexico. We are a utility engaged primarily in the generation, purchase, transmission, distribution and sale of electricity in portions of Texas and New Mexico. At December 31, 2017, we provided electric utility service to approximately 390,000 retail customers in Texas and New Mexico.

Our principal executive offices are located at 790 South Buchanan Street, Amarillo, Texas 79101 and our telephone number is (303) 571-7511.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including meeting our working capital requirements, funding capital expenditures and acquisitions, repaying short-term debt and refunding long-term debt at maturity or otherwise. Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest-bearing obligations.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	3.4	3.1	2.9	2.9	2.4

For purposes of computing the ratio of earnings to fixed charges, (1) earnings consist of pre-tax income plus fixed charges; and (2) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

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DESCRIPTION OF THE FIRST MORTGAGE BONDS

The description below contains summaries of selected provisions of the mortgage indenture, including supplemental indentures, under which the first mortgage bonds, which we sometimes refer to as “first mortgage bonds,” “mortgage securities,” or “mortgage bonds,” will be issued. These summaries are not complete. The mortgage indenture and the form of supplemental indenture, including the form of first mortgage bond, applicable to the first mortgage bonds have been filed as exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the mortgage indenture so that you can easily locate these provisions. Certain terms used but not defined in the following summary have the meaning specified in the mortgage indenture.

This section describes the general terms and provisions of our first mortgage bonds. The prospectus supplement will describe the specific terms of the first mortgage bonds offered through that prospectus supplement and any general terms outlined in this section that will not apply to those first mortgage bonds.

General

We may issue the first mortgage bonds from time to time in one or more series under the Indenture dated as of August 1, 2011, as supplemented from time to time by supplemental indentures relating to the first mortgage bonds being offered by this prospectus, which we collectively refer to as the “mortgage indenture,” between us and U.S. Bank National Association, as trustee, which we refer to as the “mortgage trustee.” The mortgage indenture will govern the first mortgage bonds offered by this prospectus.

The amount of mortgage securities that we may issue under the mortgage indenture is unlimited. The mortgage securities may be issued in series up to the aggregate principal amount that may be authorized by us from time to time. Although the mortgage indenture does not limit the amount of mortgage securities that we may issue under it, we may only issue mortgage securities under the mortgage indenture on the basis of property additions, retired mortgage securities or cash (as discussed below). See “—Issuance of Additional Mortgage Securities” for more information about the limitations on the issuance of mortgage securities.

The holders of outstanding first mortgage bonds do not, and, unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, the holders of any first mortgage bonds offered by this prospectus will not, have the right to require us to repurchase the first mortgage bonds if we become involved in a highly leveraged or change of control transaction. The mortgage indenture does not have any provision that is designed specifically in response to highly leveraged or change of control transactions. However, holders of first mortgage bonds would have the security afforded as described below under the caption “—Security.”

When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of that series;

•	any limit on the aggregate principal amount of that series;

•	the currency or composite currency and denomination of that series;

•	the price or prices (or method for determining price or prices) at which that series will be issued and, if an index formula or other method is used, the method for determining amounts of principal and interest;

•	the date of maturity of that series and the right, if any, to extend the maturity of that series, and the duration of any such extension;

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•	the dates (or method of determining such dates) when principal and interest are payable, and the record dates for the payment of interest and the right, if any, to extend the interest payment periods and the duration of any such extension;

•	the rate or rates (which may be fixed or variable) at which that series will bear interest or the method of calculating the rate or rates;

•	the date or dates from which the interest will accrue;

•	the manner of paying principal or interest;

•	the place or places where principal and interest will be payable;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	whether the first mortgage bonds of that series are to be issuable as registered first mortgage bonds, bearer first mortgage bonds, or both;

•	whether the first mortgage bonds of that series are to be represented in whole or in part by a first mortgage bond in global form and, if so, the identity of the depository for any global first mortgage bond;

•	if the first mortgage bonds of that series provide that payments of principal or interest may be made in a currency other than that in which first mortgage bonds are denominated, the manner for determining those payments;

•	the denominations in which we will issue that series, if other than $1,000 and multiples of $1,000 in excess thereof;

•	the portion of principal payable upon acceleration of a first mortgage bond of that series where the amount of principal due upon acceleration is less than the stated principal amount, or a “discounted security”;

•	whether and upon what terms first mortgage bonds of that series may be defeased;

•	any events of default or restrictive covenants in addition to or in lieu of those set forth in the mortgage indenture; and

•	any other terms or provisions of that series of first mortgage bonds not inconsistent with the provisions of the mortgage indenture, including any terms that may be required or advisable under U.S. laws or regulations, or advisable in connection with the marketing of the first mortgage bonds.

Unless the applicable prospectus supplement provides otherwise, we may from time to time, without the consent of the holders of a series of first mortgage bonds, reopen that series and issue additional first mortgage bonds with the same terms (except for the price to public and the issue date) as such series of first mortgage bonds.

We expect the first mortgage bonds of any series to be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” as depository, or “Depository.” See the information under “Book-Entry System” in this prospectus. We will describe any additional or different terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of first mortgage bonds issued in the form of global securities.

First mortgage bonds of any series may be issued as registered first mortgage bonds or bearer first mortgage bonds, as specified in the terms of the series. Unless otherwise indicated in the prospectus supplement relating to a particular series of first mortgage bonds, registered first mortgage bonds will be issued in denominations of $1,000 and integral multiples of $1,000. One or more global first mortgage bonds will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding first mortgage bonds of the series to be represented by such global first mortgage bonds.

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Registration of transfer of registered first mortgage bonds may be requested upon surrender of the first mortgage bonds at any of our agencies maintained for the purpose and upon fulfillment of all other requirements of the security registrar.

First mortgage bonds may be issued under the mortgage indenture as discounted first mortgage bonds to be offered and sold at a substantial discount from the principal amount of those first mortgage bonds. Special U.S. federal income tax and other applicable considerations will be described in the prospectus supplement relating to the discounted first mortgage bonds.

If we ever issue bearer first mortgage bonds, the applicable prospectus supplement will describe all of the specific terms and provisions of first mortgage bonds in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to first mortgage bonds in registered form, and will summarize provisions of the mortgage indenture that relate specifically to bearer first mortgage bonds.

Except as otherwise provided herein, when we use the term “holder” in this prospectus with respect to a registered first mortgage bond, we mean the person in whose name such first mortgage bond is registered.

Payment of First Mortgage Bonds; Transfers; Exchanges

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, we will pay interest, if any, on each first mortgage bond payable on each interest payment date to the person in whose name the first mortgage bond is registered as of the close of business on the regular record date relating to that interest payment date. We will pay interest payable at maturity (whether at stated maturity, upon redemption or otherwise) to the person to whom principal is paid at maturity. If we fail to pay interest on any first mortgage bond when due, we will pay the defaulted interest to the holder of the first mortgage bond as of the close of business on a date selected by the mortgage trustee which is not more than 30 days and not less than 10 days prior to the date we propose for payment or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the first mortgage bond may be listed, if the mortgage trustee deems the manner of payment practicable. (See Section 307 of the mortgage indenture)

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, we will pay the principal of and premium, if any, and interest at maturity upon presentation of the first mortgage bonds at the corporate trust office of the mortgage trustee in New York, New York, as our paying agent. We may change the place of payment on the first mortgage bonds. We may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (See Section 602 of the mortgage indenture and Article One of the supplemental indenture(s) relating to the first mortgage bonds)

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, you may register the transfer of first mortgage bonds, and exchange your first mortgage bonds for other first mortgage bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of the mortgage trustee in New York, New York, as security registrar. We may change the place for registration of transfer and exchange of first mortgage bonds, and we may designate one or more additional places for the registration of transfer and exchange of first mortgage bonds, all at our discretion. (See Sections 305 and 602 of the mortgage indenture)

Unless the prospectus supplement that describes a particular series of first mortgage bonds provides otherwise with respect to that series, no service charge will be made for any transfer or exchange of the first mortgage bonds, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange of the first mortgage bonds. We are not required to execute or to provide for the registration of transfer or exchange of (1) any first mortgage bonds

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during a period of 15 days prior to giving any notice of redemption or (2) any first mortgage bonds selected for redemption in whole or in part, except the unredeemed portion of any first mortgage bonds being redeemed in part. (See Section 305 of the mortgage indenture)

Redemption

The prospectus supplement that describes a particular series of first mortgage bonds will set forth any terms for the optional or mandatory redemption of that particular series. Unless the prospectus supplement that describes a particular series of first mortgage bonds provides that such series of first mortgage bonds are redeemable at the option of a holder, the first mortgage bonds will be redeemable only at our option. To exercise our option to redeem any first mortgage bonds that are redeemable at our option, we will mail you a notice of redemption at least 30 days but not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the first mortgage bonds of a series or any tranche of first mortgage bonds, the security registrar will select the particular first mortgage bonds to be redeemed by the method provided for any particular series, or if there is no such provision, by a method of random selection that the security registrar deems fair and appropriate. (See Sections 503 and 504 of the mortgage indenture)

Any notice of redemption at our option may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for the redemption, of money sufficient to pay the principal, premium, if any, and interest, if any, on the first mortgage bonds and that if the money has not been so received, the notice will be of no force and effect and we will not be required to redeem the first mortgage bonds. (See Section 504 of the mortgage indenture)

While the original mortgage indenture contains provisions for the maintenance of the mortgaged property, it does not contain any provisions for a maintenance or sinking fund and, except as the prospectus supplement may provide, there will be no provisions for any maintenance or sinking funds for the first mortgage bonds.

Security

General. All mortgage securities now or hereafter issued under the mortgage indenture will be secured, equally and ratably, by the lien of the mortgage indenture on substantially all of our properties (other than those excepted from the lien of the mortgage indenture as described below) used or intended to be used in or in connection with the business of generating, purchasing, transmitting, distributing and/or selling electric energy and located in the State of Texas or the State of New Mexico, which lien constitutes, subject to specified exceptions, a first mortgage lien on such properties.

Lien of the Mortgage Indenture. The mortgage indenture constitutes a first mortgage lien on the property described in the mortgage indenture as subject to the lien of the mortgage indenture, except any property that has been disposed of or released from the lien of the mortgage indenture in accordance with the terms of the mortgage indenture, subject to no liens prior to the lien of the mortgage indenture other than the permitted liens.

Subject to recordation of appropriate supplements in the proper offices, the mortgage indenture effectively subjects to the lien of the mortgage indenture property used or intended to be used in the electric utility business (other than excepted property) that we acquire after the date of the execution and delivery of the mortgage indenture to the extent, and subject to the qualifications, described below.

The properties subject to the lien of the mortgage indenture, whether currently owned or subsequently acquired, are our properties used or intended to be used in or in connection with the electric utility business (whether or not this is the sole use of the properties). Properties relating exclusively to our gas and steam businesses are not subject to the lien of the mortgage indenture.

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The lien of the mortgage indenture is subject to permitted liens, which include:

•	liens for taxes, assessments and other governmental charges

•	which are not delinquent or are being contested in good faith; or

•	which are delinquent and are not being contested in good faith if adequate security for the payment of such taxes, assessments or other governmental charges is given to the mortgage trustee;

•	specified workmen’s, materialmen’s and other similar liens, liens of employees for salaries or wages, and other liens arising in the ordinary course of business for charges which are not delinquent or are being contested in good faith;

•	specified judgment liens and attachments;

•	specified easements, encumbrances, leases, reservations or other rights of others (including governmental entities) in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, deficiencies, exceptions and limitations in title to, our property;

•	specified leasehold interests;

•	specified landlords’ and other similar liens;

•	liens to secure, or to serve in lieu of, surety, stay or appeal bonds;

•	specified rights and interests of others that relate to common ownership or joint use of property and liens on the interests of others in the property;

•	specified non-exclusive rights and interests that we retain with respect to property used or to be used in or in connection with both the electric utility business and any other businesses;

•	liens existing on the date the mortgage indenture is executed, and renewals, extensions or replacements thereof;

•	liens on after acquired property existing or placed on such property when acquired by us (including purchase money liens, and renewals, extensions or replacements thereof);

•	liens in connection with the issuance of pollution control revenue bonds; and

•	specified other liens and encumbrances.

(See Granting Clauses and Section 101 of the mortgage indenture)

There are excepted from the lien of the mortgage indenture, among other things:

•	cash, investment property and securities not paid or delivered to, deposited with or held by the mortgage trustee under the mortgage indenture;

•	all accounts, chattel paper, general intangibles, documents, letter-of-credit rights, letters of credit, contracts, leases and other agreements of any kind, contract rights, bills, notes and other instruments, revenues, earnings, accounts receivable, claims, governmental and other licenses, permits, allowances and franchises, intellectual property rights and other intangible property;

•	automobiles, other vehicles, movable equipment, railcars, vessels and aircraft;

•	goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business;

•	materials, supplies and other personal property consumable in the operation of the mortgaged property;

•	fuel, including nuclear fuel, whether or not consumable in the operation of the mortgaged property;

•	furniture and furnishings;

•	computers, machinery and telecommunication and other equipment used exclusively for corporate administrative or clerical purposes;

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•	personal property if a security interest in such personal property cannot be perfected under the Uniform Commercial Code;

•	coal, lignite, ore, gas, oil and other minerals and mineral materials and timber, and rights and interests in any such minerals, mineral materials or timber, whether or not the minerals, mineral materials or timber have been mined or extracted or otherwise separated from the land;

•	electric energy and capacity, gas (natural or artificial), steam, water and other products that we generated, produced, manufactured, purchased or otherwise acquired;

•	all property which is the subject of a lease agreement designating us as a lessee;

•	all proceeds of the foregoing;

•	all property not used by us in the electric utility business; and

•	any of our property that is located outside of the States of Texas or New Mexico.

(See “Excepted Property” in Granting Clauses of the mortgage indenture)

Without the consent of the holders, we and the mortgage trustee may enter into supplemental indentures in order to subject to the lien of the mortgage indenture additional property, whether or not used or to be used in or in connection with the electric utility business (including property which would otherwise be excepted from the lien). (See Section 1301 of the mortgage indenture) Such additional property could include property that would otherwise be excepted from the lien of the mortgage indenture, such as equity interests owned by us in an entity engaged in the electric utility business or in activities that are related, ancillary or complimentary to the electric utility business. Any such additional property would then constitute property additions (so long as it would otherwise qualify as “property additions” as described below) and be available as a basis for the issuance of mortgage securities. See “—Issuance of Additional Mortgage Securities.”

As discussed above, the mortgage indenture subjects after-acquired property used or intended to be used in the electric utility business (other than excepted property) in the States of Texas or New Mexico to its lien. These provisions are limited in the case of consolidation or merger (whether or not we are the surviving corporation) or transfer of the mortgaged property as, or substantially as, an entirety. In the event of consolidation or merger or the transfer of the mortgaged property as or substantially as an entirety, the mortgage indenture will not be required to be a lien upon any of the properties then owned or subsequently acquired by the successor corporation except properties acquired from us in or as a result of the consolidation, merger or transfer and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. (See Article Twelve of the mortgage indenture and “—Consolidation, Merger, etc.” below) In addition, after-acquired property may be subject to liens existing or placed on the after-acquired property at the time of acquisition of the property, including, but not limited to, purchase money liens.

The mortgage trustee has a lien, prior to the lien on behalf of the holders of mortgage securities, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (See Section 1007 of the mortgage indenture)

Issuance of Additional Mortgage Securities

General. Except as described below, the aggregate principal amount of mortgage securities that we can issue under the mortgage indenture is unlimited. (See Section 301 of the mortgage indenture) We can issue mortgage securities of any series from time to time on the basis, and in an aggregate principal amount not exceeding the sum, of:

•	70% of the cost or fair value to us (whichever is less) of property additions that do not constitute funded property after specified deductions and additions, primarily including adjustments to offset

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property retirements. Property additions generally include any property that we own and is subject to the lien of the mortgage indenture except goodwill, going concern value rights or intangible property (other than property additions consisting of any equity interests that we subject to the lien of the mortgage indenture by a supplemental indenture), or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts. (See Section 104 of the mortgage indenture) Funded property is generally property additions that have been:

•	made the basis of the authentication and delivery of mortgage securities, the release of mortgaged property or cash withdrawals; or

•	used as the basis of a credit against, or otherwise in satisfaction of, any sinking, improvement, maintenance, replacement or similar fund, provided that mortgage securities of the series or tranche to which the fund relates remain outstanding;

•	the aggregate principal amount of retired mortgage securities (which consist of mortgage securities no longer outstanding under the mortgage indenture that have not been used for specified other purposes under the mortgage indenture and that have not been paid, redeemed or otherwise retired by the application of funded cash); and

•	an amount of cash deposited with the mortgage trustee.

(See Article Four of the mortgage indenture)

Net Earnings Test. In general, we cannot issue any mortgage securities unless at that time our adjusted net earnings for 12 consecutive months within the preceding 18 months is at least twice the annual interest requirements on the sum of:

•	all mortgage securities at the time outstanding;

•	new mortgage securities then being applied for; and

•	all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the mortgage indenture.

For purposes of calculating our interest requirements, any variable rate debt will be computed based on the rates in effect at the time we make the interest requirements calculation.

Adjusted net earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest and amortization of debt discount and expense; any non-recurring charge to income or retained earnings; and any refund of revenues that we previously collected or accrued subject to possible refund. In addition, profits or losses from the sale or other disposition of property (other than property held for the purpose of sale or lease in the ordinary course of business), or non-recurring items of revenue, income or expense, are not included for purposes of calculating adjusted net earnings. (See Sections 103 and 401 of the mortgage indenture)

We do not have to satisfy the net earnings requirement if the additional mortgage securities to be issued will not have a stated interest rate prior to maturity. In addition, we are not required to satisfy the net earnings requirement prior to the issuance of mortgage securities issued on the basis of retired mortgage securities as described above.

For mortgage securities of a series subject to a periodic offering (such as a medium-term note program), the mortgage trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the mortgage securities of the series. (See Article Four of the mortgage indenture)

Release of Property

Unless an event of default under the mortgage indenture has occurred and is continuing, we may obtain the release from the lien of the mortgage indenture of any funded property, except for cash held by the mortgage

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trustee, by delivering to the mortgage trustee cash equal to the cost of the property to be released (or, if less, the fair value to us of the property at the time it became funded property) less the aggregate of:

•	the aggregate principal amount of obligations delivered to the mortgage trustee that are secured by purchase money liens upon the property to be released;

•	the cost or fair value to us (whichever is less) of certified property additions not constituting funded property after specified deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the property additions were acquired or made within the 90-day period preceding the release);

•	an amount equal to 10/7ths of the principal amount of mortgage securities we would be entitled to issue on the basis of retired securities (with our right to issue a corresponding principal amount of mortgage securities being waived);

•	an amount equal to 10/7ths of the principal amount of outstanding mortgage securities delivered to the mortgage trustee (with the mortgage securities to be cancelled by the mortgage trustee);

•	an amount of cash and/or the aggregate principal amount of obligations secured by purchase money liens upon the property to be released, which in either case is evidenced to the mortgage trustee by a certificate of the trustee or other holder of a lien prior to the lien of the mortgage indenture to have been received by the trustee or other holder in consideration for the release of the property or any part of the property from the lien, subject in either case to specified limitations on the aggregate credit which may be used; and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

Property that is not funded property may generally be released from the lien of the mortgage indenture without depositing any cash or property with the mortgage trustee as long as:

•	the aggregate amount of cost or fair value to us (whichever is less) of all property additions that do not constitute funded property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero; or

•	the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of property additions acquired or made within the 90-day period preceding the release.

The mortgage indenture provides simplified procedures for the release of minor properties and property taken by eminent domain. Also, under the mortgage indenture, we can dispose of obsolete property and grant or surrender specified rights without any release or consent by the mortgage trustee.

If we continue to own any property released from the lien of the mortgage indenture, the mortgage indenture will not become a lien on any improvement, extension, renewal, replacement or substitution of or for any part or parts of such property. (See Article Seven of the mortgage indenture)

Withdrawal of Cash

Unless an event of default under the mortgage indenture has occurred and is continuing and subject to specified limitations, cash held by the mortgage trustee may:

•	be withdrawn by us:

•	to the extent of the cost or fair value to us (whichever is less) of property additions not constituting funded property, after specified deductions and additions, primarily including adjustments to offset retirements (except that the adjustments need not be made if the property additions were acquired or made within the 90-day period preceding the release);

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•	in an amount equal to 10/7ths of the aggregate principal amount of mortgage securities that we would be entitled to issue on the basis of retired securities (with the entitlement to the issuance being waived); or

•	in an amount equal to 10/7ths of the aggregate principal amount of any outstanding mortgage securities delivered to the mortgage trustee; or

•	upon our request, be applied to:

•	the purchase of mortgage securities (at prices not exceeding 10/7ths of the principal amount of the purchased mortgage securities); or

•	the payment at stated maturity of any mortgage securities (or provision for the satisfaction and discharge of any mortgage securities) or the redemption (or similar provision for redemption) of any mortgage securities that are redeemable (with any mortgage securities received by the mortgage trustee pursuant to these provisions being canceled by the mortgage trustee); (see Section 706 of the mortgage indenture)

provided, however, that we may withdraw cash deposited with the mortgage trustee as the basis for the authentication and delivery of mortgage securities, only in an amount equal to the aggregate principal amount of mortgage securities we would be entitled to issue on any basis (with the entitlement to the issuance being waived by operation of the withdrawal), or we may, at our request, apply this cash to the purchase, redemption or payment of mortgage securities at prices not exceeding, in the aggregate, the principal amount of the mortgage securities. (See Section 404 of the mortgage indenture)

Subordination to Certain Purchase Money Liens

The mortgage trustee will at our request subordinate the lien of the mortgage indenture to any lien on after acquired property, existing or placed on such property when acquired by us, including any purchase money lien, so long as such lien does not encumber funded property and certain other conditions are satisfied. (See Section 710(a) of the mortgage indenture)

In addition, if any property is subject to such a lien and the instruments or agreements evidencing or governing such lien or the obligations secured thereby prohibit the grant of other liens in such property without the consent of the holder of such obligations, then such property shall be excepted property, not subject to the lien of the mortgage indenture until such consent has been obtained or such instrument or agreement has terminated. (See Section 710(b) of the mortgage indenture)

Consolidation, Merger, Etc.

We may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the mortgaged property as or substantially as an entirety to any person unless:

•	the transaction is on terms that will fully preserve in all material respects the lien and security of the mortgage indenture and the rights and powers of the mortgage trustee and the holders of the mortgage securities;

•	the corporation formed by any consolidation or into which we are merged or the person that acquires by conveyance or other transfer, or that leases, the mortgaged property as, or substantially as, an entirety is a corporation organized and existing under the laws of the United States of America or any state or territory of the United States of America or the District of Columbia, and that corporation assumes our obligations under the mortgage indenture; and

•	in the case of a lease, the lease is made expressly subject to termination by us or by the mortgage trustee at any time during the continuance of an event of default.

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(See Section 1201 of the mortgage indenture)

Modification of Mortgage Indenture

Without the consent of any holders of mortgage securities, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence our successor and our successor’s assumption of our covenants in the mortgage indenture and in the mortgage securities;

•	to add one or more of our covenants or other provisions for the benefit of all holders of mortgage securities or for the benefit of the holders of the mortgage securities of one or more specified series, or to surrender any right or power conferred upon us by the mortgage indenture;

•	to correct or amplify the description of any property at any time subject to the lien of the mortgage indenture; to better assure, convey and confirm to the mortgage trustee any property subject or required to be subjected to the lien of the mortgage indenture; or to subject to the lien of the mortgage indenture additional property (including property of others), to specify any additional permitted liens with respect to the additional property and to modify the provisions in the mortgage indenture for dispositions of specified types of property without release in order to specify any additional items with respect to the additional property;

•	to change or eliminate any provision of the mortgage indenture or to add any new provision to the mortgage indenture, provided that if the change, elimination or addition adversely affects the interests of the holders of the mortgage securities of any series or tranche in any material respect, the change, elimination or addition will become effective with respect to the series or tranche only when no mortgage security of that series or tranche remains outstanding under the mortgage indenture;

•	to establish the form or terms of the mortgage securities of any series or tranche as permitted by the mortgage indenture;

•	to provide for the authentication and delivery of bearer securities and coupons representing interest, if any, on the bearer securities and for the procedures for the registration, exchange and replacement of bearer securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders, and for any and all other incidental matters;

•	to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

•	to establish procedures necessary to permit us to use a non-certificated system of registration for all, or any series or tranche of, the mortgage securities;

•	to change any place or places for payment, registration of transfer or exchange or where notices may be given;

•	to amend and restate the mortgage indenture, as originally executed and delivered and as subsequently amended, in its entirety, but with such additions, deletions and other changes as shall not adversely affect the interests of the holders of the mortgage securities in any material respect;

•	to cure any ambiguity, to correct or supplement any provision in the mortgage indenture that may be defective or inconsistent with any other provision in the mortgage indenture or to make any other additions to, deletions from and other changes to the provisions of the mortgage indenture, so long as the additions, deletions and/or changes do not adversely affect the interests of the holders of mortgage securities of any series or tranche in any material respect;

•	to modify, eliminate or add to the provisions of the mortgage indenture to the extent as shall be necessary to effect qualification of the mortgage indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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•	to supplement any provisions of the mortgage indenture to permit or facilitate the discharge of any series of the mortgage securities, so long such action does not adversely affect the interests of the holders of the mortgage securities of such series or any other series in any material respect; or

•	to comply with the rules or regulations of any securities exchange or quotation system on which the mortgage securities may be listed.

(See Section 1301 of the mortgage indenture)

In addition, if the Trust Indenture Act is amended after the date of the original mortgage indenture in such a way as to require changes to the mortgage indenture or the incorporation into the mortgage indenture of additional provisions or so as to permit changes which are not adverse to us to, or the elimination of, provisions imposing restrictions on us or imposing obligations on us that, at the date of the original mortgage indenture or at any subsequent time, were required by the Trust Indenture Act to be contained in the mortgage indenture, the mortgage indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and we and the mortgage trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. (See Section 1301 of the mortgage indenture)

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the mortgage securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the mortgage indenture pursuant to one or more supplemental indentures. However, if less than all of the series of the mortgage securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage securities of all of these series that are directly affected, considered as one class, will be required. If the mortgage securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, of the tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage securities of all of these tranches that are directly affected, considered as one class, will be required. Notwithstanding the above, no such amendment or modification may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage security, or reduce the principal amount of any mortgage security or the rate of interest on any mortgage security (or the amount of any installment of interest on any mortgage security), or change the method of calculating the rate, or reduce any premium payable upon the redemption of any mortgage security, or reduce the amount of the principal of any discount security that would be due and payable upon a declaration of acceleration of maturity, or change the coin or currency (or other property) in which any mortgage security or any premium or the interest on any mortgage security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any mortgage security (or, in the case of redemption, on or after the date fixed for redemption) without, in any such case, the consent of the holder of such mortgage security;

•	permit the creation of any lien not otherwise permitted by the mortgage indenture ranking prior to the lien of the mortgage indenture with respect to all or substantially all of the mortgaged property or terminate the lien of the mortgage indenture on all or substantially all of the mortgaged property, or deprive the holders of the benefit of the lien of the mortgage indenture, without, in any such case, the consent of the holders of all mortgage securities then outstanding;

•	reduce the percentage of the principal amount of the outstanding mortgage securities of any series, or any tranche, needed to consent to any supplemental indenture, any waiver of compliance with any provision of the mortgage indenture or of any default under the mortgage indenture and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each outstanding mortgage security of the series or tranche; or

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•	modify specified provisions of the mortgage indenture relating to supplemental indentures, waivers of specified covenants and waivers of past defaults with respect to the mortgage securities of any series, or any tranche of the mortgage securities, without the consent of the holder of each outstanding mortgage security of the series or tranche.

A supplemental indenture that changes or eliminates any covenant or other provision of the mortgage indenture that has expressly been included solely for the benefit of the holders of, or that is to remain in effect only so long as there will be outstanding, mortgage securities of one or more specified series, or one or more tranches of the outstanding mortgage securities, or modifies the rights of the holders of mortgage securities of the series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the mortgage indenture of the holders of the mortgage securities of any other series or tranche. (See Section 1302 of the mortgage indenture)

Waiver

The holders of at least a majority in aggregate principal amount of all mortgage securities of all affected series or tranches, considered as one class, may waive our obligations to comply with specified covenants, including the covenants to maintain our corporate existence and properties, pay taxes and discharge liens, maintain insurance and make the recordings and filings as are necessary to protect the security of the holders and the rights of the mortgage trustee and the covenant described above with respect to merger, consolidation or the transfer or lease of the mortgaged property as, or substantially as, an entirety, provided that the waiver occurs before the time that compliance is required. (See Section 609 of the mortgage indenture)

Events of Default

Each of the following events will be an event of default under the mortgage indenture:

•	our failure to pay interest on any mortgage security within 60 days after the same becomes due;

•	our failure to pay principal of or premium, if any, on any mortgage security within 3 business days after maturity;

•	our failure to perform, or our breach of, any covenant or warranty contained in the mortgage indenture (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this caption) for a period of 90 days after we have received a written notice from the mortgage trustee or the holders of at least 33% in principal amount of outstanding mortgage securities, unless the mortgage trustee, or the mortgage trustee and the holders of a principal amount of mortgage securities not less than the principal amount of mortgage securities the holders of that gave the notice, as the case may be, agree in writing to an extension of the period prior to its expiration. The mortgage trustee, or the mortgage trustee and the holders, as the case may be, will be deemed to have agreed to an extension of the period if we have initiated corrective action within the period and we are diligently pursuing such corrective action; and

•	specified events relating to reorganization, bankruptcy and insolvency or appointment of a receiver or trustee for our property.

(See Section 901 of the mortgage indenture)

Remedies

Acceleration of Maturity. If an event of default under the mortgage indenture occurs and is continuing, then the mortgage trustee or the holders of not less than 33% in principal amount of mortgage securities then outstanding may declare the principal amount (or if the mortgage securities are discount securities, the portion of the principal amount of the discount securities as may be provided for pursuant to the terms of the mortgage

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indenture) of all of the mortgage securities then outstanding, together with premium, if any, and accrued interest, if any, on the mortgage securities to be immediately due and payable. At any time after the declaration of acceleration of the mortgage securities then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money has been obtained by the mortgage trustee, the event or events of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and the declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the mortgage trustee a sum sufficient to pay:

•	all overdue interest, if any, on all mortgage securities then outstanding;

•	the principal of and premium, if any, on any mortgage securities then outstanding that have become due otherwise than by the declaration of acceleration and interest on such amounts at the rate or rates prescribed in the mortgage securities;

•	to the extent that payment of such interest is provided for in the terms of the mortgage securities and is lawful, interest upon overdue interest at the rate prescribed therefore in such mortgage securities; and

•	all amounts due to the mortgage trustee; and

•	any other event or events of default under the mortgage indenture, other than the non-payment of the principal of the mortgage securities that has become due solely by the declaration of acceleration, has been cured or waived in accordance with the provisions of the mortgage indenture.

(See Sections 902 and 917 of the mortgage indenture)

Possession of Mortgaged Property. Under certain circumstances and to the extent permitted by law, if an event of default occurs and is continuing, the mortgage trustee may take possession of, and hold, operate and manage, the mortgaged property or, with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the mortgage trustee or pursuant to judicial proceedings, the principal of the outstanding mortgage securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 903, 904 and 905 of the mortgage indenture)

Right to Direct Proceedings. If an event of default under the mortgage indenture occurs and is continuing, the holders of a majority in principal amount of the mortgage securities then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustee or exercising any trust or power conferred on the mortgage trustee, provided that (1) the direction does not conflict with any rule of law or with the mortgage indenture, and could not involve the mortgage trustee in personal liability in circumstances where indemnity would not, in the mortgage trustee’s sole discretion, be adequate and (2) the mortgage trustee may take any other action deemed proper by the mortgage trustee that is not inconsistent with the direction. (See Section 916 of the mortgage indenture)

Limitation on Right to Institute Proceedings. No holder of any mortgage security may institute any proceeding, judicial or otherwise, with respect to the mortgage indenture or for the appointment of a receiver or for any other remedy under the mortgage indenture unless:

•	the holder has previously given to the mortgage trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the mortgage securities then outstanding have made written request to the mortgage trustee to institute proceedings in respect of the event of default and have offered the mortgage trustee reasonable indemnity against costs and liabilities to be incurred in complying with the request; and

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•	for 60 days after receipt of the notice, the mortgage trustee has failed to institute any such proceeding and no direction inconsistent with the request has been given to the mortgage trustee during the 60-day period by the holders of a majority in aggregate principal amount of the mortgage securities then outstanding.

Furthermore, no holder may institute any such action if and to the extent that the action would disturb or prejudice the rights of other holders. (See Section 911 of the mortgage indenture)

No Impairment of Right to Receive Payment. Notwithstanding that the right of a holder to institute a proceeding with respect to the mortgage indenture is subject to specified conditions precedent, each holder of a mortgage security has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the mortgage security when due and to institute suit for the enforcement of any such payment, and the rights may not be impaired without the consent of the holder. (See Section 912 of the mortgage indenture)

Notice of Default. The mortgage trustee must give the holders notice of any default under the mortgage indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived, except that the mortgage trustee does not have to give notice of a default of the character described in the third bullet under the caption “—Events of Default” until at least 75 days after the occurrence of such an event. For purposes of the preceding sentence, the term “default” means any event that is, or after notice or lapse of time, or both, would become, an event of default. (See Section 1002 of the mortgage indenture) The Trust Indenture Act currently permits the mortgage trustee to withhold notices of default (except for specified payment defaults) if the mortgage trustee in good faith determines the withholding of the notice to be in the interests of the holders.

Indemnification of Trustee. Before taking specified actions to enforce the lien of the mortgage indenture and institute proceedings on the mortgage securities, the mortgage trustee may require adequate indemnity from the holders of the mortgage securities against costs, expenses and liabilities to be incurred in connection with the enforcement of the lien. (See Sections 911 and 1001 of the mortgage indenture)

Remedies Limited by State Law. The laws of the state or states in which the mortgaged property is located may limit or deny the ability of the mortgage trustee or security holders to enforce certain rights and remedies provided in the mortgage indenture in accordance with its terms. (See Section 914 of the mortgage indenture)

Defeasance

Any mortgage security or securities, or any portion of the principal amount of the mortgage security or securities, will be deemed to have been paid for purposes of the mortgage indenture, and, at our election, our entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the mortgage trustee or any paying agent (other than us), in trust:

•	money (including funded cash not otherwise applied pursuant to the mortgage indenture);

•	in the case of a deposit made prior to the maturity of the applicable mortgage securities, eligible obligations (generally direct or indirect obligations of the U.S. government), which do not contain provisions permitting the redemption or other prepayment at the option of the issuer, the principal of and the interest on which when due, without any regard to reinvestment of the eligible obligations, will provide moneys that, together with the money, if any, deposited with or held by the mortgage trustee or the paying agent; or

•	a combination of the first two bullets,

which will be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the mortgage security or securities or portions of the mortgage security or securities. (See Section 801 of the mortgage indenture)

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Under current U.S. federal income tax law, a defeasance described in the preceding paragraph would be treated as a taxable exchange of the mortgage securities defeased for a series of non-recourse debt instruments secured by the assets in the defeasance trust. As a consequence, a holder might recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the mortgage securities and the value of the new debt instruments deemed to have been received in exchange. Holders should consult their own tax advisors as to the specific consequences to them of defeasance under the mortgage indenture.

Resignation or Removal of the Mortgage Trustee

The mortgage trustee may resign at any time by giving written notice of resignation to us. The mortgage trustee may be removed at any time by act of the holders of a majority in principal amount of mortgage securities then outstanding delivered to the mortgage trustee and us. No resignation or removal of the mortgage trustee and no appointment of a successor mortgage trustee will become effective until a successor mortgage trustee has accepted its appointment in accordance with the requirements of the mortgage indenture. So long as no event of default or event that, after notice or lapse of time, or both, would become an event of default has occurred and is continuing, if we have delivered to the mortgage trustee a resolution of our Board of Directors appointing a successor mortgage trustee and the successor has accepted the appointment in accordance with the terms of the mortgage indenture, the mortgage trustee will be deemed to have resigned and the successor will be deemed to have been appointed as mortgage trustee in accordance with the mortgage indenture. (See Section 1010)

Evidence to be Furnished to the Mortgage Trustee

When we are required to document our compliance with mortgage indenture provisions, we will provide the mortgage trustee with written statements of our officers or other persons that we select or pay. In some cases, we will be required to furnish opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent). In addition, the mortgage indenture requires that we give the mortgage trustee, at least annually, a brief statement as to our compliance with the conditions and covenants under the mortgage indenture.

Governing Law

The mortgage indenture and the first mortgage bonds will be governed by, and will be construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of any jurisdiction where property subject to the mortgage indenture is located mandatorily governs the attachment, perfection, priority or enforcement of the lien of the mortgage indenture with respect to that property.

Concerning the Trustee

U.S. Bank National Association is the mortgage trustee. We and our affiliates maintain banking relationships with the mortgage trustee and its affiliates in the ordinary course of business. The mortgage trustee, or its affiliates, also act as trustee for debt securities of some of our affiliates.

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DESCRIPTION OF THE SENIOR UNSECURED DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the senior unsecured debt securities, which we sometimes refer to as “debt securities,” will be issued. These summaries are not complete. The indenture and the form of supplemental indenture, including the form of senior unsecured debt security, applicable to the debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Certain terms used but not defined in the following summary have the meaning specified in the indenture.

This section describes the general terms and provisions of our debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

General

We may issue the debt securities from time to time in one or more new series under the Indenture dated February 1, 1999, as supplemented from time to time by supplemental indentures relating to the debt securities being offered by this prospectus, which we collectively refer to as the “indenture,” between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, which we refer to as the “trustee.” The indenture will govern the debt securities offered by this prospectus.

The amount of debt securities that we may issue under the indenture is unlimited. The debt securities may be issued in series up to the aggregate principal amount that may be authorized by us from time to time.

The holders of outstanding debt securities do not, and, unless the prospectus supplement that describes a particular series of debt securities provides otherwise with respect to that series, the holders of any debt securities offered by this prospectus will not, have the right to require us to repurchase the debt securities if we become involved in a highly leveraged or change of control transaction. The indenture does not have any provision that is designed specifically in response to highly leveraged or change of control transactions.

The debt securities will be our senior unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness. Our secured debt will have a prior claim on the assets pledged to secure such debt and, therefore, our debt securities will be effectively subordinated to all of our current and future secured debt, including our first mortgage bonds to the extent of the value of the properties securing such secured debt. As of December 31, 2017, we had $1.5 billion of secured debt outstanding. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title of that series;

•	any limit on the aggregate principal amount of that series;

•	the currency or composite currency and denomination of that series;

•	the price or prices (or method for determining price or prices) at which that series will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•	the date of maturity of that series;

•	the dates (or method of determining such dates) when principal and interest are payable, and the record dates for the payment of interest;

•	the rate or rates (which may be fixed or variable) at which that series will bear interest or the method of calculating the rate or rates;

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•	the date or dates from which the interest will accrue;

•	the manner of paying principal or interest;

•	the place or places where principal and interest will be payable;

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

•	whether the debt securities of that series are to be issuable as registered debt securities, bearer debt securities, or both;

•	whether the debt securities of that series are to be represented in whole or in part by a debt security in global form and, if so, the identity of the depository for any global debt security;

•	any tax indemnity provisions;

•	if the debt securities of that series provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining those payments;

•	the denominations in which we will issue that series, if other than $1,000 and multiples of $1,000 in excess thereof;

•	the portion of principal payable upon acceleration of a debt security of that series where the amount of principal due upon acceleration is less than the stated principal amount, or a “discounted security”;

•	whether and upon what terms debt securities of that series may be defeased;

•	any events of default or restrictive covenants in addition to or in lieu of those set forth in the indenture; and

•	any other terms or provisions of that series of debt securities not inconsistent with the provisions of the indenture, including any terms that may be required or advisable under U.S. laws or regulations, or advisable in connection with the marketing of the debt securities.

Unless the applicable prospectus supplement provides otherwise, we may from time to time, without the consent of the holders of that series of debt securities, reopen such series and issue additional debt securities with the same terms (except for the price to public and the issue date) as such series of debt securities.

We expect the debt securities of any series to be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, DTC as Depository. Global securities may be issued in registered, bearer or uncertificated form and in either temporary or permanent form. Until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the Depository to a nominee or a successor depository. (Section 2.12 of the indenture) See the information under “Book-Entry System” in this prospectus. We will describe any additional or different terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Debt securities of any series may be issued as registered debt securities, bearer debt securities or uncertificated debt securities, as specified in the terms of the series. Unless otherwise indicated in the prospectus supplement relating to a particular series of debt securities, registered debt securities will be issued in denominations of $1,000 and integral multiples of $1,000. One or more global debt securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by such global debt security or debt securities.

Registration of transfer of registered debt securities may be requested upon surrender of the debt securities at any of our agencies maintained for the purpose and upon fulfillment of all other requirements of the agent.

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Debt securities may be issued under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other applicable considerations will be described in the prospectus supplement relating to the discounted debt securities.

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the specific terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Except as otherwise provided herein, when we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered.

Certain Covenants

The debt securities will not be secured by any of our properties or assets and will represent senior unsecured debt. Unless otherwise indicated in the applicable prospectus supplement, the indenture will not limit the amount of secured or unsecured debt that we may issue.

Unless the applicable prospectus supplement provides otherwise, the indenture will not contain any financial or other similar restrictive covenants.

Successor Obligor

Unless otherwise indicated in the applicable prospectus supplement, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, any person, unless:

•	the person is organized under the laws of the United States or a state of the United States;

•	the person assumes by supplemental indenture all our obligations under the indenture, the debt securities and any coupons;

•	all required approvals of any regulatory body having jurisdiction over the transaction have been obtained;

•	immediately after the transaction no default (as described below) exists; and

•	we deliver to the trustee an officer’s certificate and an opinion of counsel stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

If these conditions are satisfied, then the successor will be substituted for us, and thereafter all our obligations under the indenture, the debt securities and any coupons will terminate. (See Section 5.01 of the indenture)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series in the authorized denominations as may be requested upon surrender of the registered debt securities at an agency maintained by us for that purpose and upon fulfillment of all other requirements of the agent.

Payment and Paying Agents

Principal, interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described below under the caption “Book-Entry System.” Unless we indicate otherwise in the

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applicable prospectus supplement, interest on debt securities that are in the form of certificated debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the debt securities maintained by the trustee. Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on debt securities in the form of certificated debt securities will be payable by check at the office of the trustee.

Defaults and Remedies

Unless otherwise provided in the applicable prospectus supplement, the following constitute “events of default” under the indenture with respect to a series of debt securities:

•	default in any payment of interest on any debt securities of that series when due and payable and the default continues for a period of 60 days;

•	default in the payment of the principal of any debt securities of that series when due and payable at maturity or upon redemption, acceleration or otherwise;

•	default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series and the default continues for a period of 60 days;

•	default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

•	specified events of bankruptcy, insolvency or reorganization of our company; or

•	any other event of default provided for in the series.

(See Section 6.01 of the indenture)

A default in the performance of any of our other agreements applicable to that series is not an event of default until the trustee or the holders of at least 25% in principal amount of the debt securities of the series notify us of the default in the manner specified in the indenture and we do not cure the default within the time specified after receipt of the notice. If the holders notify us of a default, they must notify the trustee at the same time. (See Section 6.01 of the indenture)

Acceleration of Maturity. If an event of default occurs and is continuing with respect to a series, either the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of and accrued interest on all debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding debt securities of that series may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on that series have been cured or waived except the nonpayment of amounts due solely because of the acceleration. (See Section 6.02 of the indenture)

Indemnification of Trustee. The trustee generally will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee, upon a reasonable belief that exercising such rights or powers would expose it to any loss, liability or expense, receives indemnity satisfactory to it against such loss, liability or expense. (See Section 7.01 of the indenture)

Right to Direct Proceedings. The holders of a majority in principal amount of a series of debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, relating to that series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or would expose the trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding, and the trustee may take any other action deemed proper by the trustee which is not provided for in such notice. (See Section 6.05 of the indenture)

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Limitation on Rights to Institute Proceedings. No holder of the debt securities of a series will have any right to pursue a remedy under the indenture, unless:

•	the holder has previously given the trustee written notice of a continuing event of default on that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered indemnity satisfactory to the trustee, to pursue the remedy;

•	the trustee has failed to comply with the request within 60 days after the request and offer; and

•	during such 60-day period, the holders of a majority in principal amount of the outstanding debt securities of that series do not give the trustee any inconsistent directions.

(See Section 6.06 of the indenture)

Notice of Default. The trustee is required to give the holders notice of the occurrence of a default within 90 days of the default. Except in the case of a non-payment on the debt securities, the trustee may withhold the notice if its committee of officers determines in good faith that it is in the interest of holders to do so. (See Section 7.04 of the indenture) We are required to deliver to the trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the indenture. (See Section 4.05 of the indenture)

Waiver. The holders of not less than a majority in aggregate principal amount of a series of debt securities by notice to the trustee may waive any default on that series, except a default in the payment of the principal, premium, if any, or interest on that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. (See Section 6.04 of the indenture)

The indenture does not have a cross-default provision. Therefore, unless otherwise indicated in the applicable prospectus supplement, a default by us on any other debt (including any other series of debt securities issued under the indenture) would not constitute an event of default.

Amendments and Waivers

Unless otherwise indicated in the applicable prospectus supplement, we and the trustee may modify and amend the indenture and the debt securities from time to time as described below. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the debt securities, or we may need either the consent or approval of the holders of a majority in principal amount of all outstanding debt securities affected by the proposed amendment or the consent or approval of each holder affected by the proposed amendment.

We will not need the consent of any holder for the following types of amendments:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for assumption of our obligations under the indenture and the debt securities in the event of a merger or consolidation requiring such assumption;

•	to provide that specific provisions of the indenture not apply to a series of debt securities not previously issued;

•	to create a series and establish its terms;

•	to provide for a separate trustee for one or more series; or

•	to make any change that does not materially adversely affect the rights of any holder of debt securities.

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(See Article 10 of the indenture)

We will need the consent of the holders of each outstanding debt security affected, if the proposed amendment would do any of the following:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the interest rate or change the time for payment of interest;

•	change the fixed maturity;

•	reduce the principal of any non-discounted security or reduce the amount of principal of any discounted security that would be due on acceleration;

•	change the currency in which principal or interest is payable;

•	make any change that materially adversely affects the right to convert any security; or

•	with certain exceptions, modify the provisions of the indenture governing modifications of the indenture or governing waiver of past defaults.

(See Section 10.02 of the indenture)

Amendments other than those described in the above two paragraphs will require the approval of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. A default on a series may be waived with the consent of the holders of a majority in principal amount of the debt securities of that series.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless otherwise indicated in the applicable prospectus supplement, as described below. At any time, we may terminate as to a series of debt securities all of our obligations (except for specified obligations regarding the defeasance trust (as defined below) and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying and other agencies for the debt securities) with respect to the debt securities of that series and any related coupons and the indenture, which we refer to as “legal defeasance.”

At any time, we may terminate as to a series of debt securities our obligations under any restrictive covenants which may be applicable to that particular series, which we refer to as “covenant defeasance.” We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant which may be applicable to a particular series so defeased under the terms of the series.

To exercise either defeasance option as to a series, we must deposit in trust, which we refer to as the “defeasance trust,” with the trustee money or direct obligations of the United States of America that have the full faith and credit of the United States of America pledged for payment and that are not callable at the issuer’s option, or certificates representing an ownership interest in those obligations for the payment of principal, premium, if any, and interest on the debt securities of the series to redemption or maturity and must comply with specified other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes. (See Article 8 of the indenture)

Resignation or Removal of Trustee

The trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (See Section 7.07 of the indenture)

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The holders of a majority in principal amount of the outstanding debt securities may remove the trustee at any time. (See Section 7.07 of the indenture) We may remove the trustee if the trustee fails to comply with specific provisions of the Trust Indenture Act or fails to comply with the capital and surplus requirements as set forth in its most recent published report of condition. (See Sections 7.07 and 7.09 of the indenture)

We may also remove the trustee if one of the following occurs:

•	the trustee is adjudged a bankrupt or an insolvent;

•	a custodian or other public officer takes charge of the trustee or its property;

•	the trustee becomes incapable of acting; or

•	specified events of bankruptcy, insolvency or reorganization of our company occur.

(See Section 7.07 of the indenture)

Governing Law

The indenture and the debt securities will be governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee. We and our affiliates maintain banking relationships with the trustee and its affiliates in the ordinary course of business. The trustee, or its affiliates, also act as trustee for some of our other debt securities as well as debt securities of some of our affiliates.

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BOOK-ENTRY SYSTEM

Unless otherwise specified in the applicable prospectus supplement, each series of securities offered by this prospectus will be issued as fully-registered global securities representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series of securities will be deposited with, or on behalf of, DTC or its successor, as the depository. The global securities will be registered at the request of DTC in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

DTC will keep an electronic record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that DTC, its nominees and successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

We will make payments of principal, interest, if any, and premium, if any, to DTC or its nominee. We, the applicable trustee and any paying agent will treat DTC or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, neither we nor any trustee nor any paying agent will have any direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or “direct participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly, an “indirect participant.” Direct participants and indirect participants are referred to collectively as “participants.” The DTC Rules applicable to its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or “beneficial owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

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To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If a particular series of securities is redeemable at our option or at the option of the holder, redemption notices will be sent to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed. Redemption proceeds and distributions on global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Upon DTC’s receipt of funds and corresponding detail information from us, any trustee or any paying agent, DTC’s practice is to credit direct participants’ accounts in accordance with the holdings information shown on DTC’s records on the payment date. Payments by participants to beneficial owners of securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Payments will be the responsibility of such participant and not of DTC nor its nominee, any trustee, any paying agent or us, subject to any statutory or regulatory requirements. Payment of redemption proceeds and distributions to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of us, the applicable trustee or the applicable paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy.

Global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of securities or (3) we execute and deliver to the applicable trustee an order that the global securities will be so exchangeable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be direct participants of DTC.

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PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through underwriters or dealers, through agents or directly to one or more purchasers. The terms under which the securities are offered and the method of distribution will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended, the “Securities Act,” and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price and any discounts or concessions allowed or reallowed to dealers.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

Under agreements into which we may enter in connection with the sale of the securities, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

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LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the validity of the securities offered by this prospectus will be rendered by Brownstein Hyatt Farber Schreck, LLP, Albuquerque, New Mexico, Graves, Dougherty, Hearon & Moody, P.C., Austin, Texas, and Faegre Baker Daniels LLP, Minneapolis, Minnesota, counsel for our company. Unless otherwise indicated in the prospectus supplement relating to a particular series of securities, certain legal matters will be passed upon for the underwriters, dealers or agents named in such prospectus supplement by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Southwestern Public Service Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

27

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, all of which will be paid by the registrants, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Securities and Exchange Commission Registration Fee	$	*
Blue Sky Fees		**
Accountants’ Fees and Expenses		**
Counsel’s Fees and Expenses		**
Trustees’ Fees and Expenses, including Counsel and Authentication Fees		**
Printing and Engraving Costs		**
Rating Agencies’ Fees		**
Listing Fees		**
Mortgage Registration		**
Miscellaneous		**
Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrants anticipate they will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Xcel Energy Inc.

Section 302A.521 of the Minnesota Business Corporation Act (the “Minnesota BCA”), requires indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in our Amended and Restated Articles of Incorporation, our Bylaws contain provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota BCA.

We have obtained insurance policies indemnifying us and our directors and officers against certain civil liabilities and related expenses

Northern States Power Company (a Minnesota Corporation)

Section 302A.521 of the Minnesota BCA permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the registrant’s Articles of Incorporation, as amended, Article 6 of the registrant’s Bylaws contains provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes.

The registrant has obtained insurance policies indemnifying it and its directors and officers against certain civil liabilities and related expenses.

Northern States Power Company (a Wisconsin corporation)

Sections 180.0850 through 180.0859 of the Wisconsin Statutes permit indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the registrant’s Restated Articles of Incorporation, as amended, Section 5 of Article II of the Bylaws of the registrant contains provisions for indemnification of its directors and officers consistent with the provisions of Section 180.0850 through 180.0859 of the Wisconsin Statutes.

The registrant has obtained insurance policies indemnifying it and its directors and officers against certain civil liabilities and related expenses.

Public Service Company of Colorado

Section 7-108-402 and Title 7, Article 109 of the Colorado Business Corporation Act provide for indemnification of directors, officers, employees, fiduciaries and agents of Colorado corporations such as the registrant, subject to certain limitations, and authorize such corporations to purchase and maintain insurance on behalf of such persons against any liability incurred in any such capacity or arising out of their status as such. The registrant currently has such insurance in effect.

A resolution adopted at a special meeting of stockholders of the registrant held in November 1943 provides: “That each Director and Officer of the Company (or his legal representative) shall be indemnified by the Company against all claims, liabilities, expenses and costs imposed upon or reasonably incurred by him in connection with any action, suit or proceeding, or the settlement or compromise of any such claim, liability, action, suit or proceeding (other than amounts paid to the Company itself), in which he may be involved by reason of his being or having been such Director or Officer of the Company, except in relation to matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duties as such Director or Officer, provided, however, in respect to any such settlement or compromise that it shall have been determined, by a majority of the Directors of the Company not affected by self interest, that such settlement or compromise should be made, and that such Director or Officer had not been derelict in the performance of his official duties; and provided further that the foregoing indemnity shall not extend to or cover any claims, liabilities, action, suit or proceeding under the Securities Act or any costs or expenses in connection therewith unless the Director or Officer of the Company involved shall be finally adjudged in such action, suit or proceeding to have been subject to no liability under said Act, or in case of settlement or compromise, unless the Company shall have obtained an opinion of independent counsel to the effect that he is not liable under said Act. The foregoing right of indemnification shall not be exclusive of any other right or rights to which such Director or Officer may be entitled as a matter of law.”

Paragraph 7 of the registrant’s Restated Articles of Incorporation, as amended, provides: “A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a breach of Colorado Revised Statutes Section 7-108-403 or (iv) for any transaction from which the director directly or indirectly derived an improper personal benefit.”

To the maximum extent permitted by law, we will indemnify any person who is or was our director, officer, agent, fiduciary or employee against any claim, liability, loss or expense arising against or incurred by such person as a result of circumstances, events, actions and omissions occurring in such capacity. We further will have the authority to maintain insurance at our expense providing for such indemnification, including insurance with respect to claims, liabilities, losses and expenses against which we would not otherwise have the power to indemnify such persons.

Southwestern Public Service Company

Section 53-11-4.1 of the New Mexico Business Corporation Act empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. This section empowers a corporation to maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, a letter of credit, or self-insurance on behalf of any officer of director against any liability asserted against and incurred by the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section. The Registrant currently has such insurance in effect.

The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which an officer or director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

Article Seventh of our Amended and Restated Articles of Incorporation provides that a director shall not be personally liable to us or to the shareholders for monetary damages for a breach of fiduciary duty as a director unless the director has breached or failed to perform the duties of his or her office in accordance with the New Mexico Business Corporation Act, and the breach or failure to perform constitutes negligence, willful misconduct, or recklessness.

Article IV of our Bylaws requires us, to the fullest extent permitted by the New Mexico Business Corporation Act, to pay or reimburse expenses, liabilities, and losses incurred by an officer or director involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving as an officer or director of Southwestern Public Service Company.

The Bylaws also require us to pay or reimburse all covered expenses to an officer or director promptly upon receipt of a written claim and, where the claimant seeks an advancement of expenses (including attorney’s fees) incurred or to be incurred by an officer or director in connection with a proceeding.

Item 16. Exhibits.

XCEL ENERGY INC.

Exhibit No.	Description
*1(a)(1)	Form of Underwriting Agreement relating to senior debt securities, subordinated debt securities or junior subordinated debt securities (Exhibit 1.01 to Registration Statement on Form S-3 (File no. 333-183536) dated August 24, 2012.

*1(a)(2)	Form of Underwriting Agreement relating to common stock (Exhibit 1.02 Registration Statement on Form S-3 (File no. 333-183536) dated August 24, 2012.

+1(a)(3)	Form of Underwriting Agreement or Purchase Agreement for Preferred Stock, Depositary Shares, Warrants, Rights, Purchase Contracts or Units.

*3(a)(1)	Amended and Restated Articles of Incorporation of Xcel Energy as filed on May 17, 2012. (Exhibit 3.01 to Form 8-K dated May 16, 2012 (File No. 001-03034)).

*3(a)(2)	Bylaws of Xcel Energy, as amended on Feb. 17, 2016 (Exhibit 3.01 to Form 8-K dated February 18, 2016 (File No. 001-03034)).

Exhibit No.	Description

*4(a)(1)	Indenture dated December 1, 2000 between Xcel Energy and Wells Fargo Bank, National Association, as Trustee. (Exhibit 4.01 to Form 8-K Report (File No. 001-03034) dated December 18, 2000).

*4(a)(2)	Supplemental Indenture No. 3 dated June 1, 2006 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $300 million principal amount of 6.5 percent Senior Notes, Series due 2036 (Exhibit 4.01 to Form 8-K (File No. 001-03034) dated June 6, 2006).

*4(a)(3)	Supplemental Indenture No. 5 dated as of May 1, 2010 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $550 million principal amount of 4.70 percent Senior Notes, Series due May 15, 2020 (Exhibit 4.01 to Form 8-K (File No. 001-03034) dated May 10, 2010).

*4(a)(4)	Supplemental Indenture No. 6 dated as of Sept. 1, 2011 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $250 million principal amount of 4.80 percent Senior Notes, Series due September 15, 2041. (Exhibit 4.01 to Form 8-K dated Sept. 12, 2011 (File No. 001-03034)).

*4(a)(5)	Supplemental Indenture No. 8 dated as of June 1, 2015 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $250 million aggregate principal amount of 1.20 percent Senior Notes, Series due June 1, 2017 and $250 million aggregate principal amount of 3.30 percent Senior Notes, Series due June 1, 2025. (Exhibit 4.01 to Form 8-K dated June 1, 2015 (file no. 001-03034)).

*4(a)(6)	Supplemental Indenture No. 9, dated as of March 1, 2016, by and between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, with respect to $400 million aggregate principal amount of 2.40 percent Senior Notes, Series due March 15, 2021 (Exhibit 4.02 to Form 8-K dated March 8, 2016 (file no. 001-03034)).

*4(a)(7)	Supplemental Indenture No. 10, dated as of Dec. 1, 2016, by and between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $300.0 million in aggregate principal amount of 2.60 percent Senior Notes, Series due March 15, 2022 and $500.0 million aggregate principal amount of 3.35 percent Senior Notes, Series due Dec. 1, 2026 (Exhibit 4.01 to Form 8-K dated Dec. 1, 2016 (file no. 001-03034)).

*4(a)(8)	Form of Supplemental Indenture for each series of senior debt securities. (Exhibit 4.04 to Registration Statement on Form S-3 (File no. 333-134660) dated June 1, 2006).

*4(a)(9)	Junior Subordinated Indenture, dated as of January 1, 2008, by and between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee (Exhibit 4.01 to Form 8-K (File No. 001-03034) dated January 16, 2008).

*4(a)(10)	Form of Supplemental Indenture for each series of junior subordinated debt securities (Exhibit 4.09 to Registration Statement on Form S-3 (File no. 001-161521) dated August 24, 2009).

*4(a)(11)	Form of Subordinated Indenture (Exhibit 4.13 to Registration Statement on Form S-3 (File no. 333-183536) dated August 24, 2012).

*4(a)(12)	Form of Supplemental Indenture for each series of subordinated debt securities (Exhibit 4.14 to Registration Statement on Form S-3 (File no. 333-183536) dated August 24, 2012).

+4(a)(13)	Form of Preferred Security.

+4(a)(14)	Form of Depositary Agreement.

+4(a)(15)	Form of Purchase Contract.

+4(a)(16)	Form of Warrant.

Exhibit No.	Description

+4(a)(17)	Form of Rights Certificate.

+4(a)(18)	Form of Unit.

5(a)	Opinion of Scott M. Wilensky as to the legality of the securities.

*12(a)	Statement of computation of ratio of earnings to fixed charges (Exhibit 12.01 to Xcel Energy’s Annual Report on Form 10-K dated February 23, 2018).

23(a)(1)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23(a)(2)	Consent of Scott M. Wilensky, included in Exhibit 5(a) hereto.

24(a)	Power of Attorney.

25(a)(1)	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as Trustee under the Senior Indenture and the Junior Subordinated Indenture.

#25(a)(2)	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture.

*	Indicates incorporation by reference.
+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable.
#	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Northern States Power Company (a Minnesota corporation)

Exhibit No.	Description
*1(b)(1)	Form of Underwriting Agreement with respect to the first mortgage bonds (Exhibit 1(a) to the Registrant’s Form S-3 filed with the SEC on January 14, 2011 (No. 333-171732)).

*1(b)(2)	Form of Underwriting Agreement with respect to the senior unsecured debt securities (Exhibit 1(b) to the Registrant’s Form S-3 filed with the SEC on January 14, 2011 (No. 333-171732)).

*4(b)(1)	Articles of Incorporation and Amendments of Northern Power Corp. (renamed Northern States Power Co. (a Minnesota corporation) on Aug. 21, 2000) (Exhibit 3.01 to Form 10-12G (file no. 000-31709) dated Oct. 5, 2000).

*4(b)(2)	By-Laws of Northern States Power Co. (a Minnesota corporation) as Amended and Restated on Sept. 26, 2013 (Exhibit 3.02 to Form 10-Q/A for the quarter ended Sept. 30, 2013 (file no. 000-31387)).

4(b)(3)	Supplemental and Restated Trust Indenture, dated May 1, 1988, from Northern States Power Company to Harris Trust and Savings Bank, as Trustee, providing for the issuance of First Mortgage Bonds.

*4(b)(4)	Indentures supplemental to the Indenture referenced in Exhibit 4(b)(3) above:

Dated as of	Previous Filing: Form; Date or File No.	Exhibit No.
June 1, 1995	10-K, February 23, 2018 (001-3034)	4.11
March 1, 1998	10-K, February 23, 2018 (001-3034)	4.12
August 1, 2000	10-12G, Oct. 5, 2000 (000-31709)	4.51
July 1, 2005	8-K, July 14, 2005 (001-31387)	4.01
May 1, 2006	8-K, May 18, 2006 (001-31387)	4.01
June 1, 2007	8-K, June 19, 2007 (001-31387)	4.01
November 1, 2009	8-K, Nov. 16, 2009 (001-31387)	4.01
August 1, 2010	8-K, Aug. 14, 2010 (001-31387)	4.01
August 1, 2012	8-K, Aug. 13, 2012 (001-31387)	4.01
May 1, 2013	8-K, May 20, 2013 (001-31387)	4.01
May 1, 2014	8-K, May 13, 2014 (001-31387)	4.01
August 1, 2015	8-K, Aug. 11, 2015 (001-31387)	4.01
May 1, 2016	8-K, May 31, 2016 (001-31387)	4.01
September 1, 2017	8-K, Sept. 13, 2017 (001-31387)	4.01

*4(b)(5)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Trust Indenture referenced in Exhibit 4(b)(3) above, as supplemented (Exhibit 4(a)(3) to the Registrant’s Form S-3 filed with the SEC on January 14, 2011 (No. 333-171732)).

*4(b)(6)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(b)(5) above).

4(b)(7)	Indenture, dated July 1, 1999, between Northern States Power Company and Norwest Bank Minnesota, National Association, as Trustee, providing for the issuance of Sr. Debt Securities.

Exhibit No.	Description
*4(b)(8)	Indentures supplemental to the Indenture referenced in Exhibit 4(b)(7) above:

Dated as of	Previous Filing: Form; Date or File No.	Exhibit No.
August 18, 2000	10-12G, Oct. 5, 2000 (000-31709)	4.63

*4(b)(9)	Form of Supplemental Indenture establishing a series of senior unsecured debt securities under the Trust Indenture referenced in Exhibit 4(b)(7) above, as supplemented (Exhibit 4(b)(3) to the Registrant’s Form S-3 filed with the SEC on January 14, 2011 (No. 333-171732)).

*4(b)(10)	Form of Senior Unsecured Debt Securities (included in the Form of Supplemental Indenture in Exhibit 4(b)(9) above).

5(b)	Opinion of Scott M. Wilensky regarding the validity of certain securities.

*12(b)	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges (Exhibit 12.01 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 26, 2018 (No. 001-31387)).

23(b)(1)	Consent of Scott M. Wilensky (included in Exhibit 5(b)).

23(b)(2)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24(b)	Power of Attorney (included on the Registrant’s signature page to this Registration Statement).

25(b)(1)	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as successor Trustee under the Trust Indenture relating to first mortgage bonds referenced in Exhibit 4(b)(3) above, as supplemented.

25(b)(2)	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee under the Trust Indenture relating to debt securities referenced in Exhibit 4(b)(7) above, as supplemented.

*	Incorporated by reference.

Northern States Power Company (a Wisconsin corporation)

Exhibit No.	Description
*1(c)(1)	Form of Underwriting Agreement with respect to the first mortgage bonds (Exhibit 1.01 to the Company’s Form S-3 (No. 333-182404) filed with the SEC on June 28, 2012).

*1(c)(2)	Form of Underwriting Agreement with respect to the senior unsecured debt securities (Exhibit 1.02 to the Company’s Form S-3 (No. 333-182404) filed with the SEC on June 28, 2012).

*4(c)(1)	Amended and restated articles of incorporation of NSP-Wisconsin (Exhibit 3.01 to Form S-4 (file no. 333-112033) Jan. 21, 2004).

*4(c)(2)	By-Laws of Northern States Power Co. (a Wisconsin corporation) as Amended and Restated on Sept. 26, 2013. (Exhibit 3.02 to Form 10-Q/A for the quarter ended Sept. 30, 2013 (file no. 001-03140)).

4(c)(3)	Supplemental and Restated Trust Indenture, dated March 1, 1991, between Northern States Power Company and First Wisconsin Trust Company, providing for the issuance of First Mortgage Bonds.

*4(c)(4)	Supplemental Trust Indenture dated Sept. 1, 2003 between NSP-Wisconsin and US Bank National Association, supplementing indentures dated April 1, 1947 and March 1, 1991 (Exhibit 4.05 to Xcel Energy Form 10-Q (File No. 001-03034) for the quarter ended Sept. 30, 2003).

*4(c)(5)	Supplemental Trust Indenture dated as of Sept. 1, 2008 between NSP-Wisconsin and U.S. Bank National Association, as successor Trustee, creating $200 million principal amount of 6.375 percent First Mortgage Bonds, Series due Sept. 1, 2038 (Exhibit 4.01 of Form 8-K of NSP-Wisconsin dated Sept. 3, 2008 (File No. 001-03140)).

*4(c)(6)	Supplemental Trust Indenture dated as of Oct. 1, 2012 between NSP-Wisconsin and U.S. Bank National Association, as successor Trustee, creating $100 million principal amount of 3.700 percent First Mortgage Bonds, Series due Oct. 1, 2042 (Exhibit 4.01 of Form 8-K of NSP-Wisconsin dated Oct. 10, 2012 (File No. 001-03140)).

*4(c)(7)	Supplemental Trust Indenture dated as of June 1, 2014 between NSP-Wisconsin and U.S. Bank National Association, as successor Trustee, creating $100 million principal amount of 3.30 percent First Mortgage Bonds, Series due June 15, 2024. (Exhibit 4.01 of Form 8-K of NSP-Wisconsin dated June 23, 2014 (File No. 001-03140)).

*4(c)(8)	Supplemental Trust Indenture dated as of Nov. 1, 2017 between NSP-Wisconsin and U.S. Bank National Association, as successor Trustee, creating $100 million in aggregate principal amount of 3.75 percent First Mortgage Bonds, Series due Dec. 1, 2047 (Exhibit 4.01 of Form 8-K of NSP-Wisconsin dated Dec. 4, 2017 (file no. 001--3140)).

*4(c)(9)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Trust Indenture referenced in Exhibit 4(c)(3) above, as supplemented (Exhibit 4(a)(7) to the Company’s Form S-3 (No. 333-151868) filed with the SEC on June 24, 2008).

*4(c)(10)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(c)(8) above).

*4(c)(11)	Trust Indenture, dated September 1, 2000, between Northern States Power Company and U.S. Bank National Association, as Successor Trustee, providing for the issuance of Senior Unsecured Debt Securities (Exhibit 4.01 to the Company’s Form 8-K filed with the SEC on September 25, 2000 (No. 001-03140)).

*4(c)(12)	Form of Supplemental Indenture establishing a series of senior unsecured debt securities under the Trust Indenture referenced in Exhibit 4(c)(10) above, as supplemented (Exhibit 4(b)(3) to the Company’s Form S-3 (No. 333-151868) filed with the SEC on June 24, 2008).

Exhibit No.	Description
*4(c)(13)	Form of Senior Unsecured Debt Securities (included in the Form of Supplemental Indenture in Exhibit 4(c)(11) above).

5(c)	Opinion of James L. Altman regarding the validity of certain securities.

*12(c)	Statement of Computation of Ratio of Earnings to Fixed Charges (Exhibit 12.01 to the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2018 (No. 001-03140)).

23(c)(1)	Consent of James L. Altman (included in Exhibit 5(c)).

23(c)(2)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24(c)	Power of Attorney (included on the Registrant’s signature page to this Registration Statement).

25(c)	Form T-1 Statement of Eligibility of U.S. Bank National Association, as Successor Trustee under the Trust Indenture relating to first mortgage bonds referenced in Exhibit 4(c)(3) above and the Trust Indenture relating to the senior unsecured debt securities referenced in Exhibit 4(c)(11) above, each as supplemented.

*	Incorporated by reference.

Public Service Company of Colorado

Exhibit No.	Description
*1(d)(1)	Form of Underwriting Agreement with respect to the first mortgage bonds (Exhibit 1(a) to the Registrant’s Form S-3 filed with the SEC on October 5, 2010 (No. 333-169772)).

*1(d)(2)	Form of Underwriting Agreement with respect to the senior debt securities (Exhibit 1(b) to the Registrant’s Form S-3 filed with the SEC on October 5, 2010 (No. 333-169772)).

*4(d)(1)	Amended and Restated Articles of Incorporation dated July 15, 1998 (Exhibit 3.01 to Form 10-Q for the quarter ended Sept. 30, 2017 (file no. 001-03280)).

*4(d)(2)	By-Laws of PSCo as Amended and Restated on Sept. 26, 2013 (Exhibit 3.02 to Form 10-Q/A for the quarter ended Sept. 30, 2013 (file no. 001-03280)).

4(d)(3)	Indenture, dated as of October 1, 1993, between PSCo and Morgan Guaranty Trust Company of New York, as trustee, providing for the issuance of first mortgage bonds.

*4(d)(4)	Indentures supplemental to the Indenture referenced in Exhibit 4(d)(3) above:

Dated as of	Previous Filing: Form; Date or File No.	Exhibit No.
August 1, 2007	8-K, Aug. 14, 2007 (001-03280)	4.01
August 1, 2008	8-K, Aug. 12, 2008 (001-03280)	4.01
May 1, 2009	8-K, June 4, 2009 (001-03280)	4.01
November 1, 2010	8-K, Nov. 16, 2010 (001-03280)	4.01
August 1, 2011	8-K, Aug. 9, 2011 (001-03280)	4.01
September 1, 2012	8-K, Sept. 11, 2012 (001-03280).	4.01
March 1, 2013	8-K, March 26, 2013 (001-03280)	4.01
March 1, 2014	8-K, March 10, 2014 (001-3280)	4.01
May 1, 2015	8-K, May 12, 2015 (001-3280)	4.01
June 1, 2016	8-K, June 13, 2016 (001-3280)	4.01
June 1, 2017	8-K, June 19, 2017 (001-3280)	4.01

*4(d)(5)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Indenture referenced in Exhibit 4(d)(3) above (Exhibit 4(a)(3) to the Registrant’s Registration Statement on Form S-3 filed with the SEC on October 10, 2010 (No. 333-169772)).

*4(d)(6)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(d)(5) above).

*4(d)(7)	Indenture, dated July 1, 1999, between PSCo and The Bank of New York, providing for the issuance of Senior Debt Securities and First Supplemental Indenture dated July 15, 1999, between PSCo and The Bank of New York (Exhibits 4.1 and 4.2 to the Registrant’s Form 8-K (file no. 001-03280) dated July 13, 1999).

*4(d)(8)	Form of Supplemental Indenture establishing a series of senior debt securities under the Indenture referenced in Exhibit 4(d)(7) above (Exhibit 4(b)(3) to the Registrant’s Form S-3 filed with the SEC on October 10, 2010 (No. 333-169772)).

*4(d)(9)	Form of Senior Debt Securities (included in the Form of Supplemental Indenture referenced in Exhibit 4(d)(8) above).

5(d)	Opinion of Faegre Baker Daniels LLP regarding the validity of securities.

Exhibit No.	Description
*12(d)	Statement Regarding Computation of Ratio of Consolidated Earnings to Consolidated Fixed Charges (Exhibit 12.01 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 23, 2018 (No. 001-03280)).

23(d)(1)	Consent of Faegre Baker Daniels LLP is included in its opinion referenced in Exhibit 5(d) above.

23(d)(2)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24(d)	Power of Attorney (included on the Registrant’s signature page to this Registration Statement).

25(d)(1)	Form T-1 Statement of Eligibility of U.S. Bank National Association (formerly First Trust of New York, National Association), as Successor Trustee under the Indenture relating to first mortgage bonds referenced in Exhibit 4(d)(3) above.

25(d)(2)	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture relating to senior debt securities referenced in Exhibit 4(d)(7) above.

*	Incorporated by reference.

Southwestern Public Service Company

Exhibit No.	Description
1(e)(1)	Form of Underwriting Agreement with respect to the first mortgage bonds.

+1(e)(2)	Form of Underwriting Agreement with respect to the senior unsecured debt securities.

*4(e)(1)	Amended and Restated Articles of Incorporation dated September 30, 1997 (Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the SEC on October 27, 2017 (File No. 001-03789)).

*4(e)(2)	By-Laws of the Registrant as amended and restated on September 26, 2013 (Exhibit 3.02 to the Registrant’s Form 10-Q/A for the quarter ended September 30, 2013 filed with the SEC on November 8, 2013 (File No. 001-03789)).

*4(e)(3)	Indenture dated as of August 1, 2011 between Southwestern Public Service Company and U.S. Bank National Association, as Trustee, providing for the issuance of First Mortgage Bonds (Exhibit 4.01 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 10, 2011 (File No. 001-03789)).

*4(e)(4)	Supplemental Indenture No. 1 dated as of August 3, 2011 between Southwestern Public Service Company and U.S. Bank National Association, as Trustee, creating up to $1.2 billion principal amount of 4.50% First Mortgage Bonds, Series No. 1 due 2041 (Exhibit 4.02 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 10, 2011 (File No. 001-03789)).

*4(e)(5)	Supplemental Indenture No. 3 dated as of June 1, 2014 between Southwestern Public Service Company and U.S. Bank National Association, as Trustee, creating up to $500 million principal amount of 3.30% First Mortgage Bonds, Series No. 3 due 2024. (Exhibit 4.02 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 9, 2014 (File No. 001-03789)).

*4(e)(6)	Supplemental Indenture No. 4 dated as of August 1, 2016 between Southwestern Public Service Company and U.S. Bank National Association, as Trustee, creating up to $800 million principal amount of 3.40% First Mortgage Bonds, Series No. 4 due 2046 (Exhibit 4.02 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 12, 2016 (File No. 001-03789)).

*4(e)(7)	Supplemental Indenture No. 5 dated as of August 1, 2017 between Southwestern Public Service Company and U.S. Bank National Association, as Trustee, creating up to $800 million principal amount of 3.70% First Mortgage Bonds, Series No. 5 due 2047 (Exhibit 4.02 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 9, 2017 (File No. 001-03789)).

*4(e)(8)	Form of Supplemental Indenture establishing a series of first mortgage bonds under the Indenture referenced in Exhibit 4(e)(3) above, as supplemented. (Exhibit 4.05 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on June 3, 2011 (File No. 333-174693)).

*4(e)(9)	Form of First Mortgage Bonds (included in the Form of Supplemental Indenture referenced in Exhibit 4(e)(8) above).

*4(e)(10)	Indenture dated as of February 1, 1999 between Southwestern Public Service Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, providing for the issuance of Debt Securities (Exhibit 4.04 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on June 3, 2011 (File No. 333-174693)).

*4(e)(11)	Third Supplemental Indenture dated October 1, 2003 to the indenture dated February 1, 1999 between Southwestern Public Service Company and JPMorgan Chase Bank, as successor Trustee, creating $100 million principal amount of Series C Notes, 6% due 2033 and $100 million principal amount of Series D Notes, 6% due 2033 (Exhibit 4.04 to Xcel Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the SEC on November 13, 2003 (File No. 001-03034)).

Exhibit No.	Description
*4(e)(12)	Fourth Supplemental Indenture dated October 1, 2006 between Southwestern Public Service Company and The Bank of New York, as successor Trustee, creating $200 million principal amount of Series E Senior Notes, 5.60% due 2016 and $250 million principal amount of Series F Senior Notes, 6% due 2036 (Exhibit 4.01 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 5, 2006 (File No. 001-03789)).

*4(e)(13)	Form of Supplemental Indenture establishing a series of senior unsecured debt securities under the Indenture referenced in Exhibit 4(e)(10) above, as supplemented (Exhibit 4.06 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on June 3, 2011 (File No. 333-174693)).

*4(e)(14)	Form of Senior Unsecured Debt Securities (included in the Form of Supplemental Indenture in Exhibit 4(e)(13) above).

5(e)(1)	Opinion of Faegre Baker Daniels LLP as to the legality of the securities.

5(e)(2)	Opinion of Brownstein Hyatt Farber Schreck, LLP as to the legality of the securities.

5(e)(3)	Opinion of Graves, Dougherty, Hearon & Moody, P.C. as to the legality of the securities.

*12(e)	Statement of Computation of Ratio of Earnings to Fixed Charges. (Exhibit 12.01 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 23, 2018 (File No. 001-03789)).

23(e)(1)	Consent of Faegre Baker Daniels LLP (included in Exhibit 5(e)(1)).

23(e)(2)	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5(e)(2)).

23(e)(3)	Consent of Graves, Dougherty, Hearon & Moody, P.C. (included in Exhibit 5(e)(3)).

23(e)(4)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24(e)	Power of Attorney (included on the Registrant’s signature page to this Registration Statement).

25(e)(1)	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Indenture relating to First Mortgage Bonds referenced in Exhibit 4(e)(3) above.

25(e)(2)	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as successor trustee under the Indenture relating to Senior Unsecured Debt Securities referenced in Exhibit 4(e)(10) above.

*	Incorporated by reference.
+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable.

Item 17. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each of the undersigned registrants hereby undertakes, if applicable, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes to file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Xcel Energy Inc.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on April 18, 2018.

XCEL ENERGY INC.

By:	/s/ Robert C. Frenzel
Robert C. Frenzel
Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ben Fowke	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2018

/s/ Robert C. Frenzel Robert C. Frenzel	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	April 18, 2018

/s/ Jeffery S. Savage Jeffery S. Savage	Senior Vice President, Controller (Principal Accounting Officer)	April 18, 2018

* Richard K. Davis	Director	April 18, 2018

* Richard T. O’Brien	Director	April 18, 2018

* David K. Owens	Director	April 18, 2018

* Christopher J. Policinski	Director	April 18, 2018

* James Prokopanko	Director	April 18, 2018

* A. Patricia Sampson	Director	April 18, 2018

Signature	Title	Date

* James J. Sheppard	Director	April 18, 2018

* David A. Westerlund	Director	April 18, 2018

* Kim Williams	Director	April 18, 2018

* Timothy V. Wolf	Director	April 18, 2018

* Daniel Yohannes	Director	April 18, 2018

*By:	/s/ Scott Wilensky
(Attorney-in-Fact)

April 18, 2018

Northern States Power Company (a Minnesota corporation)

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 18, 2018.

NORTHERN STATES POWER COMPANY (a Minnesota corporation)

By:	/s/ Robert C. Frenzel
Robert C. Frenzel
Executive Vice President, Chief Financial Officer and Director

Each person whose signature appears below appoints Ben Fowke, Robert C. Frenzel and Jeffery S. Savage, or any of them, the undersigned’s true and lawful attorney with full power to sign in the undersigned’s name in the capacity indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-3 of Northern States Power Company (a Minnesota corporation), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in the undersigned’s name and behalf in the undersigned’s capacity as an officer and/or director to enable Northern States Power Company (a Minnesota corporation) to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm his or her signature as it may be signed by the undersigned’s said attorney.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ben Fowke Ben Fowke	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2018

/s/ Robert C. Frenzel Robert C. Frenzel	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 18, 2018

/s/ Jeffery S. Savage Jeffery S. Savage	Senior Vice President, Controller (Principal Accounting Officer)	April 18, 2018

/s/ Christopher B. Clark Christopher B. Clark	President and Director	April 18, 2018

/s/ David L. Eves David L. Eves	Director	April 18, 2018

Northern States Power Company (a Wisconsin corporation)

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 18, 2018.

NORTHERN STATES POWER COMPANY (a Wisconsin corporation)

By:	/s/ Robert C. Frenzel
Robert C. Frenzel
Executive Vice President, Chief Financial Officer and Director

Each person whose signature appears below appoints Ben Fowke, Robert C. Frenzel and Jeffery S. Savage, or any of them, the undersigned’s true and lawful attorney with full power to sign in the undersigned’s name in the capacity indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-3 of Northern States Power Company (a Wisconsin corporation), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in the undersigned’s name and behalf in the undersigned’s capacity as an officer and/or director to enable Northern States Power Company (a Wisconsin corporation) to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm his or her signature as it may be signed by the undersigned’s said attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ben Fowke Ben Fowke	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2018

/s/ Robert C. Frenzel Robert C. Frenzel	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 18, 2018

/s/ Jeffery S. Savage Jeffery S. Savage	Senior Vice President, Controller (Principal Accounting Officer)	April 18, 2018

/s/ Mark E. Stoering Mark E. Stoering	President and Director	April 18, 2018

/s/ David L. Eves David L. Eves	Director	April 18, 2018

Public Service Company of Colorado

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 18, 2018.

PUBLIC SERVICE COMPANY OF COLORADO

By:	/s/ Robert C. Frenzel
Robert C. Frenzel
Executive Vice President, Chief Financial Officer and Director

Each person whose signature appears below appoints Ben Fowke, Robert C. Frenzel and Jeffery S. Savage, or any of them, the undersigned’s true and lawful attorney with full power to sign in the undersigned’s name in the capacity indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-3 of Public Service Company of Colorado, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in the undersigned’s name and behalf in the undersigned’s capacity as an officer and/or director to enable Public Service Company of Colorado to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm his or her signature as it may be signed by the undersigned’s said attorney.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ben Fowke Ben Fowke	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2018

/s/ Robert C. Frenzel Robert C. Frenzel	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 18, 2018

/s/ Jeffery S. Savage Jeffery S. Savage	Senior Vice President, Controller (Principal Accounting Officer)	April 18, 2018

/s/ David L. Eves David L. Eves	President and Director	April 18, 2018

Southwestern Public Service Company

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 18, 2018.

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:	/s/ Robert C. Frenzel
Robert C. Frenzel
Executive Vice President, Chief Financial Officer and Director

Each person whose signature appears below appoints Ben Fowke, Robert C. Frenzel and Jeffery S. Savage, or any of them, the undersigned’s true and lawful attorney with full power to sign in the undersigned’s name in the capacity indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-3 of Southwestern Public Service Company, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in the undersigned’s name and behalf in the undersigned’s capacity as an officer and/or director to enable Southwestern Public Service Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm his or her signature as it may be signed by the undersigned’s said attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ben Fowke Ben Fowke	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2018

/s/ Robert C. Frenzel Robert C. Frenzel	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 18, 2018

/s/ Jeffery S. Savage Jeffery S. Savage	Senior Vice President, Controller (Principal Accounting Officer)	April 18, 2018

/s/ David T. Hudson David T. Hudson	President and Director	April 18, 2018

/s/ David L. Eves David L. Eves	Director	April 18, 2018